Exhibit 10.1

Execution Version

SERIES B PREFERRED UNIT

PURCHASE AGREEMENT

among

BLACK STONE MINERALS, L.P.

and

MINERAL ROYALTIES ONE, L.L.C.

November 22, 2017

ii

iii

SERIES B PREFERRED UNIT PURCHASE AGREEMENT

This SERIES B PREFERRED UNIT PURCHASE AGREEMENT, dated as of November 22, 2017 (this “Agreement”), is entered into by and among BLACK STONE MINERALS, L.P., a Delaware limited partnership (the “Partnership”), and Mineral Royalties One, L.L.C., a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Partnership desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Partnership, the Purchased Units (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership has agreed to provide the Purchaser with certain registration rights with respect to the Purchased Units, the PIK Units (as defined below) and the Conversion Units (as defined below).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Partnership Entities, on the one hand, and the Purchaser, on the other, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by the Purchaser or its Affiliates, shall be considered an Affiliate of the Purchaser.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Amendment No. 2” has the meaning specified in Section 2.06(a)(ii).

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“BSM SEC Documents” means the Partnership’s forms, registration statements, reports, schedules and statements filed by it under the Exchange Act or the Securities Act, as applicable.

“Closing” has the meaning specified in Section 2.02.

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“Closing Date” means the date on which the Closing occurs.

“Code” has the meaning specified in Section 3.16.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means common units representing limited partner interests in the Partnership.

“Confidentiality Agreement” means the confidentiality agreement entered into by the Partnership and Carlyle Investment Management L.L.C., dated as of October 31, 2017, as may be amended from time to time.

“Consent” has the meaning specified in Section 3.14.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Units” means the Common Units issuable upon conversion of the Purchased Units or the PIK Units.

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement, among Black Stone Minerals Company, L.P., as Borrower, Black Stone Minerals, L.P., as Parent MLP, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and Compass Bank, as Co-Syndication Agents, ZB Bank, N.A., dba Amegy Bank, National Association, as Documentation Agent, and the lenders signatory thereto, dated as of November 1, 2017.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Drop-Dead Date” means December 5, 2017.

“Environmental Laws” has the meaning specified in Section 3.25.

“ERISA” has the meaning specified in Section 3.26.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Funding Obligation” means, with respect to the Purchaser, an amount equal to the Series B Preferred Unit Purchase Price multiplied by the number of Purchased Units to be purchased by the Purchaser on the Closing Date pursuant to Section 2.01.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the financial statements of the Partnership prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

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“General Partner” means Black Stone Minerals GP, L.L.C., a Delaware limited liability company and the general partner of the Partnership.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership Entities or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.03(b).

“Indemnifying Party” has the meaning specified in Section 6.03(b).

“Knowledge” means, with respect to the Partnership or the Partnership Parties, the actual knowledge, after reasonable inquiry, of Thomas L. Carter, Jr., Jeffrey P. Wood, Holbrook F. Dorn or Brock Morris.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, security interest, security agreement, conditional sale, trust receipt, charge or claim or a lease, consignment or bailment, preference or priority, assessment, deed of trust, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has had or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), business, prospects, Properties, assets or results of operations of the Partnership Entities, taken as a whole or (b) the ability of any of the Partnership Entities, as applicable, to perform its obligations under the Transaction Documents; provided, however, that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the Partnership Entities operates (including, for the avoidance of doubt, adverse changes (A) in commodity prices, (B) in capital spending by energy sector participants or their customers, (C) in production profiles in oil and gas producing basins in North America and (D) otherwise associated with the effects of distress in the energy sector as of the date of this Agreement and the resulting effect on the Partnership Entities, taken as a whole), (ii) any deterioration in the condition of the capital markets or any inability on the part of the Partnership Entities to access the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency, acts of war (whether or not declared) or the occurrence of any other calamity or crisis, including acts of terrorism, (iv) any change in accounting requirements or principles imposed upon the Partnership Entities or their respective businesses or any change in applicable Law, or the interpretation

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thereof, other than a change that would result in the Partnership being treated as a corporation for United States federal tax purposes, (v) any change in the credit rating and/or outlook of any of the Partnership Entities or any of their securities (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vi) changes in the market price or trading volume of the Common Units (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred) or (vii) any failure of the Partnership to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Material Adverse Effect has occurred), except, with respect to clauses (i), (ii), (iii) and (iv), to the extent that such Partnership Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants.

“Material Subsidiaries” means the Subsidiaries of the Partnership listed on Schedule A.

“Mineral Interests” has the meaning specified in Section 3.30.

“Money Laundering Laws” has the meaning specified in Section 3.34.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“Noble Purchase Agreement” means a Purchase and Sale Agreement, substantially in the form attached hereto as Exhibit D, entered into on November 22, 2017, by and among Noble Energy Inc., a Delaware corporation, Noble Energy Wyco, LLC, a Delaware limited liability company, Noble Energy US Holdings, LLC, a Delaware limited liability company, Rosetta Resources Operating LP, a Delaware limited partnership, and Black Stone Minerals Company, L.P., a Delaware limited partnership.

“NSAI” has the meaning specified in Section 3.38.

“NYSE” means the New York Stock Exchange.

“OFAC” has the meaning specified in Section 3.35.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 6, 2015, as amended and supplemented from time to time in accordance with the terms thereof (including, as the context requires, by Amendment No. 2 and the Supplemental Terms Annex).

“Partnership Entities” means, collectively, the Partnership Parties and the Material Subsidiaries.

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“Partnership Parties” means, collectively, the General Partner and the Partnership.

“Partnership Related Parties” has the meaning specified in Section 6.02.

“Permit” has the meaning specified in Section 3.28.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“PIK Units” means any additional Series B Preferred Units issued by the Partnership to the Purchaser as in-kind distributions pursuant to the Supplemental Terms Annex.

“Placement Agents” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc.

“Placement Agent Fees” means the fees that the Partnership is obligated to pay to the Placement Agents upon Closing.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchased Units” has the meaning specified in Section 2.01.

“Purchaser” has the meaning specified in the introductory paragraph of this Agreement.

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between the Partnership and the Purchaser, substantially in the form attached hereto as Exhibit C.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Rights-of-Way” has the meaning specified in Section 3.31.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Units” has the meaning specified in Section 3.02(a).

“Series B Preferred Unit Purchase Price” has the meaning specified in Section 2.01.

“Series B Preferred Units” means the Partnership’s Series B Cumulative Convertible Preferred Units and PIK Units.

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“Subordinated Units” has the meaning specified in Section 3.02(a).

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Supplemental Terms Annex” has the meaning specified in Section 2.06(a)(ii).

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem, value added, production or severance taxes, escheat obligations, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code (or any similar provisions of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract.

“Third-Party Claim” has the meaning specified in Section 6.03(b).

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, Amendment No. 2 (including the Supplemental Terms Annex) and any and all other agreements or instruments executed and delivered to the Purchaser by the Partnership or the General Partner hereunder or thereunder, as applicable.

“VCOC Letter” means a management rights letter executed by the Partnership, substantially in the form attached hereto as Exhibit E.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Partnership and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

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ARTICLE II.

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, the Purchaser hereby agrees to purchase from the Partnership, and the Partnership hereby agrees to issue and sell to the Purchaser, 14,711,219 Series B Preferred Units (the “Purchased Units”) for a cash purchase price of $20.3926 per Purchased Unit (the “Series B Preferred Unit Purchase Price”) less applicable expenses referred to in Section 8.01.

Section 2.02 Closing. The consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place (a) on the day on which the conditions set forth in Section 2.03, Section 2.04 and Section 2.05 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement, or (b) at such other time and place as the Partnership and the Purchaser may agree. The Closing shall take place at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103 (or such other location as agreed to by the Partnership and the Purchaser).

Section 2.03 Mutual Conditions. The respective obligations of each party to consummate the purchase and sale of the Purchased Units at the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(c) the closing of the transactions contemplated by, and materially in accordance with the terms and conditions of, the Noble Purchase Agreement shall have occurred, or shall occur concurrently with the Closing.

Section 2.04 Conditions to the Purchaser’s Obligations. The obligation of the Purchaser to consummate its purchase of Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.13, Section 3.16 or Section 3.18 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

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(b) the Partnership shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(c) the NYSE shall have authorized, upon official notice of issuance, the listing of the Conversion Units;

(d) no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(e) there shall not have occurred a Material Adverse Effect; and

(f) the Partnership shall have delivered, or caused to be delivered, to the Purchaser the Partnership’s closing deliveries described in Section 2.06(a), as applicable.

Section 2.05 Conditions to the Partnership’s Obligations. The obligation of the Partnership to consummate the sale and issuance of the Purchased Units to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(b) the Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date; and

(c) the Purchaser shall have delivered, or caused to be delivered, to the Partnership the Purchaser’s closing deliveries described in Section 2.06(b), as applicable.

Section 2.06 Deliveries at the Closing.

(a) Deliveries of the Partnership. At the Closing, the Partnership shall deliver, or cause to be delivered, to the Purchaser:

(i) an opinion from Vinson & Elkins L.L.P., counsel for the Partnership, in substantially the form attached hereto as Exhibit A, which shall be addressed to the Purchaser and dated the Closing Date;

(ii) a fully executed copy of Amendment No. 2 to the Partnership Agreement adopting the Supplemental Terms Annex B to the Partnership Agreement, substantially in the form attached hereto as Exhibit B (“Amendment No. 2” and such annex, the “Supplemental Terms Annex”);

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(iii) an executed counterpart of the Registration Rights Agreement;

(iv) a fully executed “Supplemental Listing Application” approving the Conversion Units for listing by the NYSE;

(v) evidence of issuance of the Purchased Units credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing a restrictive notation meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under this Agreement, the Partnership Agreement or the Delaware LP Act and applicable federal and state securities Laws and those created by the Purchaser;

(vi) a certificate of the Secretary of the General Partner, on behalf of the Partnership, dated the Closing Date, certifying as to and attaching (A) the certificate of limited partnership of the Partnership, (B) the Partnership Agreement, (C) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, the PIK Units and the Conversion Units, and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Partnership or the General Partner, as applicable, setting forth the name and title and bearing the signatures of such officers;

(vii) a certificate of the Secretary of State of each applicable state, dated within ten (10) Business Days prior to the Closing Date, to the effect that each of the Partnership Entities is in good standing in its jurisdiction of formation;

(viii) a certificate of the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of the Partnership, dated the Closing Date, certifying, in their applicable capacities, to the effect that the conditions set forth in Section 2.03(c), Section 2.04(a) and Section 2.04(b) have been satisfied;

(ix) a cross-receipt executed by the Partnership and delivered to the Purchaser certifying as to the amounts that it has received from the Purchaser;

(x) an executed counterpart of the VCOC Letter; and

(xi) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

(b) Deliveries of the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Partnership:

(i) a counterpart of the Registration Rights Agreement, which shall have been duly executed by the Purchaser;

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(ii) a cross-receipt executed by the Purchaser and delivered to the Partnership certifying that it has received from the Partnership the number of Purchased Units to be received by the Purchaser in connection with the Closing;

(iii) a certificate of an authorized officer of the Purchaser, dated the Closing Date, in his or her applicable capacity, to the effect that the conditions set forth in Section 2.05(a) and Section 2.05(b) have been satisfied;

(iv) payment of the Funding Obligation, less applicable expenses referred to in Section 8.01, payable by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Partnership;

(v) a duly executed Internal Revenue Service Form W-9 from the Purchaser;

(vi) a counterpart of the VCOC Letter, which shall have been duly executed by the Purchaser; and

(vii) such other documents relating to the transactions contemplated by this Agreement as the Partnership or its counsel may reasonably request.

Section 2.07 Further Assurances. From time to time after the date hereof, without further consideration, the Partnership and the Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES AND

COVENANTS RELATED TO THE PARTNERSHIP

The Partnership represents and warrants to and covenants with the Purchaser as follows:

Section 3.01 Existence.

(a) Each of the Partnership Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the Laws of its jurisdiction of incorporation or formation, with full corporate, limited partnership or limited liability company power and authority to own, lease and operate its Properties and to conduct its business as described in the BSM SEC Documents and (i) to execute and deliver this Agreement and the other Transaction Documents to which such Partnership Entity is a party and consummate the transactions contemplated hereby and thereby, (ii) in the case of the Partnership, to issue, sell and deliver the Purchased Units and (iii) in the case of the General Partner, to act as the general partner of the Partnership.

(b) Each of the Partnership Entities is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its Properties or the conduct of its business requires such qualification, except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) constitute a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

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(c) The Organizational Documents of each of the Partnership Entities have been, and in the case of Amendment No. 2 and the Supplemental Terms Annex, at the Closing will be, duly authorized, executed and delivered by any Partnership Entity party thereto and are, and in the case of Amendment No. 2 and the Supplemental Terms Annex, at the Closing will be, valid and legally binding agreements of the applicable Partnership Entity, enforceable against such Partnership Entity thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.02 Capitalization and Valid Issuance of Units.

(a) As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 103,398,042 Common Units, 95,388,424 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) and 26,363 Series A preferred units representing limited partner interests in the Partnership (the “Series A Preferred Units”). As of the date hereof, the Series A Preferred Units are convertible into 800,017 Common Units and 1,047,810 Subordinated Units, and there are 11,898,873 Common Units remaining available for issuance under the Partnership’s long-term incentive plan, not including any Common Units subject to performance unit awards under the Partnership’s long-term incentive plan. All outstanding Common Units, Subordinated Units, Series A Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). As of the date hereof, other than the outstanding Series A Preferred Units, there are no, and as of the Closing Date, there will be no, limited partner interests of the Partnership that are senior to or pari passu with, in right of distribution, the Series B Preferred Units.

(b) The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or the Delaware LP Act.

(c) The Purchased Units and the limited partner interests represented thereby will be duly authorized by the Partnership pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities Laws, (ii) with respect to the Purchaser’s Purchased Units and the limited partner interests represented thereby, such Liens as are created by the Purchaser and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

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(d) There are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Units or any other securities of the Partnership; and, except (i) for the Purchased Units to be issued pursuant to this Agreement, (ii) for awards issued pursuant to the Partnership’s long-term incentive plans or (iii) as disclosed in the BSM SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

(e) Upon issuance in accordance with this Agreement and the Partnership Agreement, the PIK Units and the Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities Laws, (ii) with respect to the Purchaser’s PIK Units and Conversion Units, such Liens as are created by the Purchaser and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

Section 3.03 Ownership of the Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Material Subsidiary), and are fully paid (in the case of an interest in a corporation, limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except as such nonassessability may be affected by the applicable Law of such Material Subsidiary’s jurisdiction of formation), and (b) are wholly-owned, directly or indirectly, by the Partnership, free and clear of all Liens, except (i) restrictions on transferability in the Organizational Documents of such Material Subsidiary or as described in the BSM SEC Documents or (ii) Liens created or arising under the Credit Agreement. As of the date hereof, the Subsidiaries of the Partnership other than the Material Subsidiaries and the General Partner would not have, individually or in the aggregate, accounted for (i) more than 10% of the total assets of the Partnership and its Subsidiaries, taken as a whole, as of the most recent fiscal year end or (ii) more than 10% of the net income of the Partnership and its Subsidiaries, taken as a whole, for the most recent fiscal year.

Section 3.04 BSM SEC Documents. Since January 1, 2017, the Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act have been filed with the Commission on a timely basis. The BSM SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent BSM SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

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Section 3.05 Financial Statements.

(a) The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the BSM SEC Documents, (i) comply as to form in all material respects with the applicable accounting requirements, rules and regulations under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted because they are not required, significant or applicable or the information is included in the financial statements or related notes), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, in each case except to the extent disclosed therein. The other financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained or incorporated by reference in the BSM SEC Documents has been derived from the accounting records of the Partnership Entities, and fairly presents in all material respects the information purported to be shown thereby. Nothing has come to the attention of the Partnership that has caused it to believe that the statistical and market-related data included in the BSM SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects as of the date on which the applicable BSM SEC Documents were filed.

(b) Since the date of the most recent balance sheet of the Partnership audited by the Partnership’s auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the BSM SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects, and (ii) based on an annual evaluation of disclosure controls and procedures, the Partnership is not aware of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

Section 3.06 Independent Registered Public Accounting Firms. Each of BDO USA, LLP and Ernst and Young LLP, which has audited the financial statements contained or incorporated by reference in the BSM SEC Documents, is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). Ernst & Young LLP has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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Section 3.07 No Material Adverse Effect. Since December 31, 2016, except as described in the BSM SEC Documents, there has not been any Material Adverse Effect.

Section 3.08 No Registration Required. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV, the issuance and sale of the Purchased Units to the Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s Knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.09 No Restrictions or Registration Rights. Except as described in the Partnership Agreement, there are no restrictions upon the voting or transfer of, any equity securities of the Partnership. Except for such rights that have been waived or as expressly set forth in the Registration Rights Agreement, neither the offering nor sale of the Purchased Units as contemplated by this Agreement or the Partnership’s entry into the Registration Rights Agreement gives rise to or conflicts with any rights for or relating to the registration of any Purchased Units or other securities of the Partnership.

Section 3.10 Litigation. Except as described in the BSM SEC Documents, there are no actions, suits, claims, investigations, orders, injunctions or proceedings pending or, to the Knowledge of the Partnership Parties, threatened or contemplated, to which any Partnership Entity or any of their respective directors or officers is or would be a party or to which any of their respective Properties is or would be subject at law or in equity, before or by any Governmental Authority, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), which would, individually or in the aggregate, if resolved adversely to any Partnership Entity, constitute a Material Adverse Effect, or which challenge the validity of any of the Transaction Documents or the right of either of the Partnership or the General Partner to enter into any of the Transaction Documents or to consummate the transactions contemplated thereby.

Section 3.11 No Defaults. No Partnership Entity is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (a) any of its Organizational Documents, (b) any Contract to which it is a party or by which it or any of its Properties may be bound or affected, (c) any Law, (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (e) any decree, judgment or order applicable to it or any of its Properties, except in the case of clauses (b) through (e) for any such breaches, violations or defaults that would not, individually or in the aggregate, constitute a Material Adverse Effect.

Section 3.12 No Conflicts. The issuance and sale by the Partnership of the Purchased Units, the application of the proceeds thereof, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a

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default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien (other than Liens arising under or in connection with the Credit Agreement) on any Property or assets of any Partnership Entity pursuant to (a) the Organizational Documents of any of the Partnership Entities, (b) any Contract to which any of the Partnership Entities is a party or by which any of the Partnership Entities or any of their respective Properties may be bound or affected, (c) any Law, (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (e) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective Properties, except in the cases of clauses (b) through (e) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, constitute a Material Adverse Effect.

Section 3.13 Authority; Enforceability. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their partners or members for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Transaction Documents and the Noble Purchase Agreement and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchaser. Each of the Transaction Documents and the Noble Purchase Agreement has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closing, will be, validly executed and delivered by the applicable Partnership Entity and, to the Knowledge of the Partnership Parties, the other parties thereto. Each of the Transaction Documents and the Noble Purchase Agreement constitutes, or will constitute, the legal, valid and binding obligations of the applicable Partnership Entity and, to the Knowledge of the Partnership Parties, each of the parties thereto, in each case enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.14 Approvals. No approval, authorization, consent, waiver, license, qualification, written exemption from, or order of or filing with any Governmental Authority, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of any of the Partnership Entities (each, a “Consent”), is required in connection with the issuance and sale of the Purchased Units by the Partnership, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Partnership Entities party hereto or thereto and the consummation by the Partnership Entities of the transactions contemplated hereby or thereby, other than Consents (a) required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, (b) required under the state securities or “Blue Sky” Laws, (c) that have been, or prior to the Closing Date will be, obtained and (d) Consents, the absence or omission of which would not, individually or in the aggregate, constitute a Material Adverse Effect.

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Section 3.15 Distribution Restrictions. No Partnership Entity is prohibited, or as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other Partnership Entity any loans or advances or from transferring any Property to the Partnership or any other Partnership Entity, except (a) pursuant to the Credit Agreement, (b) such prohibitions mandated by the Laws of each such Partnership Entity’s state of formation and the terms of any such Partnership Entity’s Organizational Documents or (c) where such prohibition would not constitute a Material Adverse Effect.

Section 3.16 MLP Status. For each taxable year since the Partnership has been publicly traded within the meaning of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership has met the gross income requirements of Section 7704(c)(2) of the Code and has otherwise satisfied the requirements for treatment as a partnership for U.S. federal income tax purposes. The Partnership expects to meet these requirements for its current taxable year and following the consummation of the transactions contemplated by the Noble Purchase Agreement and the Transaction Documents.

Section 3.17 Investment Company Status. None of the Partnership Entities is, and immediately after the sale of the Purchased Units hereunder and the application of the net proceeds from such sale none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

Section 3.18 Certain Fees. Except for the Placement Agent Fees, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Partnership with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Partnership Entities. The Partnership agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership Entities or alleged to have been incurred by the Partnership Entities in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.19 Labor and Employment Matters. No labor disturbance by or with the employees of any of the Partnership Entities exists, or, to the Knowledge of the Partnership, is contemplated or threatened that could reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

Section 3.20 Insurance. The Partnership Entities maintain insurance covering the Properties, operations, personnel and businesses of the Partnership Entities as such Partnership Entities reasonably deem adequate; such insurance insures against losses and risks to an extent which is reasonably adequate, in accordance with customary industry practice, to protect the Partnership Entities and their respective businesses in a commercially reasonable manner; all such

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insurance is fully in force on the date hereof; and the Partnership Entities have no reason to believe that they will not be able to renew such insurance as and when such insurance expires, except for such insurance for which the failure to be outstanding and duly in force would not constitute a Material Adverse Effect; and no Partnership Entity has received notice from any insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

Section 3.21 Internal Controls. The Partnership Entities, taken as a whole, maintain a system of internal accounting controls that comply with the requirements of the Exchange Act sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.22 Disclosure Controls and Procedures. (a) To the extent required by Rule 13a-15 under the Exchange Act, each of the Partnership Entities has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, (b) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act and recorded, processed, summarized and reported with the time period specified in the Commission’s rules and forms, is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (c) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Additionally, the Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures as of the end of the most recently completed fiscal quarter covered by the Partnership’s periodic reports.

Section 3.23 Sarbanes-Oxley. The Partnership and, to the Partnership’s Knowledge, the General Partner’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.24 Listing and Maintenance Requirements. The Common Units are listed on the NYSE, and the Partnership has not received any notice of delisting. The issuance and sale of the Purchased Units and issuance of Common Units upon conversion of the Purchased Units do not contravene NYSE rules and regulations.

Section 3.25 Environmental Compliance. (i) Each of the Partnership Parties is in compliance with all applicable Laws of any Governmental Authority relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or

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toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) no Partnership Party has received notice or otherwise has Knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect. Except as described in the BSM SEC Documents, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Parties under Environmental Laws in which a Governmental Authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Parties is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Parties and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws.

Section 3.26 ERISA Compliance. None of the following events has occurred or exists with respect to any of the Partnership Entities: (a) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period, and which would constitute a Material Adverse Effect, (b) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees of or seconded to the Partnership Entities that would constitute a Material Adverse Effect or (c) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of or seconded to the Partnership Entities by any such Partnership Entity that would constitute a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to any of the Partnership Entities that would constitute a Material Adverse Effect: (w) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year compared to the amount of such contributions made by the Partnership Entities in the most recently completed fiscal year, (x) an increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year, (y) any event or condition giving rise to a liability under Title IV of ERISA or (z) the filing of a claim by one or more employees of, former employees of, or employees seconded to the Partnership Entities related to its or their employment. For purposes of this Section 3.26 only, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any Partnership Entity may have any liability.

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Section 3.27 Tax Returns; Taxes. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, (a) each of the Partnership Entities has prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate, (b) each of the Partnership Entities has timely paid all Taxes that are required to be paid by any of them, (c) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of any Taxes pending or threatened in writing nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against any Partnership Entity, and (d) all Taxes required to be withheld by any Partnership Entity have been withheld and paid over to the appropriate Tax authority (except in the case of this clause (d) or clause (a) or (b) above, with respect to matters contested in good faith and for which adequate reserves have been established on the Partnership’s financial statements included or incorporated by reference in the BSM SEC Documents). None of the Partnership Entities has entered into any transaction that, as of the date of this Agreement, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

Section 3.28 Permits. Except as described in the BSM SEC Documents, and excluding Permits addressed under Section 3.25, (a) each of the Partnership Entities has all necessary licenses, authorizations, permits, variances, waivers, exemptions, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable Law, and has obtained all necessary Permits from other persons, in order to conduct its business and own its Properties as such business is currently conducted and such Properties are currently owned, except for such Permits the absence or omission of which would not, individually or in the aggregate, constitute a Material Adverse Effect; (b) no Partnership Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any Law applicable to such Partnership Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, constitute a Material Adverse Effect; and (c) each of the Partnership Entities is in compliance with all such Permits, except for any failure to comply with such Permits that would not, individually or in the aggregate, constitute a Material Adverse Effect.

Section 3.29 Required Disclosures and Descriptions. There are no legal or governmental proceedings (including an audit or examination by any taxing authority) pending or, to the Knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective Properties is subject, that are required to be described in the BSM SEC Documents but are not described as required, and there are no Contracts that are required to be described in the BSM SEC Documents or to be filed as an exhibit to the BSM SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 3.30 Title to Property. Except as disclosed in the BSM SEC Documents, each of the Partnership Entities has (i) good and marketable title to the interests in the oil and natural gas properties underlying the estimates of proved reserves contained in BSM SEC Documents (the “Mineral Interests”) and (ii) good and marketable or indefeasible title to all other real and personal property reflected in the BSM SEC Documents as assets owned by it, in each case of (i) and (ii) above, free and clear of all liens, encumbrances and defects except such as (x) are described

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in the BSM SEC Documents, (y) arise under or in connection with the Credit Agreement or (z) do not materially affect the value of the Properties of the Partnership Entities, taken as a whole, and do not interfere in any material respect with the use made or proposed to be made of such Properties by the Partnership Entities, taken as a whole.

Section 3.31 Rights-of-Way. Each Partnership Entity, directly or indirectly, has such consents, easements, rights-of-way or licenses from any Person (“Rights-of-Way”) as are necessary to enable it to conduct its business in the manner described in the BSM SEC Documents, subject to such qualifications as may be set forth in the BSM SEC Documents, except for (a) qualifications, reservations and encumbrances that would not, individually or in the aggregate, constitute a Material Adverse Effect and (b) such Rights-of-Way the absence or omission of which would not, individually or in the aggregate, constitute a Material Adverse Effect; and, except as described in the BSM SEC Documents or as would not interfere with the consummation of the transactions contemplated hereby, none of such Rights-of-Way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

Section 3.32 Form S-3 Eligibility. The Partnership is eligible to register the Series B Preferred Units and the Conversion Units for resale by the Purchaser under Form S-3 promulgated under the Securities Act.

Section 3.33 No Unlawful Payments. No Partnership Entity, nor to the Knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) has made any direct or indirect unlawful payment from corporate funds to any foreign or domestic government official or employee, (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.34 Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator or non-governmental authority involving the Partnership Entities with respect to Money Laundering Laws is pending or, to the Knowledge of the Partnership Parties, threatened.

Section 3.35 OFAC. No Partnership Entity nor, to the Knowledge of the Partnership Parties, any director, officer, agent, employee, controlled affiliate or any other Person acting on behalf of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any other Person, to finance the activities of any Person currently subject to any U.S. sanctions administered by OFAC or in a manner that will result in any Person violating such sanctions.

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Section 3.36 Related Party Transactions. Except as described in the BSM SEC Documents, no Partnership Entity has, directly or indirectly (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its Affiliates, or to or for any family member or Affiliate of any director or executive officer of the General Partner or its Affiliates or (b) made any material modification to the term of any personal loan to any director or executive officer of the General Partner or its Affiliates, or any family member or Affiliate of any director or executive officer of the General Partner or its Affiliates.

Section 3.37 No Side Agreements. There are no binding agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents and the Confidentiality Agreement.

Section 3.38 Reserve Engineer Independence. Netherland, Sewell & Associates, Inc. (“NSAI”), a reserve engineer that prepared a reserve report on estimated net proved oil and natural gas reserves with respect to the Mineral Interests as of December 31, 2016 was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership Entities.

Section 3.39 Reserve Report Information. The information contained or incorporated by reference in the BSM SEC Documents regarding estimated proved reserves is based upon the reserve report prepared by NSAI as of December 31, 2016. The historical information underlying the estimates of the proved reserves of the Partnership Entities provided to NSAI by the Partnership Entities for purposes of preparing such reserve report, including, without limitation, information as to production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects in accordance with customary industry practice on the date that such report was prepared.

Section 3.40 Reserve Reports. The reserve report prepared by NSAI setting forth the estimated proved reserves with respect to the Mineral Interests accurately reflects in all material respects the ownership interests of the Partnership Entities in the Properties therein as of December 31, 2016. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the BSM SEC Documents, none of the Partnership Parties is aware of any facts or circumstances that would result in a material adverse change in the aggregate estimated net proved reserves as described in the BSM SEC Documents; and estimates of such reserves as described in the BSM SEC Documents comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES AND

COVENANTS OF THE PURCHASER

The Purchaser represents and warrants and covenants to the Partnership as follows:

Section 4.01 Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its state of formation, with all necessary power and authority to own Properties and to conduct its business as currently conducted.

Section 4.02 Authorization; Enforceability. The Purchaser has all necessary limited liability company power and authority to enter into, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of such Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal limited liability company action on the part of the Purchaser, and no further consent or authorization by any other Person is required for the execution, delivery and performance of such Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby. Each of the Transaction Documents to which the Purchaser is a party has been, or will be at Closing, duly executed and delivered by the Purchaser, where applicable, and constitutes, or will constitute at Closing, a legal, valid and binding obligation of the Purchaser; provided, however, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03 No Breach. The execution, delivery and performance of the Transaction Documents to which the Purchaser is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of the Purchaser, or (c) violate any Law of any Governmental Authority or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents or consummate the transactions contemplated thereby.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement except for fees or commissions for which no Partnership Entity shall be responsible. The Purchaser agrees that it will indemnify and hold harmless the Partnership Entities from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by or on behalf of the Purchaser or alleged to have been incurred by or on behalf of the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.05 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Units, the PIK Units and the Conversion Units, as applicable. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Units and the Conversion Units, as applicable.

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(b) Institutional Account. The Purchaser is an Institutional Account as defined in FINRA Rule 4512(c) and a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including the transactions contemplated hereby.

(c) Information. The Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Partnership that have been requested and materials relating to the offer and sale of, and investment in, the Purchased Units and Conversion Units, as applicable, that have been requested by the Purchaser. The Purchaser and its Representatives have been afforded the opportunity to ask questions of the Partnership and its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser and its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on the Partnership’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. The Purchaser understands that its purchase of the Purchased Units involves a high degree of risk. The Purchaser has sought such accounting, legal and Tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units.

(d) Residency. The Purchaser shall cooperate with the Partnership to provide any information reasonably necessary for any applicable securities filings.

(e) Legends. The Purchaser understands that, until such time as the Purchased Units, the PIK Units and the Conversion Units, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Units, the PIK Units and the Conversion Units, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units, the PIK Units and the Conversion Units, as applicable, will bear a restrictive legend as provided in the Partnership Agreement.

(f) Purchase Representation. The Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities Laws. The Purchaser has been advised and understands that neither the Purchased Units, the PIK Units nor the Conversion Units have been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

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(g) Rule 144. The Purchaser understands that there is no public trading market for the Series B Preferred Units, that none is expected to develop, that the Purchased Units are characterized as restricted securities under the federal securities Laws and that the Purchased Units, the PIK Units and the Conversion Units must be held indefinitely unless and until the Purchased Units, the PIK Units or the Conversion Units, as applicable, are registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised of and is knowledgeable with respect to the provisions of Rule 144 promulgated under the Securities Act.

(h) Reliance by the Partnership. The Purchaser understands that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Purchased Units and the PIK Units, and the Conversion Units issuable upon conversion thereof.

Section 4.06 Sufficient Funds. The Purchaser will have available to it at the Closing sufficient funds to enable the Purchaser to pay in full at the Closing the entire amount of the Funding Obligation in immediately available cash funds.

Section 4.07 No Prohibited Trading. During the 15 day period prior to the date hereof, the Purchaser has not (a) offered, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, lent, or otherwise transferred or disposed of, directly or indirectly, any of the Purchased Units or (b) directly or indirectly engaged in any short sales or other derivative or hedging transactions with respect to the Purchased Units, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Units, regardless of whether any transaction described in this Section 4.07 is to be settled by delivery of Series B Preferred Units, Common Units or other securities, in cash or otherwise.

ARTICLE V.

COVENANTS

Section 5.01 Conduct of Business. During the period commencing on the date of this Agreement and ending on the Closing Date, each of the Partnership Entities will use commercially reasonable efforts to conduct its business in the ordinary course of business (other than as contemplated by the Noble Purchase Agreement), preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Partnership Entities (or any of them), to the extent the Partnership believes in its sole discretion that such relationships are and continue to be beneficial to the Partnership Entities and their businesses; provided, however, that during such period, the Partnership shall provide reasonably prompt written notice to the Purchaser regarding any material adverse developments in respect of the foregoing.

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Section 5.02 Listing of Units. Prior to the Closing, the Partnership will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Conversion Units on the NYSE.

Section 5.03 Cooperation; Further Assurances. Each of the Partnership and the Purchaser shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Partnership and the Purchaser agrees to execute and deliver all such documents or instruments, to take all commercially reasonable action and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement.

Section 5.04 Lock-up Agreement.

(a) Without the prior written consent of the Partnership, except as specifically provided in this Agreement or as otherwise provided in the Partnership Agreement, the Purchaser and its Affiliates shall not, (i) during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Purchased Units, PIK Units or Conversion Units, (ii) during the period commencing on the date hereof and ending on the second anniversary of the Closing Date, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Series B Preferred Units or Common Units of the Partnership that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Purchased Units, PIK Units or Conversion Units, (iii) transfer any Purchased Units, PIK Units or Conversion Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Units, PIK Units or Conversion Units, regardless of whether any transaction described above is to be settled by delivery of Series B Preferred Units, Common Units or other securities, in cash or otherwise (provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes to the satisfaction of the Partnership, its entitlement to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury regulations thereunder), or (iv) effect any transfer of Purchased Units, PIK Units or Conversion Units in a manner that violates the terms of the Partnership Agreement; provided, however, that the Purchaser may pledge all or any portion of its Purchased Units to any holders of obligations owed by the Purchaser, including to the trustee for, or Representative of, such holders, and any such pledge, and any foreclosure by the pledge thereupon, shall not be considered a breach of this Section 5.04(a); provided, further, that the Purchaser may (subject to complying with Section 5.04(a)(iii) above) transfer, any Purchased Units or PIK Units to an Affiliate of the Purchaser. Notwithstanding the foregoing, any transferee receiving any Purchased Units pursuant to this Section 5.04(a) shall (y) agree to the restrictions set forth in this Section 5.04(a) and (z) to the extent still applicable, take all actions necessary to

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become a party to the Confidentiality Agreement between the transferee of such Purchased Units and the Partnership. For the avoidance of doubt, in no way does this Section 5.04(a) (i) prohibit changes in the composition of the Purchaser or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of the Purchaser or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of the Purchaser among the Purchaser, its Affiliates and the limited partners of the private equity fund vehicles that indirectly own the Purchaser, (ii) prohibit members of the general partner of the Purchaser from changing over time or (iii) prohibit limited partners or members of the ultimate fund that indirectly owns the Purchaser from transferring interests to other Persons in the ordinary course of business in the secondary market. After the first anniversary of the Closing Date, the Purchaser or other holders of Purchased Units may only transfer Purchased Units involving an underlying value of Common Units in an amount not less than $50 million based on the closing trading price of Common Units on the date immediately preceding the date of such transfer on the NYSE or other National Securities Exchange on which the Common Units are then listed for trading (or such lesser amount if it (y) constitutes the remaining holdings of the Purchaser or holder or (z) has been approved by the General Partner, in its sole discretion), subject to compliance with applicable securities Laws and the Partnership Agreement; provided, however, that the provisions of this sentence shall not eliminate, modify or reduce the obligations set forth in clauses (ii), (iii) or (iv) above.

(b) For a period commencing on the date hereof and ending on the date that is 60 days after the Closing Date, the Partnership will not, without the prior written consent of the Purchaser, directly or indirectly, (i) offer for sale, sell, pledge, grant any option to purchase or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (A) as specifically provided in the Transaction Documents, (B) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof (including, without limitation, Common Units issued pursuant to the long-term incentive plan of the Partnership), (C) the Common Units and Subordinated Units issued upon conversion of the Series A Preferred Units pursuant to the terms of the Series A Preferred Units as set forth in the Partnership Agreement, (D) offers or sales of Common Units pursuant to the Partnership’s “at-the-market” offering program pursuant to the registration statement on Form S-3 (File No. 333-215857) filed with the Commission on February 2, 2017 or (E) up to $50 million of Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership to sellers of assets or entities in connection with acquisitions by the Partnership Entities), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of such options, rights or warrants pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof (including, without limitation, Common Units issued pursuant to the long-term incentive plan of the Partnership)), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, be a party to any solicitations, negotiations or discussions with regard to the foregoing or (iii) publicly disclose the intention to do any of the foregoing.

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Section 5.05 Tax Estimates. As soon as reasonably practical following receipt of a written request from the Purchaser or the Purchaser’s permitted assignees pursuant to Section 8.06, so long as the Purchaser and any of its Affiliates or the Purchaser’s permitted assignees and their Affiliates continues to own at least $50.0 million in Purchased Units (based on the Series B Preferred Unit Purchase Price), the Partnership shall provide the Purchaser with (i) any information the Purchaser and its Representatives may reasonably request in order to determine the Purchaser’s current and anticipated Capital Account in relation to each Common Unit to evaluate the economic and tax implications of either a liquidation or conversion of the Series B Preferred Units and (ii) a good faith estimate (and reasonable supporting calculations) of whether there is sufficient Unrealized Gain attributable to the Partnership property on the date of such request such that, if any of the Purchaser’s Series B Preferred Units were converted to Common Units and such Unrealized Gain was allocated to the Purchaser pursuant to Section 5.4(d)(i) of the Partnership Agreement (taking proper account of allocations of higher priority), the Purchaser’s Capital Account in respect of its Common Units would be equal to the Per Unit Capital Amount for an Initial Common Unit without any need for corrective allocations under Section 6.2(i) of the Partnership Agreement. Each of the Purchaser, together with its Affiliates, and each permitted assignee of the Purchaser, together with its affiliates, shall be entitled to make such a request not more than once per calendar year.

For purposes of this Section 5.05, all capitalized terms used but not defined herein shall have the meanings assigned to them in the Partnership Agreement.

Section 5.06 Use of Proceeds. The Partnership shall use the proceeds of the offering of the Purchased Units to acquire assets as contemplated by the Noble Purchase Agreement.

Section 5.07 Credit Agreement Amendment. The Partnership shall use commercially reasonable efforts to obtain an amendment to the Credit Agreement to exclude the Series B Preferred Units from the definition of Disqualified Capital Stock therein on or before January 5, 2018.

ARTICLE VI.

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification by the Partnership. The Partnership agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Partnership contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.13, Section 3.16 or Section 3.18 or other representations and warranties that are qualified by materiality or Material

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Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be required to be true and correct as of such date only) or (b) the breach of any covenants of the Partnership contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which the Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Partnership shall constitute the date upon which such claim has been made; and provided, further, that the aggregate liability of the Partnership to the Purchaser pursuant to this Section 6.01 shall not be greater in amount than the Funding Obligation, and the aggregate liability of the Partnership to the Purchaser pursuant to this Section 6.01 shall not exceed the Funding Obligation. No Purchaser Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are payable to a third party in connection with any Third-Party Claims.

Section 6.02 Indemnification by the Purchaser. The Purchaser agrees to indemnify each of the Partnership Parties and their respective Representatives (collectively, “Partnership Related Parties”) from, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date or (b) the breach of any of the covenants of the Purchaser contained herein; provided, however, that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of the representation or warranty; and provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made; and provided, further, that the liability of the Purchaser shall not be greater in amount than the sum of the Funding Obligation plus any distributions paid to the Purchaser with respect to the Purchased Units, the PIK Units and the Conversion Units, if applicable. No Partnership Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.02; provided, however, that such limitation shall not prevent any Partnership Related Party from recovering under this Section 6.02 for any such damages to the extent that such damages are payable to a third party in connection with any Third-Party Claims.

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Section 6.03 Indemnification Procedure.

(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01 and Section 6.02.

(b) Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, which shall state the nature and basis of such Third-Party Claim to the extent then known; provided, however, that failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within 10 Business Days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

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Section 6.04 Tax Matters. All indemnification payments under this Article VI shall be adjustments to the Funding Obligation except as otherwise required by applicable Law.

ARTICLE VII.

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Partnership and the Purchaser;

(b) by written notice from either the Partnership or the Purchaser if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable;

(c) by written notice from either the Partnership or the Purchaser if the Noble Purchase Agreement is terminated for any reason; or

(d) by written notice from the Partnership or the Purchaser if the Closing does not occur by 11:59 p.m. on the Drop-Dead Date; provided, however, that no party may terminate this Agreement pursuant to this Section 7.01(d) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

Section 7.02 Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01:

(a) except as set forth in Section 7.02(b), this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination;

(b) regardless of any purported termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Partnership and the Purchaser thereunder, this Section 7.02 and the provisions of Article VIII shall remain operative and in full force and effect as between the Partnership and the Purchaser, unless the Partnership and the Purchaser execute a writing that expressly (with specific references to the applicable Articles, Sections or subsections of this Agreement) terminates such rights and obligations as between the Partnership and the Purchaser; and

(c) the Confidentiality Agreement shall remain in effect in accordance with Section 8.07(a).

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ARTICLE VIII.

MISCELLANEOUS

Section 8.01 Expenses. Except as set forth below, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses; provided, however, that promptly following receipt of an invoice therefore containing reasonable supporting detail, the Partnership shall reimburse the Purchaser for customary out-of-pocket expenses paid to third-parties in connection with the transactions contemplated by this Agreement, subject to a cap of $250,000.

Section 8.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.03 Survival of Provisions. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.13, Section 3.16, Section 3.17, Section 3.18, Section 4.01, Section 4.02, Section 4.04, Section 4.05(a) and Section 4.05(c) hereunder shall survive the execution and delivery of this Agreement indefinitely, the representations and

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warranties set forth in Section 3.27 shall survive until 60 days after the applicable statute of limitations (taking into account any extensions thereof) and the other representations and warranties set forth herein shall survive for a period of 18 months following the Closing Date, regardless of any investigation made by or on behalf of the Partnership or the Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect in accordance with their respective terms until fully performed. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Partnership and the Purchaser thereunder, and this Article VIII shall remain operative and in full force and effect as between the Partnership and the Purchaser, unless the Partnership and the Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Partnership and the Purchaser.

Section 8.04 No Waiver: Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document (except in the case of the Partnership Agreement for amendments adopted pursuant to Article XIII thereof) shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Partnership from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.05 Binding Effect. This Agreement shall be binding upon the Partnership, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.06 Assignment of Rights. The Purchaser may assign all or any portion of its rights and obligations under this Agreement to (i) any Affiliate of the Purchaser, or (ii) with respect to its rights under Section 5.05 or Article VI, any person to whom the Purchaser transfers at least $50.0 million in Purchased Units (based on the Series B Preferred Unit Purchase Price), in each case without the consent of the Partnership by delivery of an agreement to be bound by the provisions of this Agreement, but no such assignment shall relieve the Purchaser of its obligations

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to purchase the Purchased Units to be purchased by it without giving effect to such assignment in the event the assignee fails to purchase all or any portion of such Purchased Units; provided that in any claim by the Purchaser on any of its permitted transferees under Article VI, the Purchaser shall designate one representative of all parties making such claim for all purposes of Article VI. Except as expressly permitted by this Section 8.06, no portion of the rights and obligations under this Agreement of the Purchaser may be transferred except with the prior written consent of the Partnership (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.

Section 8.07 Non-Disclosure.

(a) This Agreement shall not impact the terms and provisions of the Confidentiality Agreement. The Confidentiality Agreement shall continue to be in full force and effect, pursuant to the terms and conditions thereof.

(b) Other than filings made by the Partnership with the Commission, the Partnership and any of its Representatives may disclose the identity of, or any other information concerning, the Purchaser or any of its Affiliates only after providing the Purchaser a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 8.07 shall delay any required filing or other disclosure with the NYSE or any Governmental Authority or otherwise hinder the Partnership Entities’ or their Representatives’ ability to timely comply with all Laws or rules and regulations of the NYSE or other Governmental Authority.

(c) Notwithstanding anything to the contrary in this Section 8.07 or the Confidentiality Agreement, the Partnership and the General Partner agree that the Purchaser may (i) publicize its ownership in the Partnership, as well as the identity of the Partnership, the size of the investment and its pricing terms with respect to the Series B Preferred Units on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Partnership’s corporate logo in conjunction with any such reference.

Section 8.08 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to the Purchaser, to:

Mineral Royalties One, L.L.C.

520 Madison Avenue, 38th Floor

New York, New York 10022

Attention: Arleen Spangler

                 Emily Chang

Email: Arleen.Spangler@carlyle.com

            Emily.Chang@carlyle.com

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with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

1221 McKinney Street

Houston, TX 77010-2046

Attention: Shalla Prichard

                 Gerry Spedale

Email: sprichard@gibsondunn.com

            gspedale@gibsondunn.com

(b)	If to the Partnership, to:

Black Stone Minerals, L.P.

1001 Fannin Street, Suite 2020

Houston, Texas 77002

Attention: Steve Putman

Email: sputman@blackstoneminerals.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

Attention: Mike Rosenwasser

                 Brenda Lenahan

Email: mrosenwasser@velaw.com

            blenahan@velaw.com

or to such other address as the Partnership or the Purchaser may designate in writing from time to time, upon providing such additional address to the Partnership or the Purchaser, as applicable. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 P.M. Houston, Texas time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.09 Removal of Legend. In connection with a sale of Purchased Units, PIK Units or Conversion Units by the Purchaser in reliance on Rule 144 promulgated under the Securities Act, the Purchaser shall deliver to the Partnership a representation letter providing to the Partnership any information the Partnership deems necessary to determine that the sale of such Purchased Units, PIK Units or Conversion Units is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Partnership and a

34

certification as to the length of time such units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the notation of a restrictive legend in the Purchaser’s book-entry account maintained by the Partnership’s transfer agent, including the legend referred to in Section 4.05, and the Partnership shall bear all costs associated with the removal of such legend in the Partnership’s books. At such time as the Purchased Units, PIK Units or Conversion Units have been sold pursuant to an effective registration statement under the Securities Act or have been held by the Purchaser for more than one year where the Purchaser is not, and has not been in the preceding three months, an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Partnership, if the book-entry account of the Purchaser still bears the notation of the restrictive legend referred to in Section 4.05, the Partnership agrees, upon request of the Purchaser or its permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.05, and the Partnership shall bear all costs associated with the removal of such legend, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assignee provides to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Partnership and a covenant to inform the Partnership if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such units have been held. The Partnership shall cooperate with the Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.

Section 8.10 Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement, the other Transaction Documents or the Confidentiality Agreement with respect to the rights granted by the Partnership or any of its Affiliates or the Purchaser or any of its Affiliates. This Agreement, the other Transaction Documents, the Confidentiality Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 8.11 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of

35

venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto consents to process being served in any such action by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall, to the fullest extent permitted by Law, constitute good and sufficient service of process and notice thereof; provided, however, that nothing in the foregoing shall affect or limit any right to serve process in any other manner permitted by Law.

Section 8.12 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.13 Exclusive Remedy.

(a) Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the valid termination of this Agreement pursuant to Article VII) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b) The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in Article VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict (i) the rights of any party to bring claims under applicable federal or state securities Laws, (ii) a fraud claim brought by any party hereto or (iii) the right to seek specific performance pursuant to Section 8.13(a).

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Section 8.14 No Recourse Against Others.

(a) All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Partnership and the Purchaser. No Person other than the Partnership or the Purchaser, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Partnership and the Purchaser hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b) Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Partnership and the Purchaser hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person in respect of the transactions contemplated hereby, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Partnership and the Purchaser disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.15 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Partnership, the Purchaser and, for purposes of Section 8.14 only, any member, partner, stockholder, Affiliate or Representative of the Partnership or the Purchaser, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Placement Agents may rely upon Article III and Article IV hereof as if such representations and warranties were made directly to the Placement Agents.

Section 8.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BLACK STONE MINERALS, L.P.

By:	Black Stone Minerals GP, L.L.C., its general partner

	By:	/s/ Thomas L. Carter, Jr.
	Name:	Thomas L. Carter, Jr.
	Title:	President and Chief Executive Officer

[Signature page to Purchase Agreement]

MINERAL ROYALTIES ONE, L.L.C.

By:	/s/ David Albert
Name:	David Albert
Title:	Managing Director

[Signature page to Purchase Agreement]

Schedule A

Material Subsidiaries

Black Stone Energy Company, L.L.C.

Black Stone Minerals Company, L.P.

Black Stone Natural Resources, L.L.C.

Black Stone Natural Resources Management Company

BSAP II GP, L.L.C.

BSMC GP, L.L.C.

TLW Investments, L.L.C.

Schedule A-1

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

Exhibit A-1

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Series B Preferred Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Purchaser and dated the Closing Date in form satisfactory to the Purchaser, stating that:

(i) Each of the Partnership, the General Partner and the Material Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Partnership, the General Partner and the Material Subsidiaries has all requisite corporate, limited liability company or partnership power and authority, as applicable, under the laws of its jurisdiction of formation necessary to own or lease its properties and to conduct its business, in each case in all material respects, as described in the BSM SEC Documents.

(ii) There are no preemptive rights or other rights to subscribe for or to purchase, and except as otherwise described in the Partnership Agreement or the Transaction Documents, there are no restrictions upon the voting or transfer of, any Purchased Units or Conversion Units pursuant to the Organizational Documents of the Partnership or any agreement filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 or any Current Report or Quarterly Report filed thereafter to which the Partnership is a party or by which the Partnership may be bound.

(iii) The Purchased Units to be issued and sold to the Purchaser by the Partnership pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued in accordance with the terms of the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(iv) Assuming the distribution of the PIK Units, if any, is properly authorized by the General Partner and that such PIK Units are issued in accordance with the terms of the Partnership Agreement, such PIK Units will be duly authorized, validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(v) The Conversion Units have been duly authorized by the General Partner on behalf of the Partnership pursuant to the Partnership Agreement and, when issued upon conversion of the Purchased Units in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(vi) No consent, approval, authorization, filing with or order of any U.S. federal or Delaware court, Governmental Authority or body having jurisdiction over the Partnership is required for (i) the issuance and sale by the Partnership of the Purchased Units, (ii) the execution, delivery and performance by the Partnership of the Transaction Documents or (iii) the consummation of the transactions contemplated by the Transaction Documents, except (A) as may be required in connection with the Partnership’s obligations under the Registration Rights Agreement to register the resale of the Purchased Units or the Conversion Units under the Securities Act, (B) such as have been obtained or made, (C) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion, or (D) such that the failure to obtain would not reasonably be expected to constitute a Material Adverse Effect.

(vii) Assuming the accuracy of the representations and warranties of the Purchaser and the Partnership contained in the Purchase Agreement, the offer, issuance and sale of the Purchased Units by the Partnership to the Purchaser solely in the manner contemplated by the Purchase Agreement, including the issuance of the Conversion Units to such Purchaser upon conversion of the Purchased Units in accordance with the Partnership Agreement (assuming such conversion takes place as of the date hereof), are exempt from the registration requirements of the Securities Act; provided, however, that we express no opinion as to any subsequent sale or resale of the Purchased Units or the Conversion Units.

(viii) The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ix) None of the offering, issuance or sale by the Partnership of the Purchased Units or the execution, delivery and performance of the Transaction Documents by the Partnership or the General Partner, as the case may be, or the consummation of the transactions contemplated thereby (A) constitutes or will constitute a breach or violation of or a default under, the Organizational Documents of the Partnership or the General Partner, as the case may be, (B) constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under or results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Credit Agreement) upon any property or assets of any of the Partnership Entities, pursuant to any agreement filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 or any Current Report or Quarterly Report filed thereafter, or (C) results or will result in any violation of the applicable laws of the Delaware LP Act or the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the U.S. federal laws (it being understood that we do not express an opinion in clause (C) of this paragraph (ix) with respect to any securities or other anti-fraud law), except in the case of clauses (B) and (C) for such breaches, violations, or Liens as would not reasonably be expected to have a Material Adverse Effect.

(x) Each of the Transaction Documents has been duly authorized and validly executed and delivered by the Partnership or the General Partner, as the case may be, and Amendment No. 2 constitutes a valid and binding obligation of the General Partner, enforceable against such party in accordance with its terms, except insofar as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Schedule I

Material Subsidiaries

Black Stone Energy Company, L.L.C.

Black Stone Minerals Company, L.P.

Black Stone Natural Resources, L.L.C.

Black Stone Natural Resources Management Company

BSAP II GP, L.L.C.

BSMC GP, L.L.C.

TLW Investments, L.L.C.

Exhibit B

FORM OF AMENDMENT NO. 2

Exhibit B-1

Execution Version

AMENDMENT NO. 2 TO FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF BLACK STONE MINERALS, L.P.

November [•], 2017

This Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P. (this “Amendment”) is hereby adopted effective as of [•] [•], 2017, by Black Stone Minerals GP, L.L.C., a Delaware limited liability company (the “General Partner”), in accordance with Article XIII of the Partnership Agreement (as such capitalized terms are defined below).

R E C I T A L S:

A. The General Partner is the sole general partner of Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”) that is governed by the First Amended and Restated Agreement of Limited Partnership dated as of May 6, 2015, as amended by Amendment No. 1 thereto, effective as of May 6, 2015 (collectively, the “Partnership Agreement”). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

B. Section 5.5(a) of the Partnership Agreement provides that the Partnership, without the approval of any Limited Partner, may, for any Partnership purpose, at any time and from time to time, issue additional Partnership Interests (other than General Partner Interests) for such consideration and on such terms and conditions as the General Partner may determine.

C. Section 5.5(b) of the Partnership Agreement provides that each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.5(a) of the Partnership Agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior or junior to, or pari passu with, existing classes and series of Partnership Interests) as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest. The rights and preferences of any additional class of Partnership Interests issued pursuant to Section 5.5 of the Partnership Agreement are to be set forth in a Supplemental Terms Annex.

D. Section 5.5(c) of the Partnership Agreement provides that the General Partner shall (i) take all actions that it determines to be necessary or appropriate in connection with each issuance of Partnership Interests pursuant to Section 5.5 of the Partnership Agreement, and (ii) do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests pursuant to the terms of the Partnership Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

E. The General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement (i) pursuant to Section 13.1(d)(i) of the Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, and (ii) pursuant to Section 13.1(g) of the Partnership Agreement to reflect an amendment that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Interests pursuant to Section 5.5 of the Partnership Agreement, including, without limitation, adopting the Supplemental Terms Annex for such class or series.

F. The General Partner deems it advisable and in the best interests of the Partnership to enter into this Amendment to adopt the Supplemental Terms Annex attached as Annex B hereto, which provides for (i) (a) the creation of a new class of Units to be designated as Series B Cumulative Convertible Preferred Units and (b) fixes the preferences and the relative participating, optional and other special rights, powers and duties pertaining to the Series B Cumulative Convertible Preferred Units, including, without limitation, the conversion of the Series B Cumulative Convertible Preferred Units into Common Units in accordance with the terms described therein, (ii) the issuance of the Series B Cumulative Convertible Preferred Units to the Purchaser pursuant to the Series B Preferred Unit Purchase Agreement and (iii) such other matters as are provided therein.

G. The Board of Directors in good faith, approved the creation, offering and issuance of the Series B Cumulative Convertible Preferred Units having the rights, preferences and privileges set forth in the attached Supplemental Terms Annex, and the General Partner has determined that the creation of a new class of Partnership Interests to be designated as “Series B Cumulative Convertible Preferred Units” provided for in the attached Supplemental Terms Annex is in the best interests of the Partnership and beneficial to the Limited Partners, including the holders of the Outstanding Common Units.

H. The General Partner has, pursuant to its authority under Section 13.1(d)(i) and 13.1(g) of the Partnership Agreement, made the determinations required thereby and accordingly is adopting this Amendment and the attached Supplemental Terms Annex.

I. Acting pursuant to the power and authority granted to it under Section 13.1(d) and Section 13.1(g) of the Partnership Agreement, the General Partner has determined that this Amendment does not require the approval of any other Partner.

AGREEMENT

NOW, THEREFORE, the Partnership Agreement is hereby amended to include the Supplemental Terms Annex B attached hereto as Annex B, which shall be included in the Partnership Agreement immediately after the Supplemental Terms Annex A.

IN WITNESS WHEREOF, the General Partner has executed and delivered this Amendment in accordance with Section 13.1 of the Partnership Agreement, and as of the date first above written.

BLACK STONE MINERALS GP, L.L.C., as General Partner

By:
	Name:	Steve Putman
	Title:	Senior Vice President, General Counsel,
and Secretary

ANNEX B

SUPPLEMENTAL TERMS ANNEX B – SERIES B PREFERRED UNITS

1. Adoption of Annex. This Supplemental Terms Annex, dated as of November [•], 2017 (“Supplemental Terms Annex”), is adopted pursuant to Section 5.5 of the First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P. dated as of May 6, 2015, as amended and in effect on the date hereof and as the same may be amended from time to time (the “Partnership Agreement”). Capitalized terms used herein shall have the meanings set forth in Section 3 hereof.

2. Designation of Series B Units. There is hereby created a class of Units designated as “Series B Cumulative Convertible Preferred Units” (such Series B Cumulative Convertible Preferred Units, together with any Series B PIK Units, the “Series B Preferred Units”), with the designations, preferences and relative, participating, optional or other special rights, privileges, powers, duties and obligations as are set forth in this Supplemental Terms Annex and the Partnership Agreement. A total of 14,711,219 Series B Preferred Units shall be issued by the Partnership on the Series B Issuance Date pursuant to the terms and conditions of the Series B Purchase Agreement, and the Partnership may issue additional Series B Preferred Units in the form of Series B PIK Units from time to time in accordance with this Supplemental Terms Annex. Each Series B Preferred Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

3. Definitions.

(a) The following terms as defined in the Partnership Agreement shall be amended and restated in their entirety as follows:

(i) “Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group beneficially owns 15% or more of the Partnership Interests of any class, none of the Partnership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (i) Partnership Interests of a class owned by an Initial Limited Partner who, as of the date of the Initial Offering, owned 15% or more of the Partnership Interests of such class, (ii) any Person or Group who acquired 15% or more of the Partnership Interests of a class, which Partnership Interests were owned by an Initial Limited Partner as of the date of the Initial Offering; provided that the Board of Directors shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 15% or more of any class of Partnership Interests issued by the Partnership, provided that the Board of Directors shall have notified such Person or Group in writing that such limitation shall not apply, (iv) any holder of Series B Preferred Units in connection with any vote, consent or approval of the holders of Series B Preferred Units as a separate class or (v) any Person or Group who owns 15% or more of the Partnership Interests of a class as the result of (A) any redemption or purchase of any other Person’s or Persons’ Partnership Interests by the Partnership or other similar action by the Partnership or (B) any conversion pursuant to Paragraph 10(b) or Paragraph 11(b) of this Supplemental Terms Annex; provided, further, however, that Restricted Common Units shall not be treated as Outstanding for purposes of Section 6.1.

(ii) “Unit Majority” means, subject to the terms of any Supplemental Terms Annex, (i) during the Subordination Period, a majority of the Outstanding Common Units, the Outstanding Series A Preferred Units voting on an “as if” converted basis, the Outstanding Series B Preferred Units voting on an “as if” converted basis and the Outstanding Subordinated Units, voting together as a single class, and (ii) after the end of the Subordination Period, a majority of the Outstanding Common Units, the Outstanding Series A Preferred Units voting on an “as if” converted basis and Series B Preferred Units voting on an “as if” converted basis.

(iii) “Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units, Subordinated Units, Series A Preferred Units and Series B Preferred Units; provided, however, that when the term “Units” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any Unit owned by the General Partner except as may otherwise be required by any non-waivable provision of law.

(b) The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Supplemental Terms Annex. Capitalized terms used but not defined in this Supplemental Terms Annex shall have the meanings given to them in the Partnership Agreement.

(i) “Amendment Event” means the amendment of the Credit Agreement to exclude the Series B Preferred Units from the definition of Disqualified Capital Stock therein.

(ii) “Credit Agreement” means the Fourth Amended and Restated Credit Agreement, among Black Stone Minerals Company, L.P., as Borrower, Black Stone Minerals, L.P., as Parent MLP, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and Compass Bank, as Co-Syndication Agents, ZB Bank, N.A., dba Amegy Bank, National Association, as Documentation Agent, and the lenders signatory thereto, dated as of November 1, 2017.

(iii) “Distribution Rate” means, subject to Paragraph 11(b)(iv) of this Supplemental Terms Annex, 7.0% per annum; provided that commencing on [        ], 20231 and every Readjustment Date thereafter, such rate shall equal the greater of (i) the Distribution Rate in effect immediately prior to [        ], 2023 or the Readjustment Date, and (ii) the 10-year Treasury Rate as of [        ], 2023 or such Readjustment Date plus 5.5% per annum; provided, however, that for any Quarter commencing after [•], 20192 in which Series B Unpaid Distributions for such Quarter remain unpaid in cash, in whole or in part, the then-Distribution Rate shall be increased by 2.0% per annum for such Quarter. If the Amendment Event has not occurred by January 31, 2018, the Distribution Rate shall increase by 0.25% per annum until the earlier of the Amendment Event and September 30, 2018, and if the Amendment Event has not occurred by September 30, 2018, the Distribution Rate shall at all times thereafter be increased by 0.50% per annum, in each case above the rate otherwise then applicable pursuant to the previous sentence.

(iv) “Incumbent Board” has the meaning given in Paragraph 3(b)(xiii)(6) of this Supplemental Terms Annex.

(v) “Lock-Up Period” has the meaning set forth in the Registration Rights Agreement between the Series B Preferred Unitholder and the Partnership dated as of [        ], 2017.

(vi) “Partnership Agreement” has the meaning given in Paragraph 1 of this Supplemental Terms Annex.

(vii) “Property” means all assets, properties and rights of any type owned or acquired by the Partnership at the time of determination.

(viii) “Pro Rata” has the meaning given such term in the Partnership Agreement; provided, however, when used with respect to Series B Preferred Units, means apportioned among such Units based on the number of Outstanding Series B Preferred Units or, if used with respect to Series B Preferred Units being redeemed or converted, apportioned among such Units based on the number of such Units being redeemed or converted.

(ix) “Readjustment Date” means each second anniversary following [•], 20233.

[1]	NTD: The sixth anniversary of the Series B Issuance Date.
[2]	NTD: The second anniversary of the Series B Issuance Date.
[3]	NTD: The sixth anniversary of the Series B Issuance Date.

(x) “Series A Preferred Units” has the meaning assigned to such term in the Supplemental Terms Annex A included in the Partnership Agreement.

(xi) “Series B Accrued Amount” means, with respect to a Series B Preferred Unit as of any date of determination, an amount equal to (a) the Series B Issue Price plus (b) all Series B Unpaid Distributions on such Series B Preferred Unit as of such date. Notwithstanding anything to the contrary in this Supplemental Terms Annex, solely for purposes of determining the voting rights of the Series B Preferred Units pursuant to Paragraph 7(a) of this Supplemental Terms Annex, Series B Accrued Amount shall not include any Series B Unpaid Distributions.

(xii) “Series B Cash Change of Control” means a Series B Change of Control that involves the payment of consideration (more than 90% of which consideration is in the form of cash) directly to the holders of Common Units.

(xiii) “Series B Change of Control” means the occurrence of any of the following:

(1) any transaction or series of related transactions (including, without limitation, any merger, consolidation or business combination) the result of which is that any Person or Group becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of 50% or more of the outstanding Common Units and Subordinated Units;

(2) the Partners of the Partnership prior to any merger, consolidation or other business combination transaction do not continue to own at least 50% of the surviving entity following such merger, consolidation or other business combination transaction to which the Partnership is a party;

(3) any transfer or series of related transfers, directly or indirectly (including, without limitation, by merger, consolidation or business combination), by the Partnership of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act) of a majority of the outstanding membership interests in the General Partner to any Person or Group (other than a direct or indirect wholly owned Subsidiary of the Partnership);

(4) any direct or indirect sale, lease, exchange, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any other Person (other than a direct or indirect wholly owned Subsidiary of the Partnership);

(5) the Common Units cease to be listed for, or admitted to, trading on a National Securities Exchange; or

(6) individuals who, as of the Series B Issuance Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a member of the Board of Directors subsequent to such date whose election, or nomination for election by the Board of Directors or committee thereof, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board.

(xiv) “Series B COC Conversion Premium” means, with respect to the consummation of any Series B Change of Control or Series B Cash Change of Control, as applicable, that occurs (a) on or prior to [•], 20184, 115%, (b) after [•], 20185 but on or prior to [•], 20196, 110%, (c) after [•], 20197 but on or prior to [•], 20208, 105%, or (d) after [•], 20209, 101%.

[4]	NTD: The first anniversary of the Series B Issuance Date.
[5]	NTD: The first anniversary of the Series B Issuance Date.
[6]	NTD: The second anniversary of the Series B Issuance Date.
[7]	NTD: The second anniversary of the Series B Issuance Date.

(xv) “Series B COC Conversion Rate” means the number of Common Units issuable upon the conversion of each Series B Preferred Unit pursuant to Paragraph 11(a) of this Supplemental Terms Annex, which shall be equal to the greater of:

(1) the applicable Series B Conversion Rate as of the date of such conversion (regardless of whether the Series B Preferred Units are then otherwise convertible); and

(2) (A) the sum of (I) the Series B Accrued Amount multiplied by the applicable Series B COC Conversion Premium with respect to such Series B Cash Change of Control plus (II) any Series B Partial Period Distributions on such Series B Preferred Unit as of the date of conversion, divided by (B) the VWAP for the 30 consecutive Trading Days ending immediately prior to the date of execution of definitive documentation relating to such Series B Cash Change of Control.

(xvi) “Series B Conversion Date” has the meaning assigned to such term in Paragraph 10(d) of this Supplemental Terms Annex.

(xvii) “Series B Conversion Notice” has the meaning assigned to such term in Paragraph 10(c)(i) of this Supplemental Terms Annex.

(xviii) “Series B Conversion Notice Date” has the meaning assigned to such term in Paragraph 10(c)(i) of this Supplemental Terms Annex.

(xix) “Series B Conversion Rate” means the number of Common Units issuable upon the conversion of each Series B Preferred Unit, which shall be equal to (a) the Series B Accrued Amount with respect to such Series B Preferred Unit (plus, solely for purposes of clause (1) in the definition of “Series B COC Conversion Rate” in this Supplemental Terms Annex or with respect to any conversion pursuant to Paragraph 11(b)(i) of this Supplemental Terms Annex in the event of a Series B Change of Control, any Series B Partial Period Distributions on such Series B Preferred Unit) divided by (b) the Series B Issue Price, as may be adjusted as set forth in Paragraph 10(e) of this Supplemental Terms Annex.

(xx) “Series B Conversion Unit” means a Common Unit issued upon conversion of a Series B Preferred Unit pursuant to Paragraph 10 of this Supplemental Terms Annex. Immediately upon such issuance, each Series B Conversion Unit shall be considered a Common Unit for all purposes hereunder.

(xxi) “Series B Converting Unitholder” means, a Series B Preferred Unitholder (a) who has delivered a Series B Conversion Notice to the Partnership in accordance with Paragraph 10(c)(i) of this Supplemental Terms Annex or (b) to whom the Partnership has delivered a Series B Mandatory Conversion Notice in accordance with Paragraph 10(c)(ii) of this Supplemental Terms Annex.

(xxii) “Series B Cumulative Convertible Preferred Units” has the meaning assigned to such term in Paragraph 2 of this Supplemental Terms Annex.

(xxiii) “Series B Distribution Amount” means, with respect to any Quarter ending on or after March 31, 2018, an amount per Series B Preferred Unit equal to the Series B Issue Price multiplied by the Distribution Rate per annum (calculated on the basis of a 360-day year with 12 months, each of which is 30 days) for such Quarter; provided, however, for purposes of determining the Series B Distribution Amount for the Quarter ending March 31, 2018, such Quarter shall be deemed to commence on the Series B Issuance Date and end on, and include, March 31, 2018 but calculated on the basis of a 360-day year as set forth above.

(xxiv) “Series B Distribution Payment Date” has the meaning assigned to such term in Paragraph 6(a) of this Supplemental Terms Annex.

[8]	NTD: The third anniversary of the Series B Issuance Date.
[9]	NTD: The third anniversary of the Series B Issuance Date.

(xxv) “Series B Issuance Date” means [•], 2017.

(xxvi) “Series B Issue Price” means $20.3926 per Series B Preferred Unit.

(xxvii) “Series B Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests and distributions in respect of such Partnership Interests upon the liquidation, dissolution and winding up of the Partnership, ranks junior to the Series B Preferred Units, and shall include Common Units and Subordinated Units, but shall not include any Series B Parity Securities or Series B Senior Securities.

(xxviii) “Series B Liquidation Amount” means an amount per Series B Preferred Unit equal to the greater of (a) the Series B Issue Price, multiplied by (i) on or prior to [•], 202210, 110%, or (ii) after [•], 202211, 105%, plus, in each case, any Series B Unpaid Distribution owed on each Series B Preferred Unit, and (b) the amount such Series B Preferred Units would be entitled to if converted pursuant to Paragraph 10(a) of this Supplemental Terms Annex into Common Units (whether or not the Series B Preferred Units are then so convertible pursuant to such Paragraph 10(a)).

(xxix) “Series B Mandatory Conversion Notice” has the meaning assigned to such term in Paragraph 10(c)(ii) of this Supplemental Terms Annex.

(xxx) “Series B Mandatory Conversion Notice Date” has the meaning assigned to such term in Paragraph 10(c)(ii) of this Supplemental Terms Annex.

(xxxi) “Series B Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions in respect of such Partnership Interests upon the liquidation, dissolution and winding up of the Partnership, ranks pari passu with (but not senior to) the Series B Preferred Units.

(xxxii) “Series B Partial Period Distributions” means, with respect to a conversion or redemption of a Series B Preferred Unit, an amount equal to the Series B Distribution Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the Quarter in which such conversion or redemption occurs and the denominator of which is 90.

(xxxiii) “Series B PIK Distribution Period” has the meaning assigned to such term in Paragraph 6(a) of this Supplemental Terms Annex.

(xxxiv) “Series B PIK Payment Date” has the meaning assigned to such term in Paragraph 6(e) of this Supplemental Terms Annex.

(xxxv) “Series B PIK Units” has the meaning assigned to such term in Paragraph 6(a) of this Supplemental Terms Annex.

(xxxvi) “Series B Preferred Unitholder” means a Record Holder of Series B Preferred Units.

(xxxvii) “Series B Preferred Units” has the meaning assigned to such term in Paragraph 2 of this Supplemental Terms Annex.

(xxxviii) “Series B Purchase Agreement” means the Series B Preferred Unit Purchase Agreement, dated as of November 22, 2017, by and among the Partnership and the Series B Purchaser, as may be amended from time to time.

[10]	NTD: The fifth anniversary of the Series B Issuance Date.
[11]	NTD: The fifth anniversary of the Series B Issuance Date.

(xxxix) “Series B Purchaser” means Mineral Royalties One, L.L.C.

(xl) “Series B Quarterly Distribution” has the meaning assigned to such term in Paragraph 6(a) of this Supplemental Terms Annex.

(xli) “Series B Redemption Date” has the meaning assigned to such term in Paragraph 14(c) of this Supplemental Terms Annex.

(xlii) “Series B Redemption Notice” has the meaning assigned to such term in Paragraph 14(a) of this Supplemental Terms Annex.

(xliii) “Series B Redemption Notice Date” means the date of the notice of any redemption described in Paragraph 14 of this Supplemental Terms Annex sent by the Partnership to the applicable Series B Preferred Unitholders.

(xliv) “Series B Redemption Price” means (A) at any time during the 90-day period beginning on [•], 202312, at a redemption price equal to 105% of the Series B Issue Price plus the Series B Unpaid Distributions with respect thereto plus any Series B Partial Period Distributions with respect thereto, and (B) at any time during the 90-day period beginning on each Readjustment Date thereafter, at a redemption price payable wholly in cash equal to the Series B Issue Price plus the Series B Unpaid Distributions with respect thereto plus any Series B Partial Period Distributions with respect thereto.

(xlv) “Series B Required Voting Percentage” means at least 66 2/3% of the Outstanding Series B Preferred Units, voting separately as a single class.

(xlvi) “Series B Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions in respect of such Partnership Interests upon the liquidation, dissolution and winding up of the Partnership, ranks senior to the Series B Preferred Units.

(xlvii) “Series B Unpaid Distributions” has the meaning assigned to such term in Paragraph 6(b) of this Supplemental Terms Annex.

(xlviii) “Series B Substantially Equivalent Unit” has the meaning assigned to such term in Paragraph 11(b)(ii) of this Supplemental Terms Annex.

(xlix) “Supplemental Terms Annex” has the meaning given in Paragraph 1 of this Supplemental Terms Annex.

(l) “Supplemental Terms Annex A” means the Supplemental Terms Annex A attached as Annex A to the Partnership Agreement.

(li) “VWAP” per Common Unit on any Trading Day means the volume-weighted average trading price of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading on such Trading Day for the VWAP calculation period (as an example, a 30-day VWAP shall be calculated as the quotient of (a) total traded value (which shall be the sum of the products of (i) daily VWAP for each of the 30 days during the VWAP calculation period multiplied by (ii) daily volume for each of the 30 days) divided by (b) total volume across the 30-day VWAP calculation period, which, as of the Series B Issuance Date, is consistent with the methodology used to calculate the “Bloomberg VWAP” on Bloomberg page “BSM <equity> AQR” (or its equivalent successor if such page is not available)) in respect of the period from the scheduled open of trading until the scheduled close of trading of the VWAP calculation period (or, if such volume-weighted average price is unavailable, the Closing Price of one Common Unit on such Trading Day as reported on the website of the National Securities Exchange upon which the Common Units are then listed may be used to calculate the VWAP with (x) the product of Closing Price times daily volume for each applicable day of the VWAP calculation period,

[12]	NTD: The sixth anniversary of the Series B Issuance Date.

summed across the VWAP calculation period, divided (y) total volume across the VWAP calculation period). If the VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the fair market value as determined in good faith by the General Partner in a commercially reasonable manner.

4. [RESERVED]

5. Capital Accounts.

(a) Notwithstanding the other provisions of the Partnership Agreement or this Supplemental Terms Annex, each Series B Preferred Unit will be treated as a partnership interest in the Partnership that is “convertible equity” within the meaning of Treasury Regulation Section 1.721-2(g)(3), and, therefore, each holder of a Series B Preferred Unit will be treated as a partner in the Partnership. The initial Capital Account balance in respect of each Series B Preferred Unit issued on the Series B Issuance Date shall be the Series B Issue Price. The Capital Account balance of each holder of Series B Preferred Units in respect of its Series B Preferred Units shall not be increased or decreased as a result of the accrual and accumulation of an unpaid distribution pursuant to Paragraph 6(b) or Paragraph 6(c) in respect of such Series B Preferred Units except as otherwise provided in this Agreement.

(b) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s), immediately after the conversion of a Series B Preferred Unit into a Common Unit in accordance with Paragraph 10, the Capital Account of each Partner and the Carrying Value of each Property shall be adjusted to reflect any Unrealized Gain or Unrealized Loss attributable to such Property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately after such conversion and (A) first, all Unrealized Gain (if the Capital Account of each such Series B Conversion Unit is less than the Per Unit Capital Account for a then Outstanding Initial Common Unit) or Unrealized Loss (if the Capital Account of each such Series B Conversion Unit is greater than the Per Unit Capital Account for a then Outstanding Initial Common Unit) had been allocated Pro Rata to each Partner holding Series B Conversion Units received upon such conversion until the Capital Account of each such Series B Conversion Unit is equal to the Per Unit Capital Amount for a then Outstanding Initial Common Unit; and (B) second, any remaining Unrealized Gain or Unrealized Loss had been allocated to the Partners at such time pursuant to Section 6.1(c) of the Partnership Agreement. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately after the conversion of a Series B Preferred Unit shall be determined by the General Partner using such method of valuation as it may adopt (taking into account Section 7701(g) of the Code); provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time and must make such adjustments to such valuation as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The General Partner shall allocate such aggregate value among the assets of the Partnership in such manner as it determines in its discretion. If, after making the allocations of Unrealized Gain and Unrealized Loss as set forth above in this Paragraph 5 of this Supplemental Terms Annex, the Capital Account of each Partner with respect to each Series B Conversion Unit received upon such conversion of the Series B Preferred Unit is less than the Per Unit Capital Amount for a then Outstanding Initial Common Unit, then Capital Account balances shall be reallocated between the Partners holding Common Units (other than Series B Conversion Units) and Partners holding Series B Conversion Units so as to cause the Capital Account of each Partner holding a Series B Conversion Unit to equal, on a per Unit basis with respect to each such Series B Conversion Unit, the Per Unit Capital Amount for a then Outstanding Initial Common Unit.

6. Distributions. The Series B Preferred Units shall have the following rights, preferences and privileges and the Series B Preferred Unitholders shall be subject to the following duties and obligations:

(a) Commencing with the Quarter ending on March 31, 2018 and continuing through the applicable Series B Conversion Date, subject to Paragraph 6(d) of this Supplemental Terms Annex and following any distribution pursuant to Paragraph 13(c)(i) of the Supplemental Terms Annex A, each Record Holder of Series B Preferred Units as of an applicable Record Date for each Quarter shall be entitled to receive, in respect of each Series B Preferred Unit held by such Record Holder, cumulative distributions in respect of such Quarter equal to the sum of (1) the Series B Distribution Amount for such Quarter and (2) any Series B Unpaid Distributions with respect to such Series B Preferred Unit (collectively, the “Series B Quarterly Distribution”). With respect to any

Quarter (or portion thereof for which a Series B Quarterly Distribution is due) ending on or prior to December 31, 2019 (the “Series B PIK Distribution Period”), such Series B Quarterly Distribution shall be paid, as determined by the General Partner, in cash, in-kind in the form of additional Series B Cumulative Convertible Preferred Units (“Series B PIK Units”) or in a combination thereof. For any Quarter ending after the Series B PIK Distribution Period, all Series B Quarterly Distributions shall be paid in cash. If, for any Quarter during the Series B PIK Distribution Period, the General Partner elects to pay all or any portion of a Series B Quarterly Distribution in Series B PIK Units, the number of Series B PIK Units to be issued in connection with such Series B Quarterly Distribution shall equal the quotient of (x) the applicable Series B Distribution Amount (or portion thereof to be paid in Series B PIK Units) divided by (y) the Series B Issue Price; provided, however, that fractional Series B PIK Units shall not be issued to any Person (each fractional Series B PIK Unit shall be rounded to the nearest whole Series B PIK Unit (and a 0.5 Series B PIK Unit shall be rounded to the next higher Series B PIK Unit)). Each Series B Quarterly Distribution shall be payable quarterly following any distribution pursuant to Paragraph 13(c)(i) of the Supplemental Terms Annex A but no later than the earlier of (i) 60 days after the end of the applicable Quarter and (ii) the payment date of distributions, if any, on any Series B Parity Securities and Series B Junior Securities (each such payment date, a “Series B Distribution Payment Date”). If the General Partner establishes an earlier Record Date for any distribution to be made by the Partnership on other Partnership Interests (other than the Series A Preferred Units) in respect of any Quarter, then the Record Date established pursuant to this Paragraph 6(a) for a Series B Quarterly Distribution in respect of such Quarter shall be such earlier Record Date. Unless otherwise expressly provided, references in this Supplemental Terms Annex to the Series B Preferred Units shall include all Series B PIK Units Outstanding as of any date of such determination. For the avoidance of doubt, the Series B Preferred Units shall not be entitled to any distributions made pursuant to Section 6.4 of the Partnership Agreement.

(b) If the Partnership fails to pay in full the Series B Distribution Amount of any Series B Quarterly Distribution (in cash, Series B PIK Units or a combination thereof) when due for any Quarter (or portion thereof for which a Series B Quarterly Distribution is due) during the Series B PIK Distribution Period, then the Series B Preferred Unitholders entitled to such unpaid Series B Quarterly Distribution shall be deemed to have nonetheless received such Series B Quarterly Distribution in the form of Series B PIK Units and, accordingly, shall (1) receive Series B Quarterly Distributions in subsequent Quarters on such unpaid Series B PIK Units, (2) receive the liquidation preference in accordance with Paragraph 16 of this Supplemental Terms Annex in respect of such unpaid Series B PIK Units and (3) have all other rights under the Partnership Agreement and this Supplemental Terms Annex as if such Series B PIK Units had, in fact, been issued on the applicable Series B Distribution Payment Date. If the Partnership fails to pay in full the Series B Distribution Amount of any Series B Quarterly Distribution in accordance with Paragraph 6(a) of this Supplemental Terms Annex when due in respect of any Quarter after the Series B PIK Distribution Period, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages, (x) the amount of such unpaid cash distributions (on a per Series B Preferred Unit basis, “Series B Unpaid Distributions”) unless and until paid will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which the first such payment is due until all such Series B Unpaid Distributions are paid in full, and (y) the Partnership shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Series B Junior Securities or Series B Parity Securities (including, for the avoidance of doubt, with respect to the Quarter in respect of which the Partnership first failed to pay in full the Series B Distribution Amount of any Series B Quarterly Distribution in cash when due); provided, however, that distributions may be declared and paid on the Series B Preferred Units and any Series B Parity Securities so long as such distributions are declared and paid Pro Rata so that amounts of distributions declared per Series B Preferred Unit and per Series B Parity Security shall in all cases bear to each other the same ratio that accrued and accumulated distributions per Series B Preferred Unit and per Series B Parity Security bear to each other.

(c) Each Series B Preferred Unit will have the right to share in any special distributions by the Partnership of cash, securities or other property Pro Rata with the Common Units on an as-converted basis, provided that special distributions shall not include regular quarterly distributions paid in the normal course of business on the Common Units pursuant to Section 6.4 of the Partnership Agreement. No adjustment pursuant to Paragraph 10(e) of this Supplemental Terms Annex shall be made with respect to a special distribution referred to in this Paragraph 6(c).

(d) Notwithstanding anything in this Paragraph 6 to the contrary, with respect to any Series B Preferred Unit that is converted into a Common Unit, (1) with respect to a distribution to be made to Record Holders as of the Record Date that precedes such conversion, the Record Holder of such Series B Preferred Unit as of such Record Date shall be entitled to receive such distribution in respect of such Series B Preferred Unit on the corresponding Series B Distribution Payment Date, but shall not be entitled to receive such distribution in respect of such Record Date established for Record Holders of Common Units in respect of the Common Units into which such Series B Preferred Unit was converted after such Record Date, and (2) with respect to a distribution to be made to Record Holders as of any Record Date that follows such conversion, the Record Holder of the Series B Conversion Units into which such Series B Preferred Unit was converted as of such Record Date shall be entitled to receive such distribution in respect of such Series B Conversion Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series B Preferred Unit on the corresponding Series B Distribution Payment Date. For the avoidance of doubt, if a Series B Preferred Unit is converted into Series B Conversion Units pursuant to the terms of this Supplemental Terms Annex after a Record Date but prior to the corresponding Series B Distribution Payment Date, then the Record Holder of such Series B Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series B Distribution Payment Date a distribution in respect of such Series B Preferred Unit pursuant to Paragraph 6(a) of this Supplemental Terms Annex and, until such distribution is received, Paragraph 6(b) of this Supplemental Terms Annex shall continue to apply.

(e) When any Series B PIK Units are payable to a Series B Preferred Unitholder pursuant to this Paragraph 6, the Partnership shall issue the Series B PIK Units to such holder in accordance with Paragraph 6(a) of this Supplemental Terms Annex (the date of issuance of such Series B PIK Units, the “Series B PIK Payment Date”). On the Series B PIK Payment Date, the Partnership shall have the option to (1) issue to such Series B Preferred Unitholder a certificate or certificates for the number of Series B PIK Units to which such Series B Preferred Unitholder shall be entitled, or (2) cause the Transfer Agent to make a notation in book entry form in the books of the Partnership, and all such Series B PIK Units shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act, the Partnership Agreement or this Supplemental Terms Annex or created by the holders thereof.

(f) For purposes of Section 5.4(d)(i) of the Partnership Agreement, if the Partnership issues one or more Series B PIK Units with respect to a Series B Preferred Unit, (1) the Partnership shall be treated as distributing cash with respect to such Series B Preferred Unit in an amount equal to the Series B Issue Price of the Series B PIK Unit issued in payment of the Series B Quarterly Distribution, and (2) the holder of such Series B Preferred Unit shall be treated as having contributed to the Partnership in exchange for such newly issued Series B PIK Unit an amount of cash equal to the Series B Issue Price.

7. Voting; Waiver.

(a) Except as provided in Paragraph 7(b) and Paragraph 8 of this Supplemental Terms Annex, the Outstanding Series B Preferred Units shall have voting rights that are identical to the voting rights of the Common Units into which such Series B Preferred Units would be converted at the then-applicable Series B Conversion Rate (regardless of whether the Series B Preferred Units are then convertible), and shall vote as a single class with the holders of the Common Units on each matter with respect to which each Record Holder of a Common Unit is entitled to vote. Each reference in the Partnership Agreement to a vote of Record Holders of Common Units shall be deemed to constitute a reference to the Record Holders of Common Units and Series B Preferred Units, voting together as a single class during any period in which any Series B Preferred Units are Outstanding.

(b) Except as provided in Paragraph 7(c) of this Supplemental Terms Annex, notwithstanding any other provision of the Partnership Agreement or this Supplemental Terms Annex, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Partnership Agreement or this Supplemental Terms Annex, the affirmative vote of the Record Holders of the Series B Required Voting Percentage shall be required for any amendment to the Partnership Agreement, this Supplemental Terms Annex or the Certificate of Limited Partnership (including by merger or otherwise or any amendment contemplated by and made in accordance with Paragraph 8 of this Supplemental Terms Annex) that is materially adverse to any of the rights, preferences and privileges of the Series B Preferred Units. Without limiting the generality of the preceding sentence, any amendment shall be deemed to have such a materially adverse impact if such amendment would:

(i) reduce the Series B Distribution Amount, change the form of payment of distributions on the Series B Preferred Units, defer the date from which distributions on the Series B Preferred Units will accrue, cancel any accrued and unpaid distributions on the Series B Preferred Units or any interest accrued thereon (including any Series B Unpaid Distributions, Series B Partial Period Distributions or Series B PIK Units), or change the seniority rights of the Series B Preferred Unitholders as to the payment of distributions in relation to the holders of any other class or series of Partnership Interests;

(ii) reduce the amount payable or change the form of payment to the Record Holders of the Series B Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the liquidation preferences of the Record Holders of the Series B Preferred Units in relation to the rights of the holders of any other class or series of Partnership Interests upon the liquidation, dissolution and winding up of the Partnership; or

(iii) make the Series B Preferred Units redeemable or convertible at the option of the Partnership other than as set forth herein.

(c) Notwithstanding anything to the contrary in this Paragraph 7, in no event shall the consent of the Series B Preferred Unitholders, as a separate class, be required in connection with any Series B Change of Control; provided, however, that nothing in the foregoing shall limit the voting rights of any Series B Preferred Unitholder in connection with any vote of Record Holders of Common Units and Series B Preferred Units together as a single class that may be required.

8. Issuances of Series B Senior Securities and Series B Parity Securities. Other than issuances of Series B PIK Units, the Partnership shall not, without the affirmative vote of the Record Holders of the Series B Required Voting Percentage, issue any (a) Series B Senior Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series B Senior Securities), (b) Series B Parity Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series B Parity Securities) or (c) additional Series B Preferred Units; provided, however, that, without the consent of any holder of Outstanding Series B Preferred Units (but without prejudice to their rights to vote on an as-converted basis to the extent that the Common Units are entitled to vote on any such matter), the Partnership may issue additional Series B Parity Securities at any time or from time to time in an amount not to exceed a number of Series B Parity Securities with an aggregate purchase price of $200.0 million.

Notwithstanding anything in the foregoing to the contrary, subject to Paragraph 10(e) of this Supplemental Terms Annex, the Partnership may, without any vote of the holders of Outstanding Series B Preferred Units voting as a separate class (but without prejudice to their rights to vote on an as-converted basis to the extent that the Common Units are entitled to vote on any such matter), create (by reclassification or otherwise) and issue Series B Junior Securities in an unlimited amount.

9. Legends. Unless otherwise directed by the General Partner, each book entry or Certificate evidencing a Series B Preferred Unit shall bear a restrictive notation in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF BLACK STONE MINERALS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE U.S. FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF BLACK STONE MINERALS, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE BLACK STONE MINERALS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).

THE GENERAL PARTNER OF BLACK STONE MINERALS, L.P. MAY IMPOSE RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT DETERMINES, WITH THE ADVICE OF COUNSEL, THAT SUCH RESTRICTIONS ARE NECESSARY OR ADVISABLE TO (I) AVOID A SIGNIFICANT RISK OF BLACK STONE MINERALS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES OR (II) PRESERVE THE UNIFORMITY OF THE LIMITED PARTNER INTERESTS OF BLACK STONE MINERALS, L.P. (OR ANY CLASS OR CLASSES OR SERIES THEREOF). THIS SECURITY IS SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BLACK STONE MINERALS, L.P., AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

10. Conversion.

(a) At the Option of the Series B Preferred Unitholders. Beginning with the earlier of (1) [[        ], 2019]13 and (2) immediately prior to the liquidation of the Partnership under Section 12.4 of the Partnership Agreement, the Series B Preferred Units owned by any Series B Preferred Unitholder shall be convertible, in whole or in part, at any time and from time to time upon the request of such Series B Preferred Unitholder, but not more than once per Quarter by such Series B Preferred Unitholder (inclusive of any conversion by such Series B Preferred Unitholder’s Affiliates, with each Series B Preferred Unitholder and its Affiliates being entitled to a single conversion right per Quarter), into a number of Common Units determined by multiplying the number of Series B Preferred Units to be converted by, (A) in the case of clause (1) above, the Series B Conversion Rate at such time, and (B) in the case of clause (2) above, the Series B COC Conversion Rate; provided, however, that the Partnership shall not be obligated to honor any such conversion request unless such conversion will involve an aggregate number of Series B Preferred Units with an underlying value of Common Units equal to or greater than $10.0 million (taking into account and including any concurrent conversion requests by any Affiliates of such Series B Preferred Unitholder) based on the Closing Price of Common Units on the Trading Day immediately preceding the Series B Conversion Notice Date (or such lesser amount to the extent such exercise covers all of the Series B Preferred Units of such Series B Preferred Unitholder and its Affiliates). Immediately upon the issuance of Series B Conversion Units as a result of any conversion of Series B Preferred Units hereunder, subject to Paragraph 6(d) of this Supplemental Terms Annex, all rights of the Series B Converting Unitholder with respect to such Series B Preferred Units shall cease, including any further accrual of distributions, and such Series B Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units. Fractional Common Units shall not be issued to any Person pursuant to this Paragraph 10(a) of this Supplemental Terms Annex (each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit)).

(b) At the Option of the Partnership. At any time on or after [[        ], 2019]14, the Partnership shall have the option, at any time and from time to time, but not more than once per Quarter, to convert all or any portion of the Series B Preferred Units then Outstanding into a number of Common Units determined by multiplying the number of Series B Preferred Units to be converted by the Series B Conversion Rate at such time. Fractional Common Units shall not be issued to any Person pursuant to this Paragraph 10(b) of this Supplemental Terms Annex (each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit)). Notwithstanding the foregoing, in order for the Partnership to exercise such option:

[13]	NTD: The first day after the second anniversary of the Series B Issuance Date.
[14]	NTD: The first day after the second anniversary of the Series B Issuance Date.

(i) the Common Units must be listed for, or admitted to, trading on a National Securities Exchange;

(ii) the Closing Price of the Common Units on the principal National Securities Exchange on which the Common Units are then listed for, or admitted to, trading must exceed 140% of the Series B Issue Price for any 20 Trading Days during the 30-Trading Day period immediately preceding the Series B Mandatory Conversion Notice Date;

(iii) the average daily trading volume of the Common Units on the principal National Securities Exchange on which the Common Units are then listed for, or admitted to, trading must exceed 200,000 Common Units (as such amount may be adjusted to reflect any Unit split, combination or similar event) for the 60 Trading Days immediately preceding the Series B Mandatory Conversion Notice Date;

(iv) the Partnership shall not have repurchased on any day in the 30-Trading Day period immediately preceding the Series B Mandatory Conversion Notice Date more than ten percent (10%) of the 30-day trailing average trading volume of the Common Units on the principal National Securities Exchange on which the Common Units are then listed for, or admitted to, trading (calculated as of the Series B Mandatory Conversion Notice Date); and

(v) the Partnership must have an effective registration statement on file with the Commission covering resales of the underlying Common Units to be received by the applicable Series B Preferred Unitholders upon any such conversion;

provided, however, that the Partnership (A) may only convert up to an aggregate number of Series B Preferred Units, including any Series B Preferred Units converted by Series B Preferred Unitholders in that same quarter pursuant to Paragraph 10(a), with an underlying value of Common Units equal to or less than $50.0 million based on the VWAP for the 30 Trading Days preceding such Series B Mandatory Conversion Notice Date, and (B) shall not have the right to convert any Series B Preferred Units of a Series B Preferred Unitholder (I) during any Lock-Up Period applicable to any Series B Preferred Unitholder or (II) unless the Partnership simultaneously makes the allocation under Paragraph 5(b) of this Supplemental Terms Annex so that the Capital Account of each Series B Conversion Unit being converted equals that of the Outstanding Initial Common Unit. Any such conversion shall be allocated among the Series B Preferred Unitholders on a Pro Rata basis or on such other basis as may be agreed upon by all Series B Preferred Unitholders.

Nothing in this Paragraph 10(b) of this Supplemental Terms Annex, however, is intended to limit or prevent a Series B Preferred Unitholder from electing to convert its Series B Preferred Units into Common Units in accordance with Paragraph 10(a) of this Supplemental Terms Annex, and the Partnership shall not have any right to convert Series B Preferred Units from a Series B Preferred Unitholder to the extent such Series B Preferred Unitholder validly delivers to the Partnership a valid Series B Conversion Notice covering all of the Series B Preferred Units that are the subject of the applicable Series B Mandatory Conversion Notice prior to the Series B Conversion Date in respect of the applicable Series B Mandatory Conversion Notice.

(c) Conversion Notice.

(i) To convert Series B Preferred Units into Common Units pursuant to Paragraph 10(a) of this Supplemental Terms Annex, a Series B Converting Unitholder shall give written notice (a “Series B Conversion Notice,” and the date such notice is received, a “Series B Conversion Notice Date”) to the Partnership stating that such Series B Preferred Unitholder elects to so convert Series B Preferred Units pursuant to Paragraph 10(a) of this Supplemental Terms Annex, the number of Series B Preferred Units to be converted and the Person to whom the applicable Series B Conversion Units should be issued.

(ii) To convert Series B Preferred Units into Common Units pursuant to Paragraph 10(b) of this Supplemental Terms Annex, the Partnership shall give written notice (a “Series B Mandatory Conversion Notice,” and the date such notice is sent by the Partnership, a “Series B Mandatory Conversion Notice Date”) to each Record Holder of Series B Preferred Units stating that the Partnership elects to so convert Series B Preferred Units pursuant to Paragraph 10(b) of this Supplemental Terms Annex, that the conditions for electing conversion have been satisfied and the number of Series B Preferred Units to be so converted. The applicable Series B Conversion Units shall be issued in the name of the Record Holder of such Series B Preferred Units.

(d) Timing. If a Series B Conversion Notice is delivered by a Series B Preferred Unitholder to the Partnership or a Series B Mandatory Conversion Notice is delivered by the Partnership to a Series B Preferred Unitholder, each in accordance with Paragraph 10(c) of this Supplemental Terms Annex, the Partnership shall issue the applicable Series B Conversion Units no later than five (5) Business Days after the Series B Conversion Notice Date or the Series B Mandatory Conversion Notice Date, as the case may be (any date of issuance of Common Units upon conversion of Series B Preferred Units pursuant to this Paragraph 10 or Paragraph 11 of this Supplemental Terms Annex, a “Series B Conversion Date”). On the Series B Conversion Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Series B Conversion Units issuable upon conversion to such Series B Preferred Unitholder (or designated recipient(s)), by crediting the account of the Series B Preferred Unitholder (or designated recipient(s)) through its Deposit Withdrawal Agent Commission system. The parties agree to coordinate with the Transfer Agent to accomplish this objective. Subject to Paragraph 6(d) of this Supplemental Terms Annex, upon issuance of Series B Conversion Units to the Series B Converting Unitholder (or its designated recipient(s)), all rights of such Series B Converting Unitholder with respect to the converted Series B Preferred Units shall cease, and such Series B Converting Unitholder shall be treated for all purposes as the Record Holder of such Series B Conversion Units.

(e) Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, after the Series B Issuance Date, the Partnership (1) makes a distribution on the Common Units payable in Common Units or other Partnership Interests, (2) subdivides or splits its Outstanding Common Units into a greater number of Common Units, (3) combines or reclassifies the Common Units into a lesser number of Common Units, (4) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), (5) effects a Pro Rata repurchase of Common Units, in each case other than in connection with a Series B Change of Control (which shall be governed by Paragraph 11 of this Supplemental Terms Annex), (6) issues to holders of Common Units, in their capacity as holders of Common Units, rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the market value thereof, (7) distributes to holders of Common Units evidences of indebtedness, Partnership Interests (other than Common Units) or other assets (including securities, but excluding any distribution referred to in clause (1) above, any rights or warrants referred to in clause (6) above, any consideration payable in connection with a tender or exchange offer made by the Partnership or any of its Subsidiaries and any distribution of Units or any class or series, or similar Partnership Interest, of or relating to a Subsidiary or other business unit of the Partnership in the case of certain spin-off transactions described below), or (8) consummates a spin-off, where the Partnership makes a distribution to all holders of Common Units consisting of Units of any class or series, or similar equity interests of, or relating to, a Subsidiary or other business unit of the Partnership, then the Series B Conversion Rate, the Series B Redemption Price and, solely for purposes of Paragraph 10(b)(ii) of this Supplemental Terms Annex, the Series B Issue Price, in each case, in effect at the time of the Record Date for such distribution or the effective date of any such other transaction shall be proportionately adjusted: (A) in respect of clauses (1) through (4) above, so that the conversion of the Series B Preferred Units after such time shall entitle each Series B Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified, as applicable) that such Series B Preferred Unitholder would have been entitled to receive if the Series B Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, (B) in respect of clauses (5) through (8) above, in the reasonable discretion of the General Partner to appropriately ensure that the Series B Preferred Units are convertible into an economically equivalent number of Common Units after taking into account the event described in clauses (5) through (8) above, and (C) in addition to the foregoing, in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Paragraph 10(e) of this Supplemental Terms Annex relating to the Series B Preferred Units shall not be abridged or amended and that the Series B Preferred Units shall thereafter retain the same powers, economic rights, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series B Preferred Units had immediately prior to such transaction or event. Notwithstanding the above, if any other terms of the Series B Preferred Units require adjustment to achieve the economic equivalence described above, such terms shall be proportionately adjusted in the manner determined in the General Partner’s reasonable discretion to take into account any such subdivision, split, combination or reclassification. An adjustment made pursuant to this Paragraph 10(e) shall become effective immediately after the Record Date, in the case of a distribution, and shall become effective immediately after the applicable effective date, in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(f) No Adjustments for Certain Items. Notwithstanding any of the other provisions of this Paragraph 10, no adjustment shall be made to the Series B Conversion Rate, the Series B Redemption Price or the Series B Issue Price pursuant to Paragraph 10(e) of this Supplemental Terms Annex as a result of any of the following:

(i) any cash distributions made to holders of the Common Units, Subordinated Units or Series A Preferred Units (unless made in breach of Paragraph 6(b) of this Supplemental Terms Annex);

(ii) any issuance of Partnership Interests in exchange for cash;

(iii) any grant of Common Units or options, warrants or rights to purchase or receive Common Units or the issuance of Common Units upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Partnership or its Subsidiaries, under compensation plans and agreements approved by the General Partner (including any long-term incentive plan);

(iv) any issuance of Common Units as all or part of the consideration to effect (A) the closing of any acquisition by the Partnership or any of its Subsidiaries of assets or equity interests of a third party in an arm’s-length transaction or (B) the consummation of a merger, consolidation or other business combination of the Partnership with another entity in which the Partnership survives and the Common Units remain Outstanding, provided that any such transaction set forth in clause (A) or (B) of this Paragraph 10(f)(iv) is approved by the General Partner;

(v) the issuance of Common Units or Subordinated Units upon conversion of Series A Preferred Units;

(vi) the issuance of Common Units upon conversion of Subordinated Units; or

(vii) the issuance of Common Units upon conversion of Series B Preferred Units or Series B Parity Securities.

Notwithstanding anything in this Agreement to the contrary, (x) whenever the issuance of a Partnership Interest or other event would require an adjustment to the Series B Conversion Rate under one or more provisions of this Agreement, only one adjustment shall be made to the Series B Conversion Rate in respect of such issuance or event and (y) unless otherwise determined by the General Partner, no adjustment to the Series B Conversion Rate or the Series B Issue Price shall be made with respect to any distribution or other transaction described in Paragraph 10(e) of this Supplemental Terms Annex if the Series B Preferred Unitholders are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon conversion of the Series B Preferred Units immediately prior to such event at the then applicable Series B Conversion Rate, without having to convert their Series B Preferred Units.

11. Series B Change of Control.

(a) Subject to Paragraph 10(b) of this Supplemental Terms Annex, in the event of a Series B Cash Change of Control, the Outstanding Series B Preferred Units shall be automatically converted, without requirement of any action of the Series B Preferred Unitholders, into Common Units at the Series B COC Conversion Rate immediately prior to the closing of the applicable Series B Cash Change of Control.

(b) Subject to Paragraph 10(b) of this Supplemental Terms Annex, and not less than ten (10) Business Days prior to consummating a Series B Change of Control (other than a Series B Cash Change of Control), the B-14 Partnership shall provide written notice thereof to the Series B Preferred Unitholders. Subject to Paragraph 10(b) of this Supplemental Terms Annex, if a Series B Change of Control (other than a Series B Cash Change of Control) occurs, then each Series B Preferred Unitholder, with respect to all but not less than all of its Series B Preferred Units, by notice given to the Partnership within ten (10) Business Days of the date the Partnership provides written notice of such Series B Change of Control described in this Paragraph 11(b), shall be entitled to elect one (1) of the following (with the understanding that any Series B Preferred Unitholder who fails to timely provide notice of its election to the Partnership shall be deemed to have elected the option set forth in clause (i) below):

(i) convert all, but not less than all, of such Series B Preferred Unitholder’s Outstanding Series B Preferred Units into Common Units at the then-applicable Series B Conversion Rate;

(ii) except as described below, if (A) the Partnership will not be the surviving Person upon the consummation of such Series B Change of Control or (B) the Partnership will be the surviving Person but its Common Units will no longer be listed or admitted to trading on a National Securities Exchange, then require the Partnership to use its commercially reasonable efforts to deliver or to cause to be delivered to the Series B Preferred Unitholders, in exchange for their Series B Preferred Units upon the consummation of such Series B Change of Control, a security in the surviving Person or the parent of the surviving Person that has powers, rights, preferences and privileges substantially similar to the Series B Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in Paragraph 6 of this Supplemental Terms Annex and a conversion rate proportionately adjusted such that the conversion of such security in the surviving Person or parent of the surviving Person immediately following the consummation of such Series B Change of Control would entitle the Record Holder to the number of common securities of such Person (together with a number of common securities of equivalent value to any other assets received by holders of Common Units in such Series B Change of Control) which, if a Series B Preferred Unit had been converted into Common Units immediately prior to such Series B Change of Control, such Record Holder would have been entitled to receive immediately following such Series B Change of Control (such security in the surviving Person, a “Series B Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered Series B Substantially Equivalent Units to any Series B Preferred Unitholder in connection with such Series B Change of Control, then such Series B Preferred Unitholder shall be entitled to (Y) require redemption of such Series B Preferred Units in the manner contemplated by clause (iv) of this Paragraph 11(b) of this Supplemental Terms Annex or (Z) convert the Series B Preferred Units held by such Series B Preferred Unitholder immediately prior to such Series B Change of Control into a number of Common Units at a conversion ratio equal to the quotient of (I)(a) the product of (i) 160% multiplied by (ii) the Series B Issue Price, less (b) such Series B Preferred Unitholder’s Pro Rata portion of the sum of (i) the aggregate cash distributions paid on all Series B Preferred Units on or prior to the date of such Series B Change of Control and (ii) an amount in cash equal to the aggregate Series B Quarterly Distributions paid in Series B PIK Units (based on the value of such Series B PIK Units on the applicable Series B PIK Payment Date) on or prior to the date of such Series B Change of Control, divided by (II) an amount equal to 95% of the VWAP for the 30-Trading Day period ending on the Trading Date immediately before the consummation of such Series B Change of Control; provided, however, that such conversion ratio shall in no event result in a value per Series B Preferred Unit that exceeds (1) 125% of the Series B Issue Price, in the case of a Series B Change of Control occurring prior to [•] [•], 201815; (2) 130% of the Series B Issue Price, in the case of a Series B Change of Control occurring on or after [•] [•], 2018, but prior to [•] [•], 201916; and (3) 140% of the Series B Issue Price, in the case of a Series B Change of Control occurring on or after [•] [•], 2019 but prior to [        ], 202017;

(iii) if the Partnership is the surviving Person upon the consummation of such Series B Change of Control and its Common Units continue to be listed for, or admitted to, trading on a National Securities Exchange, continue to hold such Series B Preferred Unitholder’s respective Series B Preferred Units; or

[15]	The first anniversary of the Series B Issuance Date.
[16]	The second anniversary of the Series B Issuance Date.
[17]	The third anniversary of the Series B Issuance Date.

(iv) require the Partnership to redeem all (but not less than all) of such Series B Preferred Unitholder’s respective Series B Preferred Units at a price per Series B Preferred Unit equal to 101% of the sum of (A) the Series B Accrued Amount of such Series B Preferred Unit plus (B) any Series B Partial Period Distributions on such Series B Preferred Unit to the redemption date. At the option of the General Partner and until the Amendment Event, any redemption pursuant to this clause (iv) shall be paid in cash, in Common Units or in a combination thereof. After the Amendment Event, any redemption pursuant to this clause (iv) shall be paid in cash, subject to prior payment of any amounts then due under the Credit Agreement as a result of the event resulting in the Series B Change of Control. After the Amendment Event, if the Partnership is not able to pay in full the redemption in cash pursuant to this clause (iv), the Partnership shall use commercially reasonable efforts to promptly pay the remaining unpaid amount; provided that if such amount is not paid within ninety (90) days, (A) the Series B Preferred Unitholder shall have the option to require such payment in Common Units issued at a value determined in accordance with the following sentence, and (B) the Distribution Rate shall be increased by 2% to the extent the increase included in the final proviso of the first sentence of the definition of Distribution Rate is not already included therein. If all or any portion of such redemption is to be paid in Common Units, the Common Units to be issued shall be valued at 75% of the VWAP for the 30-Trading Day period ending on the fifth Trading Day immediately preceding the consummation of such Series B Change of Control. No later than three Trading Days prior to the consummation of such Series B Change of Control, the Partnership shall deliver a written notice to the Record Holders of the Series B Preferred Units stating the date on which the Series B Preferred Units will be redeemed and the Partnership’s computation of the amount of cash and/or Common Units to be received by the Record Holder upon redemption of such Series B Preferred Units. If the Partnership shall be the surviving Person upon the consummation of such Series B Change of Control, then no later than ten (10) Business Days following the consummation of such Series B Change of Control, the Partnership shall remit the applicable consideration to each Record Holder of then Outstanding Series B Preferred Units entitled to receive such consideration pursuant to this clause (iv). If the Partnership will not be the surviving Person upon the consummation of such Series B Change of Control, then the Partnership shall remit the applicable consideration to such Record Holders immediately prior to the consummation of such Series B Change of Control. The Record Holders shall deliver to the Partnership Certificates representing the Series B Preferred Units, if any, as soon as practicable following such redemption. Record Holders of the Series B Preferred Units shall retain all of the rights and privileges thereof unless and until the consideration due to such Record Holders as a result of such redemption is paid in full. After any such redemption, any such redeemed Series B Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest.

12. Restrictions on Transfers of Series B Preferred Units.

(a) Notwithstanding any other provision of this Paragraph 12 (other than the restriction on transfers to a Person that is not a U.S. resident individual or an entity that is not treated as a U.S. corporation or partnership set forth in Paragraph 12(b)), and subject to Section 4.7 of the Partnership Agreement, each Series B Preferred Unitholder shall be permitted to transfer any Series B Preferred Units owned by such Series B Preferred Unitholder to any of its respective Affiliates. For the avoidance of doubt, the restrictions set forth in this Paragraph 12 are in addition to such other restrictions set forth in the Partnership Agreement.

(b) Without the prior written consent of the General Partner, except as specifically provided in this Supplemental Terms Annex, each Series B Preferred Unitholder shall not: (1) prior to [•] [•], 201818, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Series B Preferred Units or Series B Conversion Units; (2) prior to [•] [•], 201919, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to any class or series of Partnership Interests; (3) transfer any Series B Preferred Units or Series B Conversion Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected

[18]	The first anniversary of the Series B Issuance Date.
[19]	The second anniversary of the Series B Issuance Date.

to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Series B Preferred Units or Series B Conversion Units, regardless of whether any transaction described above is to be settled by delivery of Series B Preferred Units, Common Units, Subordinated Units or other securities, in cash or otherwise (provided, however, that the foregoing clause (3) shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes, to the satisfaction of the Partnership, that it is entitled to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury regulations thereunder); or (4) effect any transfer of Series B Preferred Units or Series B Conversion Units in a manner that violates the terms of the Partnership Agreement or this Supplemental Terms Annex; provided, however, that any Series B Preferred Unitholder may at any time on and after the Series B Issuance Date, pledge all or any portion of its Series B Preferred Units to any holders of obligations owed by such Series B Preferred Unitholder, including to the trustee for, or agent or representative of, such Series B Preferred Unitholder, and, in each case, as applicable, subject to clauses (3) and (4) above, any such pledge and any foreclosure, sale or other remedy exercised pursuant to the pledge thereon and/or subsequent transfer by any such pledgee on any such pledged Series B Preferred Units shall not be considered a violation or breach of this Paragraph 12(b) of this Supplemental Terms Annex. Notwithstanding the foregoing, any transferee (which, for the avoidance of doubt, shall not include any pledgee of Series B Preferred Units) receiving any Series B Preferred Units pursuant to this Paragraph 12(b) of this Supplemental Terms Annex (including upon any foreclosure upon pledged Series B Preferred Units) shall be obligated to agree to the restrictions set forth in this Paragraph 12(b) of this Supplemental Terms Annex as a condition to such transfer. For the avoidance of doubt, in no way shall this Paragraph 12(b) of this Supplemental Terms Annex be construed to (i) prohibit changes in the composition of any Series B Preferred Unitholder or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of such Series B Preferred Unitholder or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of such Series B Preferred Unitholder among such Series B Preferred Unitholder, its Affiliates and the limited partners or members of the private equity fund vehicles that indirectly own such Series B Preferred Unitholder, (ii) prohibit members of the general partner of any Series B Preferred Unitholder from changing over time or (iii) prohibit limited partners of any ultimate fund that indirectly owns any Series B Preferred Unitholder from transferring interests to other Persons in the ordinary course of business in the secondary market.

(c) Subject to Section 4.7 of the Partnership Agreement and compliance with any applicable securities laws or other provisions of this Supplemental Terms Annex, at any time after [•] [•], 201820, the Series B Preferred Unitholders may freely transfer their Series B Preferred Units, provided, however, that each such transfer involves an aggregate number of Series B Preferred Units with an underlying value of Common Units equal to or greater than $50.0 million (taking into account and including any concurrent transfers by any Affiliates of such Series B Preferred Unitholder) based on the Closing Price of Common Units on the Trading Day immediately preceding the date of such transfer (or a lesser underlying value if such transfer (1) will result in the transfer of all of the Series B Preferred Units held by such holder and its Affiliates or (2) has been approved by the General Partner, in its sole discretion); provided, however, that this Paragraph 12(c) of this Supplemental Terms Annex shall not eliminate, modify or reduce the obligations set forth in clauses (2), (3) or (4) of Paragraph 12(b) of this Supplemental Terms Annex.

13. [RESERVED]

14. Optional Redemption.

(a) Upon not less than twenty (20) Business Days prior written notice (each, a “Series B Redemption Notice”), the Partnership may redeem the Series B Preferred Units, in whole or in part, (1) at any time during the 90-day period beginning on and after [•] [•], 202321, at a redemption price equal to 105% of the Series B Issue Price plus the Series B Unpaid Distributions with respect thereto plus any Series B Partial Period Distributions with respect thereto, and (2) at any time during the 90-day period beginning on each Readjustment Date thereafter, at a

[20]	The first anniversary of the Series B Issuance Date.
[21]	NTD: The sixth anniversary of the Series B Issuance Date.

redemption price payable wholly in cash equal to the Series B Issue Price plus all Series B Unpaid Distributions with respect thereto plus any Series B Partial Period Distributions with respect thereto; provided, however, the Partnership shall not exercise its redemption rights pursuant to this Paragraph 14 of this Supplemental Terms Annex during any Lock-Up Period applicable to any Series B Preferred Unitholder.

(b) The Series B Redemption Notice shall be furnished to the Series B Preferred Unitholders whose Series B Preferred Units are to be redeemed; provided, however, that if the Partnership intends to make a partial redemption of the Series B Preferred Units, then the Partnership shall not be entitled to exercise such option unless such redemption will involve an aggregate number of Series B Preferred Units with an underlying value of Common Units equal to or greater than $100.0 million based on the Series B Issue Price (or such lesser amount to the extent such redemption will result in the redemption of all of the Outstanding Series B Preferred Units). If fewer than all of the Outstanding Series B Preferred Units are to be redeemed, any such redemption shall be allocated among the Series B Preferred Unitholders on a Pro Rata basis (as nearly as practicable without creating fractional Units) or on such other basis as may be agreed upon by the Series B Preferred Unitholders.

(c) On and after any date fixed for redemption (each a “Series B Redemption Date”), provided that the Partnership has made available at the office of the Transfer Agent a sufficient amount of funds to effect the redemption, distributions will cease to accrue on the Series B Preferred Units called for redemption, such Series B Preferred Units shall no longer be deemed to be outstanding and all rights of the holders of such units as holders of Series B Preferred Units shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Series B Redemption Date. Notice of any redemption will be irrevocable and will be provided by the Partnership not less than twenty (20) Business Days prior to the Series B Redemption Date, addressed to the respective Record Holders of the Series B Preferred Units to be redeemed at their respective addresses as they appear on the books and records of the Partnership. No failure to give such notice or any defect therein shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to any Series B Preferred Unitholder to whom the Partnership has failed to give notice or except as to any Series B Preferred Unitholder to whom notice was defective. In addition to any information required by applicable law, such notice shall state: (1) the Series B Redemption Date; (2) the Series B Redemption Price; and (3) whether all or less than all of the Outstanding Series B Preferred Units are to be redeemed, the aggregate amount of Series B Preferred Units to be redeemed and, if less than all Series B Preferred Units held by such Series B Preferred Unitholder are to be redeemed, the number of Series B Preferred Units that will be redeemed. The notice may also require delivery of Certificates representing the Series B Preferred Units to be redeemed, if any, together with certification as to the ownership of such Series B Preferred Units. Upon the redemption of Series B Preferred Units pursuant to this Paragraph 14, all rights of a Series B Preferred Unitholder with respect to the redeemed Series B Preferred Units shall cease, and such redeemed Series B Preferred Units shall cease to be Outstanding for all purposes of this Agreement.

(d) If the Partnership defaults in the payment of the redemption price by failing to pay such price by the date specified in the notice of redemption, then the Series B Preferred Units that were called for redemption shall remain outstanding and continue to accumulate the Series B Distribution Amount.

(e) Upon any redemption of Series B Preferred Units pursuant to this Paragraph 14, the Partnership shall pay the Series B Redemption Price to the applicable Series B Preferred Unitholders by wire transfer of immediately available funds to an account specified by each such Series B Preferred Unitholder in writing to the General Partner as requested in the notice of redemption.

(f) Except as provided in Paragraph 11(b)(iv) of this Supplemental Terms Annex, no Series B Preferred Unitholder shall have the right to require the Partnership to redeem any Series B Preferred Units. Nothing in this Paragraph 14, however, is intended to limit or prevent a Series B Preferred Unitholder from electing to convert its Series B Preferred Units into Common Units in accordance with Paragraph 10, and the Partnership shall not have any right to redeem Series B Preferred Units from a Series B Preferred Unitholder to the extent such Series B Preferred Unitholder delivers a valid Series B Conversion Notice covering all of the Series B Preferred Units that are the subject of the applicable Series B Redemption Notice to the Partnership prior to the Series B Redemption Date in respect of the applicable Series B Redemption Notice. Except as provided in this Paragraph 14, the Partnership shall not have the right under any provision of this Supplemental Terms Annex or the Partnership Agreement at its option to redeem Series B Preferred Units.

15. Allocations.

(a) Notwithstanding anything to the contrary in this Supplemental Terms Annex or the Partnership Agreement, following any allocation made pursuant to Section 6.1(d) of the Partnership Agreement or Paragraph 13(a)(iii) of the Supplemental Terms Annex A but prior to making any allocation pursuant to any other portion of Section 6.1 of the Partnership Agreement or Paragraphs 13(a)(i), 13(a)(ii) or 13(a)(iv) of the Supplemental Terms Annex A, all or any portion of any items of Partnership gross income or gain for the taxable period shall be allocated to all Unitholders in respect of Series B Preferred Units, Pro Rata, until the aggregate of such items allocated to such Unitholders pursuant to this Paragraph 15(a) of this Supplemental Terms Annex for the current and all previous taxable periods since issuance of the Series B Preferred Units is equal to the sum of (1) the aggregate amount of cash (but, for the avoidance of doubt, not Series B PIK Units) distributed with respect to such Series B Preferred Units for the current and previous taxable periods and (2) the aggregate Net Loss allocated to the Unitholders in respect of Series B Preferred Units pursuant to Paragraph 15(b) of this Supplemental Terms Annex for all previous taxable periods; provided, however, gross income or gain shall not be allocated pursuant to this Paragraph 15(a) of this Supplemental Terms Annex to the extent such allocation would cause the Capital Account in respect of any Outstanding Series B Preferred Unit to exceed the Series B Issue Price. Notwithstanding anything to the contrary in Section 6.1(a) of the Partnership Agreement or Paragraph 13(a)(i)(1) of the Supplemental Terms Annex A, in no event shall any Net Income be allocated pursuant to Section 6.1(a) of the Partnership Agreement or Paragraph 13(a)(i)(1) of the Supplemental Terms Annex A to Unitholders in respect of Series B Preferred Units.

(b) Notwithstanding anything to the contrary in Section 6.1(b) of the Partnership Agreement or Paragraph 13(a)(i)(2) of the Supplemental Terms Annex A, (1) Unitholders holding Series B Preferred Units shall not receive any allocation pursuant to Section 6.1(b)(i) of the Partnership Agreement or Paragraph 13(a)(i)(2) of the Supplemental Terms Annex A with respect to their Series B Preferred Units and (2) following any allocation made pursuant to Section 6.1(b)(i) of the Partnership Agreement or Paragraph 13(a)(i)(2)(a) of the Supplemental Terms Annex A and prior to any allocation made pursuant to Section 6.1(b)(ii) of the Partnership Agreement or Paragraph 13(a)(i)(2)(b) of the Supplemental Terms Annex A, Net Loss shall be allocated to all Unitholders holding Series B Preferred Units, Pro Rata, until the Adjusted Capital Account of each such Unitholder in respect of each Outstanding Series B Preferred Unit has been reduced to zero.

(c) Notwithstanding anything to the contrary in Section 6.1(c) of the Partnership Agreement or Paragraph 13(a)(ii) of the Supplemental Terms Annex A, (1) Unitholders holding Series B Preferred Units shall not be allocated Net Termination Gain in accordance with Section 6.1(c)(i) or Section 6.1(c)(iv) of the Partnership Agreement or Paragraph 13(a)(ii)(1) or Paragraph 13(a)(ii)(4) of the Supplemental Terms Annex A and (2) following any allocation made pursuant to Section 6.1(c)(i)(A) or Section 6.1(c)(iv)(A) of the Partnership Agreement, respectively, or Paragraph 13(a)(ii)(1)(a) of the Supplemental Terms Annex A, and prior to any allocation made pursuant to Section 6.1(c)(i)(B) or Section 6.1(c)(iv), respectively, of the Partnership Agreement, respectively, or Paragraph 13(a)(ii)(1)(b) or Paragraph 13(a)(ii)(iv), respectively, of the Supplemental Terms Annex A, any remaining Net Termination Gain shall be allocated to all Unitholders holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series B Preferred Unit is equal to the Series B Liquidation Amount (excluding, other than in connection with the liquidation of the Partnership, any amount of Series B Unpaid Distributions included in such Series B Liquidation Amount).

(d) Notwithstanding anything to the contrary in Section 6.1(c) of the Partnership Agreement or Paragraph 13(a)(ii) of the Supplemental Terms Annex A, (1) Unitholders holding Series B Preferred Units shall not be allocated Net Termination Loss in accordance with Section 6.1(c)(ii) or Section 6.1(c)(iii) of the Partnership Agreement or Paragraph 13(a)(ii)(2) or Paragraph 13(a)(ii)(3) of the Supplemental Terms Annex A, and (2) following any allocation made pursuant to Section 6.1(c)(ii)(B) or Section 6.1(c)(iii)(B) of the Partnership Agreement, respectively, or Paragraph 13(a)(ii)(2)(b) or Paragraph 13(a)(ii)(3)(b), respectively, of the Supplemental Terms Annex A and prior to any allocation made pursuant to Section 6.1(c)(ii)(C) or Section 6.1(c)(iii)(C) of the Partnership Agreement, respectively, or Paragraph 13(a)(ii)(2)(c) or Paragraph 13(a)(ii)(3)(c), respectively, of the Supplemental Terms Annex A, any remaining Net Termination Loss shall be allocated to all Unitholders holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series B Preferred Unit has been reduced to zero.

16. Liquidation Value. In the event of any liquidation, dissolution and winding up of the Partnership under Section 12.4 of the Partnership Agreement, either voluntary or involuntary, the Record Holders of the Series B Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to the Partners or any Assignees, prior to any distribution of any assets of the Partnership to the Record Holders of any other class or series of Partnership Interests other than Series A Preferred Units (but subject to the rights of the holders of Outstanding Series A Preferred Units with respect to the Series A Liquidation Preference Amount pursuant to Paragraph 15 of the Supplemental Terms Annex A), the positive balance in each such holder’s Capital Account in respect of such Series B Preferred Units. At least ten (10) days prior to any liquidation or winding up of the Partnership under Section 12.4 of the Partnership Agreement, the Partnership shall provide to the Record Holders of the Series B Preferred Units an estimate of the Capital Account in respect of each Series B Preferred Unit after giving effect to the allocations described in the Partnership Agreement including this Paragraph 16 of this Supplemental Terms Annex (other than Supplemental Terms Annex A in respect of any Outstanding Series A Preferred Units). If in the year of such liquidation and winding up, any such Record Holder’s Capital Account in respect of such Series B Preferred Units is less than the Series B Liquidation Amount of such Series B Preferred Units, then notwithstanding anything to the contrary contained in the Partnership Agreement (other than Supplemental Terms Annex A in respect of any Outstanding Series A Preferred Units) including this Supplemental Terms Annex, and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentence, items of gross income, gain, loss or deduction shall be allocated to all Unitholders then holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series B Preferred Unit is equal to the Series B Liquidation Amount (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of such liquidation, dissolution or winding up any such Record Holder’s Capital Account in respect of such Series B Preferred Units is less than the aggregate Series B Liquidation Amount of such Series B Preferred Units after the application of the preceding sentence, then to the extent permitted by applicable law and notwithstanding anything to the contrary contained in this Agreement, items of gross income, gain, loss or deduction for any preceding taxable period(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Partnership shall be reallocated to all Unitholders then holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series B Preferred Unit after making allocations pursuant to this and the immediately preceding sentence is equal to the Series B Liquidation Amount (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). After such allocations have been made to the Outstanding Series B Preferred Units, any remaining Net Termination Gain or Net Termination Loss shall be allocated to the Partners pursuant to Section 6.1(c) or Section 6.1(d) of the Partnership Agreement, as the case may be.

17. No Preemptive Rights. No Series B Preferred Unitholder in its capacity as a holder of Series B Preferred Units shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interests, whether unissued, held in the treasury or hereafter created.

18. Fully Paid and Non-Assessable. Any Series B Conversion Unit(s) delivered pursuant to this Supplemental Terms Annex shall be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act), and shall be free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act, the Partnership Agreement or this Supplemental Terms Annex or created by the holders thereof.

19. Notices. For the avoidance of doubt, the Partnership shall distribute to the Record Holders of Series B Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the Record Holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such Record Holders of such Common Units.

20. Allocations for Tax Purposes. If, as a result of the conversion of a Series B Preferred Unit into Common Units and the adjustments pursuant to Section 5.4(d)(i) of the Partnership Agreement or Paragraph 5 of this Supplemental Terms Annex, a Capital Account reallocation is required consistent with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

21. Requirement and Characterization of Distributions; Distributions to Record Holders. Notwithstanding Section 6.3(b) of the Partnership Agreement, but subject to Sections 17-607 and 17-804 of the Delaware Act, the General Partner may cause the Partnership to make special distributions of cash or cash equivalents in connection with contributions of assets by Partners or by Persons who shall become Partners by virtue of such contribution if such special distributions and contributions are the result of an arm’s length transaction between the parties. Such distributions shall not be subject to, or considered as distributions under, (a) Paragraph 6(b) of this Supplemental Terms Annex and (b) Section 6.1(d)(iii) and the third and fourth sentences of Section 6.3(a), Section 6.4 or Section 6.5 of the Partnership Agreement. Notwithstanding anything to the contrary set forth in this Agreement (including Section 6.1(d)(iii)), no Partner shall receive an allocation of income (including gross income) or gain as a result of receiving a distribution provided for in this Paragraph 21.

22. Special Provisions Relating to the Series B Preferred Units.

(a) Subject to any applicable transfer restrictions in Section 4.7 of the Partnership Agreement or Paragraph 12 of this Supplemental Terms Annex, the holder of a Series B Preferred Unit or a Series B Conversion Unit shall provide notice to the Partnership of the transfer of any such Series B Preferred Unit or Series B Conversion Unit, as applicable, by the earlier of (i) thirty (30) days following such transfer and (ii) the last Business Day of the calendar year during which such transfer occurred; provided, however, that no such notice will be required with respect to a transfer of a Series B Conversion Unit unless the Partnership has notified the Purchaser that it has made the allocation provided for under Paragraph 5(b) of this Supplemental Terms Annex and was not able to cause the capital account of each Series B Conversion Unit to equal that of the Outstanding Initial Common Unit. In connection with the condition imposed by this Paragraph 22, the Partnership shall take whatever steps are required to provide economic uniformity to the Series B Conversion Unit in preparation for a transfer of such Unit; provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units (for this purpose the allocations of income, gain, loss and deductions, the making of any guaranteed payments or any reallocation of Capital Account balances, among the Partners in accordance with Section 5.4(d)(i) of the Partnership Agreement, Paragraph 5 of this Supplemental Terms Annex, and Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4) with respect to Series B Preferred Units or Series B Conversion Units will be deemed not to have a material adverse effect on the Unitholders holding Common Units).

(b) Notwithstanding anything to the contrary set forth in this Supplemental Terms Annex, the holders of the Series B Preferred Units (i) shall (A) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII of the Partnership Agreement and (B) have a Capital Account as a Partner pursuant to Section 5.4 of the Partnership Agreement and Paragraph 5 of this Supplemental Terms Annex and all other provisions related thereto and (ii) shall not (A) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided in this Supplemental Terms Annex or (B) be entitled to any distributions other than as provided in this Supplemental Terms Annex and Article VI of the Partnership Agreement.

(c) None of the provisions of Section 4.8 or Section 4.9 of the Partnership Agreement apply with respect to the Series B Preferred Units and the Series B Conversion Units.

23. Right to Acquire Limited Partner Interests. Notwithstanding anything herein or in the Partnership Agreement to the contrary, the terms of Article XV of the Partnership Agreement shall not apply while this Supplemental Terms Annex remains in effect.

24. Right to Vote Units. Notwithstanding anything to the contrary in the Partnership Agreement, the restrictions in the definition of “Outstanding” that apply to Persons that beneficially own 15% or more of any class of Partnership Interests shall not restrict a Series B Preferred Unitholder from voting all, and being deemed present with respect to all, of his, her or its Series B Preferred Units on any matter.

25. Additional Information. On a Series B Preferred Unitholder’s request and no more than once a quarter, the General Partner agrees to make available its chief executive officer, president or chief financial officer to discuss with such Series B Preferred Unitholder the Partnership’s financial condition and operations.

26. Other Modifications to Partnership Agreement. For purposes of determining the Percentage Interest of any Unitholder with respect to Series B Preferred Units as of any date of determination, each Series B Preferred Unit shall be deemed to have converted into the number of Common Units into which such Series B Preferred Unit is convertible as of such date at the then applicable Series B Conversion Rate, and such Common Units shall be deemed to be Outstanding Units and such Series B Preferred Units shall be deemed not to be Outstanding Units.

27. Invalidity of Provisions.

(a) If any provision or part of a provision of this Supplemental Terms Annex is or becomes, for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and part thereof contained herein shall not be affected thereby, and this Supplemental Terms Annex shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

(b) If this Supplemental Terms Annex, when read together with the Partnership Agreement, fails to include any provision, or part of a provision, from the Partnership Agreement that was required to be included herein (a “required provision”) by virtue of any provision of the Partnership Agreement, this Supplemental Terms Annex shall, to the fullest extent permitted by law, be reformed and construed as if such provision, or part of a provision, had been included herein (it being understood that any required provision that relates solely to the rights or preferences of the Series B Preferred Units or Unitholders shall be included in this Supplemental Terms Annex and any other required provision shall be included in the Partnership Agreement). Any provision or part of a provision of this Supplemental Terms Annex that conflicts with any such required provision shall be reformed and construed as if such conflicting provision had never been contained herein. The terms of this Supplemental Terms Annex shall only be modified by this Paragraph 27(b) to the extent necessary to give effect to such required provision.

28. Effectiveness. This Supplemental Terms Annex shall be deemed to be effective upon execution by the General Partner of the Amendment to which this Supplemental Terms Annex is attached as Annex B.

29. Termination. Except for the right of a holder of Series B Preferred Units to receive Common Units and certain payments as expressly set forth in Paragraph 10 and Paragraph 6(b) of this Supplemental Terms Annex, in the case of conversion of Series B Preferred Units, or Paragraph 14 of this Supplemental Terms Annex, in the case of redemption of Series B Preferred Units, this Supplemental Terms Annex shall automatically terminate and be of no further force and effect at such time as no Series B Preferred Units remain Outstanding.

Exhibit C

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit C-1

Execution Version

BLACK STONE MINERALS, L.P.

and

MINERAL ROYALTIES ONE, L.L.C.

REGISTRATION RIGHTS AGREEMENT

Dated [•], 2017

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2017 (this “Agreement”), is entered into by and among BLACK STONE MINERALS, L.P., a Delaware limited partnership (the “Partnership”), and Mineral Royalties One, L.L.C., a Delaware limited liability company (the “Purchaser”).

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of Series B Preferred Units (the date of such closing, the “Closing Date”) pursuant to the Series B Preferred Unit Purchase Agreement, dated as of [•], 2017, by and among the Partnership and the Purchaser (the “Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” (including, with correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the General Partner or the Partnership, on the one hand, and the Purchaser, on the other, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by the Purchaser or its Affiliates, shall be considered an Affiliate of the Purchaser.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

“Closing Date” has the meaning set forth in the Recitals of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement.

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“Conversion Unit Registrable Securities” means the Common Units issuable upon conversion of the Series B Preferred Units, all of which are subject to the rights provided herein, until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Conversion Unit Registration Statement” has the meaning specified in Section 2.01(a)(i).

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” means Black Stone Minerals GP, L.L.C., a Delaware limited liability company and the general partner of the Partnership.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Liquidated Damages” has the meaning specified in Section 2.01(b).

“Liquidated Damages Multiplier” means the product of (a) the Preferred Unit Price and (b) the number of Registrable Securities then held by the applicable Holder and to be included on the applicable Registration Statement.

“Lock-Up Period” has the meaning specified in Section 2.06.

“Losses” has the meaning specified in Section 2.08(a).

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) that the General Partner shall designate as a National Securities Exchange for purposes of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Other Holder” has the meaning specified in Section 2.02(a).

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

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“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 6, 2015, as amended and supplemented from time to time (including by the Supplemental Terms Annex).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“PIK Units” means any additional Series B Preferred Units issued by the Partnership to the holders of Series B Preferred Units pursuant to paragraph 6(a) of the Supplement Terms Annex.

“Preferred Unit Price” means $20.3926 per unit.

“Preferred Unit Registration Statement” has the meaning specified in Section 2.01(a)(ii).

“Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Registrable Securities” means Conversion Unit Registrable Securities and the Series B Preferred Unit Registrable Securities.

“Registrable Securities Required Voting Percentage” means a majority of the outstanding Registrable Securities voting together as a single class, including the Series B Preferred Unit Registrable Securities on an as-converted basis to Conversion Unit Registrable Securities.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a)(ii).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

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“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Series B Conversion Date” means the date on which all of the Series B Preferred Units are convertible into Common Units pursuant to the terms of the Partnership Agreement.

“Series B Preferred Unit Registrable Securities” means the Series B Preferred Units, all of which are subject to the rights of Series B Preferred Unit Registrable Securities provided herein, until such time as such securities either (a) convert into Common Units pursuant to the terms of the Partnership Agreement or (b) cease to be Registrable Securities pursuant to Section 1.02.

“Series B Preferred Units” means the Series B Preferred Units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement to be issued and sold to the Purchaser pursuant to the Purchase Agreement, including any PIK Units issued in connection therewith.

“Supplemental Terms Annex” has the meaning set forth in the Purchase Agreement.

“Target Effective Date” means with respect to the Conversion Unit Registration Statement for the Conversion Unit Registrable Securities, the second anniversary of the Closing Date, and with respect to the Preferred Unit Registration Statement for the Series B Preferred Unit Registrable Securities, the Target Effective Date specified in Section 2.01(a)(ii).

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Trading Day” means a day on which the principal National Securities Exchange on which the Common Units are listed or admitted to trading is open for the transaction of business or, if such Common Units are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“VWAP” per Common Unit on any Trading Day means the volume-weighted average trading price of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading on such Trading Day for the VWAP calculation period (as an example, a 30-day VWAP shall be calculated as the quotient of (a) total traded value (which shall be the sum of the products of (i) daily VWAP for each of the 30 days during the VWAP calculation period multiplied by (ii) daily volume for each of the 30 days) divided by (b) total volume across the 30-day VWAP calculation period, which, as of the Closing Date, is consistent with the methodology used to calculate the “Bloomberg VWAP” on Bloomberg page “BSM <equity> AQR” (or its equivalent successor if such page is not available)) in respect of the period from the scheduled open of trading until the scheduled close of trading of the VWAP calculation period (or, if such volume-weighted average price is unavailable, the closing price of one Common Unit on such Trading Day as reported on the website of the National Securities Exchange upon which the Common Units are then listed may be used to calculate the VWAP with (x) the product of closing price times daily volume for each applicable day of the VWAP calculation period, summed across the VWAP calculation period, divided (y) total volume across the VWAP calculation period). If the VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the fair market value as determined in good faith by the General Partner in a commercially reasonable manner.

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“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Partnership or one of its direct or indirect subsidiaries and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10. In addition, a Holder will cease to have rights to require Registration of any Registrable Securities held by such Holder under this Agreement (i) with respect to Series B Preferred Unit Registrable Securities, the date on which all Series B Preferred Units have been converted into Common Units pursuant to paragraph 10 of the Supplemental Terms Annex, and (ii) with respect to Conversion Unit Registrable Securities, on the later of (A) the fourth anniversary of the date on which all Series B Preferred Units have been converted into Common Units pursuant to paragraph 10 of the Supplemental Terms Annex and (B) if such Holder is an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Partnership, the date on which such Holder ceases to be an affiliate of the Partnership. For the avoidance of doubt, the provisions of this Section 1.02 do not modify the transfer restrictions applicable to the Holders set forth in paragraph 12 of, and elsewhere in, the Supplemental Terms Annex and the Partnership Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) Shelf Registration Statements.

(i) The Partnership shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act to permit the resale of the Conversion Unit Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Conversion Unit Registration Statement”) and (ii) cause such initial Registration Statement to become effective no later than the Target Effective Date for the Conversion Unit Registration Statement.

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(ii) If the Purchaser owns at least $100 million of Series B Preferred Units (valued based on the Preferred Unit Price), as of the date of such request, then, upon the written request of Purchaser (which request may be given at any time after the 66th month anniversary of the Closing Date), the Partnership shall use its commercially reasonable efforts to prepare and file, and cause to become effective no later than 180 days following its filing (the 180th date being the Target Effective Date for the Series B Preferred Unit Registrable Securities), an initial Registration Statement (or an amendment to the Registration Statement filed pursuant to Section 2.01(a)(i)) to permit the resale of the Series B Preferred Unit Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Preferred Unit Registration Statement” and, each Preferred Unit Registration Statement or Conversion Unit Registration Statement, a “Registration Statement”); provided, however, that the obligation of the Partnership to use such commercially reasonable efforts to prepare, file and cause to become effective such Registration Statement shall terminate immediately and be of no further force and effect if, at any time, the Purchaser fails to own at least $100 million of Series B Preferred Units (valued based on the Preferred Unit Price).

(iii) The Partnership will use its commercially reasonable efforts to cause the Registration Statements to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of the following: (A) the date on which there are no longer any Registrable Securities outstanding and (B) the later of (1) the fourth anniversary of the date on which all Series B Preferred Units have been converted into Common Units pursuant to paragraph 10 of the Supplemental Terms Annex and, (2) if such Holder is an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Partnership, the date on which such Holder ceases to be an affiliate of the Partnership (in each case of clauses (A) or (B) the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership; provided that, if the Partnership is then eligible, it shall file such Registration Statement on Form S-3. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of such Registration Statement.

(b) Failure to Become Effective. If a Registration Statement required by Section 2.01(a) does not become or is not declared effective by the applicable Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, of (i) for each non-overlapping 30-day period for the first 60 days following the applicable Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (ii) for each non-overlapping 30-day period beginning on the 61st day

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following the applicable Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), which shall accrue daily, up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 30-day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(c) Waiver of Liquidated Damages. If the Partnership is unable to cause a Registration Statement to become effective on or before the applicable Target Effective Date, then the Partnership may request a waiver of the Liquidated Damages with respect thereto, which may be granted by the consent of Holders of at least the Registrable Securities Required Voting Percentage, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(d) Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Partnership has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Partnership, would materially and adversely affect the Partnership; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement (A) for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period or (B) during any 60-day period following the conversion of Series B Preferred Units into Common Units pursuant to Paragraph 10(b) of the Supplemental Terms Annex, except, with respect to clause (B), when the Partnership determines in good faith that such suspension is necessary due to the occurrence of an event that (I) was not within the control of the Partnership and (II) by the exercise of reasonable due diligence, the Partnership is unable to prevent. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

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Section 2.02 Piggyback Registration.

(a) Participation. If at any time the Partnership proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on behalf of any other Persons who have or have been granted registration rights (the “Other Holders”) or (ii) following the Series B Conversion Date, a prospectus supplement relating to the sale of Common Units by any Other Holders to an effective “automatic” registration statement, so long as the Partnership is a WKSI at such time or, whether or not the Partnership is a WKSI, so long as the Conversion Unit Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Units by Other Holders in an Underwritten Offering (including an Underwritten Offering undertaken pursuant to Section 2.03), then the Partnership shall give not less than three Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder (together with its Affiliates) owning more than $25 million of Conversion Unit Registrable Securities, calculated on the basis of the Preferred Unit Price, and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering for Other Holders such number of Conversion Unit Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Partnership shall not be required to offer such opportunity (A) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $25 million of Conversion Unit Registrable Securities, in the aggregate (determined by multiplying the number of Conversion Unit Registrable Securities owned by the average of the closing price on the National Securities Exchange for the Common Units for the ten trading days preceding the date of such notice), or (B) to such Holders if and to the extent that the Partnership has been advised by the Managing Underwriter that the inclusion of Conversion Unit Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the Common Units in such Underwritten Offering, then the amount of Conversion Unit Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01 and receipt of such notice shall be confirmed and kept confidential by the Holders until (x) such proposed Underwritten Offering has been publicly announced by the Partnership or (y) the Holders have received notice from the Partnership that such proposed Underwritten Offering has been abandoned, which the Partnership shall provide to the Holders reasonably promptly after the final decision to abandon a proposed Underwritten Offering has been made. Each such Holder will have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing the inclusion of Conversion Unit Registrable Securities in the Underwritten Offering for Other Holders. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering for Other Holders and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering for Other Holders, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering for Other Holders. Any Selling Holder shall have the right to withdraw

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such Selling Holder’s request for inclusion of such Selling Holder’s Conversion Unit Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering for Other Holders; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this (a) and such Holder shall no longer be entitled to participate in Underwritten Offerings for Other Holders pursuant to this (a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

(b) Priority of Piggyback Registration. If the Managing Underwriter or underwriters of any proposed Underwritten Offering for Other Holders advise the Partnership that the total amount of Common Units that the Selling Holders and any Other Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Common Units that such Managing Underwriter or underwriters advise the Partnership can be sold without having such adverse effect, with such number to be allocated pro rata among the Selling Holders and the Other Holders who have requested such Underwritten Offering or participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (i) the number of Common Units proposed to be sold by such Selling Holder or such Other Holder in such offering by (ii) the aggregate number of Common Units proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

Section 2.03 Underwritten Offering.

(a) S-3 Registration. In the event that the Purchaser, together with its Affiliates, elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $50 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02), the Partnership shall, at the request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Partnership with the Managing Underwriter or underwriters selected by the Partnership, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Partnership shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, more than four (4) Underwritten Offerings requested by the Purchaser or any of its Affiliates (which shall never occur within 180 days of each other) or any Underwritten Offering of Preferred Unit Registrable Securities prior to the second anniversary of the issuance of the Series B Preferred Units; provided, further, that if the Partnership is conducting or actively pursuing a securities offering of the Partnership’s Common Units with anticipated offering proceeds of at least $150 million (other than in connection with any at-the-market offering or similar continuous

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offering program), then the Partnership may suspend such Selling Holder’s right to require the Partnership to conduct an Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Partnership may (A) only suspend such Selling Holder’s right to require the Partnership to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and (B) not during any 60-day period following the Partnership’s conversion of Series B Preferred Units into Common Units pursuant to Paragraph 10(b) of the Supplemental Terms Annex, except, with respect to clause (B), when the Partnership determines in good faith that such suspension is necessary due to the occurrence of an event that (I) was not within the control of the Partnership and (II) by the exercise of reasonable due diligence, the Partnership is unable to prevent.

(b) General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Partnership shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Partnership. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses.

Section 2.04 Further Obligations. In connection with its obligations under this Article II, the Partnership will:

(a) promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and

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provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

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(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Partnership addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a “comfort” letter addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j) make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k) use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(l) use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent, which may be the General Partner or one of its Affiliates as provided in the Partnership Agreement, and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

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(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the General Partner available to participate in customary marketing activities); provided, however, that the officers of the General Partner shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(o) if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p) if reasonably required by the Partnership’s transfer agent, the Partnership shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer Registrable Securities without legend upon sale by the Holder of such Registrable Securities under a Registration Statement; and

(q) if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with a Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Partnership will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Partnership will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort letter”, dated such date, from the Partnership’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in underwritten public offerings of securities by the Partnership, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Partnership for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in underwritten public offerings of securities by the Partnership, accompanied by standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the General Partner addressed to the Holder, as has been customarily given by such officers in underwritten public offerings of securities by the Partnership. The Partnership will also use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.02, the Partnership will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an

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underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.02 with respect to the Partnership at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.02, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.02 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05 Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) who has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities that beneficially owns more than 3% of the Common Units on a Fully Diluted Basis (as such term is defined under the Partnership Agreement), in connection with an Underwritten Offering by the Partnership, agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the sixty (60) calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering (such period, the “Lock-Up Period”); provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors, any other Affiliate of the Partnership or any Holder of more than 3% of the Common Units on a Fully Diluted Basis on whom a restriction is imposed, (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder and (iii) the restrictions set forth in this Section 2.06 shall not apply during the ninety (90) day period following the conversion of any Series B Preferred Unit Registrable Securities pursuant to paragraph 10(a) (if such conversion is in connection with the conversion of Series B Preferred Unit Registrable Securities that are the subject of a Series B Redemption Notice), paragraph 10(b) or paragraph 11(b) of the Supplemental Terms Annex .

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Section 2.07 Expenses.

(a) Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the Registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03 and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.

(b) Expenses. The Partnership will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Partnership shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08 Indemnification.

(a) By the Partnership. In the event of a Registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in

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connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner and the General Partner’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any

16

action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

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(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Partnership that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $50 million of Registrable Securities (on an as-converted basis where applicable (determined by multiplying the number of Registrable Securities (on an as-converted basis) owned by the VWAP for the 10 Trading Days preceding the date of such transfer or assignment)), or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11 Limitations on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of at least the Registrable Securities Required Voting Percentage, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership for Other Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Conversion Unit Registrable Securities hereunder.

Section 2.12 Limitation on Obligations for Series B Preferred Unit Registrable Securities. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall be construed to require the Partnership to, (a) except as expressly provided in this Agreement, assist in the public resale of any Series B Preferred Unit Registrable Securities, (b) provide any Holder of Series B Preferred Unit Registrable Securities any rights to include any Series B Preferred Unit Registrable Securities in any underwritten offering relating to the sale by the Partnership or any other Person of any securities of the Partnership or (c) cause any Series B Preferred Unit Registrable Securities to be listed on any securities exchange or nationally recognized quotation system.

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ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Partnership to the Purchaser) email to the following addresses:

(a)	If to the Purchaser:

Mineral Royalties One, L.L.C.

520 Madison Avenue, 38th Floor

New York, New York 10022

Attention: Arleen Spangler

                 Emily Chang

Email: Arleen.Spangler@carlyle.com

           Emily.Chang@carlyle.com

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

1221 McKinney Street

Houston, TX 77010-2046

Attention: Shalla Prichard

                 Gerry Spedale

Email:      sprichard@gibsondunn.com

                gspedale@gibsondunn.com

(b)	If to the Partnership:

Black Stone Minerals, L.P.

1001 Fannin Street, Suite 2020

Houston, Texas 77002

Attention: Steve Putman

Email: sputman@blackstoneminerals.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

Attention: Mike Rosenwasser

                 Brenda Lenahan

Email:     mrosenwasser@velaw.com

                blenahan@velaw.com

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or to such other address as the Partnership or the Purchaser may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchaser or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02 Binding Effect. This Agreement shall be binding upon the Partnership, the Purchaser and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03 Assignment of Rights. Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

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Section 3.08 Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.09 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10 Entire Agreement. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Partnership or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of at least the Registrable Securities Required Voting Percentage; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision

21

of this Agreement, and any consent to any departure by the Partnership or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12 No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.13 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchaser, the Holders, their respective permitted assignees and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of the Purchaser or a Selling Holder hereunder.

Section 3.14 Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to

22

effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BLACK STONE MINERALS, L.P.

By:	Black Stone Minerals GP, L.L.C., its general partner

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

MINERAL ROYALTIES ONE, L.L.C.

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

Exhibit D

FORM OF NOBLE PURCHASE AGREEMENT

Exhibit D-1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

by and among

NOBLE ENERGY, INC.,

NOBLE ENERGY US HOLDINGS, LLC,

NOBLE ENERGY WYCO, LLC,

and

ROSETTA RESOURCES OPERATING LP

collectively, as Sellers,

and

BLACK STONE MINERALS COMPANY, L.P.

as Purchaser

Dated as of November 22, 2017

i

(continued)

(continued)

(continued)

EXHIBITS:

Exhibit A	Assets
Exhibit A-1	Fee Mineral Interests; Allocated Values
Exhibit A-2	Overriding Royalty Interests; Allocated Values
Exhibit B	Form of Subject Securities Assignment
Exhibit C	Forms of Asset Conveyances
Exhibit C-1	Form of Recordable Asset Conveyance
Exhibit C-2	Form of Omnibus Asset Conveyance
Exhibit D	Form of Affidavit of Non-Foreign Status
Exhibit E	Form of Letter in Lieu of Transfer Orders

SCHEDULES:

Schedule 1.1(a)	Subject Securities
Schedule 1.1(b)	Base NRI
Schedule 1.1(c)	Leases
Schedule 1.1(d)	Wells; Allocated Values
Schedule 1.1(e)	Covered Counties
Schedule 1.2	Excluded Assets
Schedule 1.3	Knowledge Persons
Schedule 3.4	Conflicts
Schedule 3.6(a)	Capitalization of Samedan Securities
Schedule 3.6(b)	Capitalization of Samedan Subsidiaries’ Securities
Schedule 3.6(c)	Samedan’s Ownership of Samedan Subsidiaries’ Securities
Schedule 3.8	Litigation
Schedule 3.10	Bank Accounts
Schedule 3.12	Asset Sellers Taxes
Schedule 3.14(a)	Material Contracts
Schedule 3.14(b)	Certain Material Contract Matters
Schedule 6.2	Operation of Business

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), is dated as of November 22, 2017 (“Execution Date”), by and among Noble Energy, Inc., a Delaware corporation (“Noble”), Noble Energy Wyco, LLC, a Delaware limited liability company (“Wyco”), and Rosetta Resources Operating LP, a Delaware limited partnership (“Rosetta” and together with Noble, and Wyco, each individually an “Asset Seller” and collectively, the “Asset Sellers”), Noble Energy US Holdings, LLC, a Delaware limited liability company (“Noble Holdings” and together with the Asset Sellers, each individually a “Seller” and collectively, the “Sellers”), and Black Stone Minerals Company, L.P., a Delaware limited partnership (“Purchaser”). Each Seller and Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Asset Sellers desire to sell, and Purchaser desires to purchase, all of their respective right, title and interest in and to certain fee mineral interests and other non-cost-bearing royalty interests more fully defined and described as “Asset Seller Assets” herein.

WHEREAS, Noble Holdings desires to sell, and Purchaser desires to purchase, one hundred percent (100%) of the issued and outstanding Securities (the “Subject Securities”) of Samedan Royalty, LLC, a Delaware limited liability company (“Samedan”), which such Subject Securities are more fully described on Schedule 1.1(a).

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions, and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Definitions. As used herein:

“AAA” means the American Arbitration Association.

“AAA Rules” means the Commercial Arbitration Rules and Mediation Procedures of the AAA.

“Accounting Principles” is defined in Section 2.6(a).

“Accounting Referee” is defined in Section 2.5(b).

“Adjusted Purchase Price” is defined in Section 2.2.

“Administrative Costs” means those costs, fees and expenses incurred by any member of the Samedan Group in connection with the services required to be performed by such member of the Samedan Group or on behalf of any other member of the Samedan Group pursuant to the Comin Co-Ownership Agreement or the Temin Co-Ownership Agreement.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise; provided, however, prior to Closing the members of the Samedan Group shall be deemed Affiliates of Sellers and after Closing the members of the Samedan Group shall be deemed Affiliates of Purchaser.

“Agreement” is defined in the introductory paragraph hereof.

“Allocated Value” means, with respect to each applicable Fee Mineral Interest, Overriding Royalty Interest and Well identified on Exhibit A-1, Exhibit A-2 or Schedule 1.1(d), as applicable, the portion of the Unadjusted Purchase Price allocated on Exhibit A-1, Exhibit A-2 or Schedule 1.1(d) to such Fee Mineral Interest, Overriding Royalty Interest and Well.

“Allocation” is defined in Section 2.7(b).

“Asset Conveyances” is defined in Section 8.2(c).

“Asset Seller Assets” means the Asset Sellers aggregate right, title, and interest in and to the following (but reserving and expressly excluding from the “Assets” any and all Excluded Assets):

(a) all fee minerals, mineral servitudes, non-participating royalty interests, lessor royalties and other lessor rights under any oil and gas leases (including reversionary rights and rights to bonus, delay rentals and other payments), appurtenant surface rights with respect to the foregoing interests, executive rights and any other similar interests in, or rights to produce, Hydrocarbons and minerals in place (i) applicable to any lands located in the applicable Covered County and/or (ii) described on Exhibit A-1 (collectively, the “Fee Mineral Interests”);

(b) all Hydrocarbon overriding royalties, net profit interests and production payments, in each case INSOFAR and ONLY INSOFAR as such interests were, prior to the Effective Time, expressly reserved from or conveyed out of the Leases (i) applicable to any lands located in the applicable Covered County and/or (ii) described on Exhibit A-2 (the “Overriding Royalty Interests” and collectively with the Fee Mineral Interests and Surface Interests, the “Mineral Interests”);

(c) any surface interests that constitute Texas Relinquishment Act Lands under Tex. Nat. Res. Code §53.61-53.081 that are part of or are associated with any Fee Mineral Interests (such interests, the “Surface Interests”);

(d) all Hydrocarbons in, on, under, or that may be attributable to the ownership of the Mineral Interests on or after the Effective Time, and the Mineral Proceeds with respect to such Hydrocarbons and Mineral Interests;

(e) all claims, accounts receivable, notes receivable, tax credits, refunds, rebates and liens and security interests in favor of Asset Sellers, in each case, with respect to the Mineral Interests and attributable to or arising from periods of time on or after the Effective Time; and

(f) subject to Section 6.10, (i) originals of the Records which relate solely to the Assets and (ii) the non-assignable, non-exclusive license and right to make and own copies of the Records which relate to both the Assets and any Excluded Asset.

“Asset Sellers” is defined in the recitals.

“Asset Taxes” means Property Taxes and Severance Taxes.

“Assets” means, collectively, the Asset Seller Assets and the Samedan Assets.

“Assumed Obligations” is defined in Section 11.1.

“Base NRI” means the product of (a) the applicable Net Revenue Interest percentage set forth on Schedule 1.1(b) for the applicable Fee Mineral Interest multiplied by (b) the Undivided Interest in such Fee Mineral Interest; provided, however, if such Undivided Interest varies as to different areas within any parcel or tract constituting such Fee Mineral Interest, a separate calculation shall be performed with respect to each such area.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.

“Claim Notice” is defined in Section 11.6(b).

“Closing” is defined in Section 8.1.

“Closing Date” is defined in Section 8.1.

“Closing Payment” means the amount of cash consideration payable by Purchaser to Sellers at the Closing, which shall be an amount equal to the remainder of (a) the estimate of the Adjusted Purchase Price determined in accordance with Section 2.5(a) minus (b) the Deposit.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Comin” means Comin 1989 Partnership LLLP, an Oklahoma limited liability limited partnership.

“Comin Co-Ownership Agreement” means that certain Co-Ownership Agreement dated as of December 31, 2014, between Comin and those certain co-owners listed therein whereby Comin was appointed by such co-owners to manage the mineral interests owned by such co-owners.

“Comin-Temin” means Comin-Temin LLC, an Oklahoma limited liability company.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of October 16, 2017, by and between Noble and Black Stone Minerals Company, L.P., as amended from time to time.

“Consent” means any consent, approval, authorizations, or permit of, or filing with or notification to, any Governmental Authorities or any other Person which are required to be obtained, made, or complied with, for, or in connection with, the sale, assignment, or transfer of any Asset Seller Assets or the Subject Securities in connection with the transactions contemplated hereunder.

“Contracts” means all contracts, agreements, and instruments that are binding on any of the Mineral Interests or the Samedan Group or that relate to the ownership of the Mineral Interests (but only to the extent applicable to the Mineral Interests) or the Samedan Group, but excluding any contracts, agreements, and instruments included within the definition of “Excluded Assets,” any Leases, division orders, pooling agreement and/or any instruments constituting any Seller’s chain of title to the Assets.

“Co-Ownership Agreements” means the Comin Co-Ownership Agreement and the Temin Co-Ownership Agreement.

“Covered County” means the counties described on Schedule 1.1(e).

“Customary Consent” means any Consent that is not required prior to, or is customarily obtained after, the assignment of any of the applicable interests, assets, properties, or interests included in the Asset Seller Assets or the Subject Securities.

“Cut-Off Date” means the date of the final settlement and determination of the Adjusted Purchase Price in accordance with Section 2.6.

“Damages” means the amount of any actual loss, cost, costs of settlement (but only to the extent the Indemnified Person complied with the terms of Section 11.6), damage, expense, claim, award, or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts, or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants, or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that “Damages” shall not include (a) any Taxes that may be assessed on payments under Article 11, (b) loss of profits, whether actual or consequential, or other consequential damages suffered by the Party (whether on its own behalf or on behalf of any member of the Seller Group or Purchaser Group, as applicable) claiming indemnification, or any punitive damages (other than loss of profits, consequential damages, or punitive damages suffered by any Third Party for which responsibility is allocated among the Parties), or (c) any diminution of value or increase in liability, loss, cost, expense, claim, award, or judgment to the extent such increase is caused by the actions or omissions of the applicable Indemnified Person after the Closing Date.

“Defect Amount” means the diminution of value of the Assets attributable to any breach of Section 3.19 or the special warranty of Defensible Title in the Asset Conveyances that actually burdens, encumbers or affects Mineral Interests or Wells and shall be determined as follows:

(a) if Purchaser and Sellers agree on the Defect Amount as to a Mineral Interest, that amount shall be the Defect Amount;

(b) with respect to a Lien which is liquidated in amount, then the Defect Amount with respect to such Mineral Interest shall be the amount necessary to be paid to remove such Lien from the affected Asset;

(c) with respect to any Well, representing a negative discrepancy between (x) the actual Net Revenue Interest for such Well and (y) the “Net Revenue Interest” percentage stated on Schedule 1.1(d) under the column titled “Net to Noble NRI” for such Well, the Defect Amount shall be equal to the product of (i) the Allocated Value of such Well multiplied by (ii) a fraction, the numerator of which is (A) the remainder of (1) the “Net Revenue Interest” percentage stated on Schedule 1.1(d) under the column titled “Net to Noble NRI” for such Well minus (2) the actual Net Revenue Interest as to such Well, and the denominator of which is the “Net Revenue Interest” percentage stated on Schedule 1.1(d) under the column titled “Net to Noble NRI” for such Well;

(d) with respect to any Fee Mineral Interest representing a negative discrepancy between (A) the actual Net Revenue Interest for any such Fee Mineral Interests and (B) the “Net Revenue Interest” percentage stated on Schedule 1.1(c) under the column titled “Net to Noble NRI” for such Fee Mineral Interest, the Defect Amount for such Fee Mineral Interest shall be equal to (1) the product of the Net Mineral Acre Price thereof, multiplied by (2) the number of Net Fee Mineral Acres of such Fee Mineral Interest multiplied by (3) a fraction, the numerator of which is (x) the remainder of (I) either the Net Revenue Interest stated in Schedule 1.1(c) under the column titled “Net to Noble NRI” for such Fee Mineral Interest, or, with respect to a Fee Mineral Interest for which a Lease is not identified on Schedule 1.1(c) as burdening such Fee Mineral Interest, the Base NRI for such Fee Mineral Interest minus (II) the actual Net Revenue Interest for such Fee Mineral Interest and the denominator of which is (y) either the Net Revenue Interest stated in Schedule 1.1(c) under the column titled “Net to Noble NRI” for such Fee Mineral Interest, or, with respect to a Fee Mineral Interest for which a Lease is not identified on Schedule 1.1(c) as burdening such Fee Mineral Interest, the Base NRI for such Fee Mineral Interest; provided that if the negative discrepancy does not affect the “Net Revenue Interest” percentage stated on Schedule 1.1(c) under the column titled “Net to Noble NRI” for such Fee Mineral Interest throughout its entire productive life, the Defect Amount determined under this clause (d) shall be reduced to take into account the applicable time period only;

(e) with respect to a reduction in the number of Net Fee Mineral Acres as to any Fee Mineral Interest (or portion thereof), the Defect Amount for such Fee Mineral Interest (or portion thereof) shall be equal to the product of (1) the Net Mineral Acre Price allocated to such Fee Mineral Interest multiplied by (2) the remainder of (x) the number of Net Fee Mineral Acres purported to be included in such Fee Mineral Interest as set forth on Exhibit A-1 under the column titled “Net Acres” minus (y) the actual number of Net Fee Mineral Acres included in such Fee Mineral Interest;

(f) with respect to an obligation, encumbrance, burden, or charge upon or other defect in title to the affected Mineral Interests and/or Wells of a type not described in clause (a) through clause (e), the Defect Amount for each such Mineral Interest and Well shall be determined by taking into account the Allocated Value of the Mineral Interest and/or Well so affected, the portion of Sellers’ interest in the Mineral Interest or Well affected, the legal effect of the potential present value economic effect over the life of the affected Mineral Interest or Well, the values placed by Purchaser and Sellers, and such other factors as are necessary to make an evaluation and determination of such value;

(g) the Defect Amount shall be determined without duplication of any costs or losses included in another Defect Amount hereunder; and

notwithstanding anything to the contrary in this Agreement, the aggregate adjustment to the Unadjusted Purchase Price for all Defect Amounts with respect to each Asset shall not exceed the Allocated Value of such Asset.

“Defensible Title” means that aggregate record or beneficial title of the Asset Sellers and/or the Samedan Group in and to any Mineral Interest (including such Mineral Interests allocated to any Well) which, as of the Closing Date and subject to and except for Permitted Encumbrances:

(a) as to each Mineral Interest listed on Exhibit A-1 or Exhibit A-2 entitles:

(i) the Asset Sellers to receive a Net Revenue Interest (1) in the case of any Fee Mineral Interest (or portion thereof) that such Asset Seller identified on Exhibit A-1 as holding an interest therein, not less than the Net Revenue Interest percentage shown for such Fee Mineral Interest (or portion thereof) in Schedule 1.1(c) under the column titled “Net to Noble NRI” and (2) in the case of any Well (or portion thereof) that such Asset Seller identified on Schedule 1.1(d) as holding an interest therein, not less than the Net Revenue Interest shown for such Well (or portion thereof) in Schedule 1.1(d) under the column titled “Net to Noble NRI” for the productive life of the Well; and

(ii) the Samedan Group to receive a Net Revenue Interest (x) in the case of any Fee Mineral Interest (or portion thereof) that any such member of the Samedan Group identified on Exhibit A-1 as holding an interest therein, not less than the Net Revenue Interest percentage shown for such Fee Mineral Interest (or portion thereof) in Schedule 1.1(c) under the column titled “Net to Noble NRI” and (y) in the case of any Well (or portion thereof) that any such member of the Samedan Group identified in Schedule 1.1(d) as holding an interest therein, not less than the Net Revenue Interest shown for such Well (or portion thereof) in Schedule 1.1(d) set forth in the column titled “Net to Noble NRI” for the productive life of the Well, and in any case, except, in each case of subsections (1), (2), (x) and (y) of this subsection (i), (i) any decreases with respect to any Overriding Royalty Interest, in connection with those operations in which a Third Party owner may elect after the Closing Date to be a non-consenting co-owner, (ii) any decreases resulting from reversion of interest to a Third Party owner with respect to operations in which other owners elect, after the Closing Date, not to consent, (iii) any decreases resulting from the existence, establishment or amendment of pools or units after the Closing Date by Third Party owners, (iv) any decreases required to allow joint owners to make up past underproduction or pipelines to make up past under deliveries, or (v) any exceptions as to any applicable depths, formations or horizons or any decreases, in each case, as expressly stated or identified in Exhibit A-1, Exhibit A-2, or Schedule 1.1(d);

(b) as to each Fee Mineral Interest listed on Exhibit A-1, entitles:

(i) the Asset Sellers to the number of Net Fee Mineral Acres in and to such Fee Mineral Interest (or portion thereof) that such Asset Seller identified on Exhibit A-1 as holding an interest therein as set forth on Exhibit A-1 under the column titled “Net Acres”; and

(ii) the Samedan Group to the number of Net Fee Mineral Acres in and to such Fee Mineral Interest (or portion thereof) that any such member of the Samedan Group identified on Exhibit A-1 as holding an interest therein as set forth on Exhibit A-1 under the column titled “Net Acres”, in each case of (i) and (ii) subject to any exceptions as to any applicable depths, formations or horizons or any decreases, in each case, as expressly stated or identified in Exhibit A-1; and

(c) is free and clear of Liens other than Permitted Encumbrances.

“Deposit” is defined in Section 2.3(a).

“Direct Claim” is defined in Section 11.6(g).

“Disclosure Schedules” means Exhibit A-1, Exhibit A-2 and the aggregate of all schedules that set forth exceptions, disclosures, or otherwise relate to, or are referenced in, any of the representations or warranties of Sellers set forth in Article 3.

“Dispute” is defined in Section 12.3(a).

“DTPA” is defined in Section 12.12.

“Effective Time” means 12:01 a.m. Central Standard Time, on July 1, 2017.

“Effective Time Working Capital” means the positive or negative amount of the remainder of (a) the Working Capital Assets minus (b) the Working Capital Liabilities.

“Environmental Laws” means, as the same have been amended to the Execution Date, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; Louisiana Mineral Code Article 22 (La. R.S. 31:22); and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j, in each case as amended in effect as of the Execution Date, and all similar Laws in effect as of the Execution Date of any Governmental Authority having jurisdiction over the property in question addressing (i) pollution or pollution control; (ii) protection of natural resources, the environment or biological resources; or (iii) the disposal or release or threat of release of hazardous substances.

“Environmental Liabilities” means any and all Damages, remediation obligations, liabilities, environmental response costs, costs to cure, cost to investigate or monitor, restoration costs, costs of remediation or removal, settlements, penalties, fines, and attorneys’ and consultants fees and expenses arising out of or related to any violations or non-compliance with any Environmental Laws, including any contribution obligation under CERCLA or any other Environmental Law or matters incurred or imposed pursuant to any claim or cause of action by a Governmental Authority or other Person, attributable to any violation or any failure to comply with Environmental Laws, any release of hazardous substances or any other environmental condition with respect to the ownership or operation of Assets or the Leases.

“Excluded Assets” means:

(a) all right, title, and interest to the properties and assets (i) set forth on Schedule 1.2 or (ii) not included or specifically described in the definition of “Asset Seller Assets”;

(b) except for those interests owned by Comin and/or Temin, any interests in any Leases, SAVE and EXCEPT those interests held by Sellers as lessors and any and all Hydrocarbon overriding royalties, net profit interests, production payments, in each case INSOFAR and ONLY INSOFAR as such interests were, prior to the Effective Time, expressly reserved from or conveyed out of the Leases described on Exhibit A-2;

(c) except for those interests owned by Comin and/or Temin, any assets, properties, royalties or interests of any kind (including real property interests or Hydrocarbon interests or lease) located in (i) Reeves County and Ward County, Texas and (ii) Adams County, Arapahoe County, Boulder County, Broomfield County, Elbert County, Morgan County and Weld County, Colorado;

(d) the Excluded Records;

(e) the Subject Marks;

(f) all trade credits, all accounts, receivables, and all other proceeds, income, or revenues attributable to the Asset Seller Assets with respect to any period of time prior to the Effective Time;

(g) all indemnity rights, rights under any Contracts, and all claims of any Seller or any Affiliate of such Seller against any Third Party to the extent related or attributable to, periods on or prior to the Effective Time (including claims for adjustments or refunds) or for which such Seller is liable for payment or required to indemnify Purchaser under Section 9.1 or Article 11 (in each case whether or not such claims are pending or threatened as of the Execution Date or the Closing Date);

(h) all of Sellers’ proprietary computer software, patents, trade secrets, copyrights, logos, trademarks, trade names, and other intellectual property;

(i) all proceeds of Hydrocarbons produced and sold from the Asset Seller Assets with respect to all periods prior to the Effective Time (except proceeds from such Hydrocarbons for which the Unadjusted Purchase Price is adjusted under Section 2.4(b));

(j) any and all claims of any Seller for refunds of, credits attributable to, loss carryforwards with respect to, or similar Tax assets, together with any interest thereon, relating to (i) Asset Taxes attributable to any period (or portion thereof) ending prior to the Effective Time, (ii) Income Taxes, (iii) Taxes attributable to the Excluded Assets, and (iv) any other Taxes relating to the ownership or operation of the Asset Seller Assets or the production of Hydrocarbons or the receipt of proceeds therefrom that are attributable to any period (or portion thereof) ending prior to the Effective Time;

(k) all claims, rights, and interests of any Seller or Affiliates of such Seller (i) under any policy or agreement of insurance or indemnity agreement, or (ii) under any bond or security instrument; and

(l) Hedging Transactions.

“Excluded Records” means any and all:

(a) originals of the Records that relate to both the Assets and any Excluded Assets (subject to Purchaser’s right under Section 6.10 to copy such Records);

(b) copies of any records and information that Purchaser is entitled to copy hereunder (including under Section 6.10);

(c) except for such records with respect to the Samedan Group, corporate, financial, Income Tax, and legal data and Records of any Seller that relate primarily to any Seller’s business generally (whether or not relating to the Assets or Excluded Assets), or to businesses of any Seller and any Affiliate of any Seller other than the exploration and production of Hydrocarbons;

(d) data, software, and records to the extent disclosure or transfer is restricted, prohibited, or subjected to payment of a fee, penalty, or other consideration by any license agreement or other agreement with a Person other than Affiliates of any Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay such fee, penalty, or other consideration, as applicable;

(e) legal records and legal files of any Seller, including all work product of and attorney-client communications with any Seller’s legal counsel or any other documents or instruments that may be protected by an attorney-client privilege, but excluding any title opinions covering the Assets;

(f) data, correspondence, materials, documents, descriptions, and records relating to the auction, marketing, sales negotiation, or sale of any Seller or any of the Assets, including the existence or identities of any prospective inquirers, bidders, or prospective purchasers of any of the Assets, any bids received from and records of negotiations with any such prospective purchasers and any analyses of such bids by any Person;

(g) all employee and personnel files;

(h) any reserve reports, valuations, and estimates of any quantities of Hydrocarbons or the valuation thereof with respect to the Assets, and any Hydrocarbon or other pricing assumptions, forward Hydrocarbon or other pricing estimates, Hydrocarbon or other price decks, or Hydrocarbon or other pricing studies related thereto, in each case whether prepared by any Seller, its Affiliates, or any Third Parties;

(i) all data, core, and fluid samples and other engineering, geological, or geophysical studies (including seismic data, studies, and information), all proprietary or confidential geologic, seismic, geophysical, and interpretative data and analyses, including any and all interpretations of any of the foregoing and other similar information and records, in each case relating to the Assets;

(j) all “virtual courthouses”, maps, title files, acquisition target lists, landowner lists and similar land and title files of any Seller or its Affiliates, all of their respective use arrangements with title abstract facilities (in each case other than title opinions and other title records expressly relating to the Assets);

(k) data and records to the extent relating to the other Excluded Assets; and

(l) all emails or any similar electronic files.

“Execution Date” is defined in the introductory paragraph hereof.

“Fee Mineral Interests” is defined in subsection (a) of the definition of “Asset Seller Assets.”

“Fundamental Representations” means the representations and warranties of Sellers set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6(a) through 3.6(d), Section 3.6(h), Section 3.12, Section 3.13 and Section 3.20.

“Governing Documents” means, as to any Person, such Person’s Certificate of Incorporation, Certificate of Formation, Certificate of Limited Partnership, Bylaws, Limited Liability Company Agreement, Limited Partnership Agreement and any other organizational or governing document, as applicable, including, with respect to the members of the Samedan Group.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, any foreign country, or any domestic or foreign state, county, city, tribal, quasi-governmental entity, or other political subdivision or authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or power.

“Hedging Transaction” means any futures, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from, related to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, interest rates, currencies or securities.

“Hydrocarbons” means oil and gas and other hydrocarbons produced or processed in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals (whether in liquid or gaseous form) produced in association therewith, including all crude oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane, gasoline, and scrubber liquids) of any type and chemical composition.

“Income Taxes” means (i) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, real or personal property transfer or other similar Taxes), (ii) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (i) above, or (iii) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (i) or (ii) above.

“Indebtedness” means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, including all principal, interest, premiums, fees, late charges, expenses, overdrafts and penalties with respect thereto (including those as may be due upon or as a result of Closing), whether short-term or long-term, and whether secured or unsecured, or with respect to deposits or advances of any kind (other than deposits and advances of any Person relating to the purchase of products or services from the members of the Samedan Group in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or bankers’ acceptances or similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all guarantees, whether direct or indirect, by such Person of indebtedness of others or indebtedness of any other Person secured by any assets of such Person, (f) all net cash payment obligations under Hedging Transactions that will be payable upon termination thereof (assuming they were terminated as of such date); (g) all capital lease obligations of such Person; (h) all unfunded obligations for deferred compensation (including arising from an employee benefit plan) for any officer, director or employee of such Person; (i) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), and (j) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with the Accounting Principles.

“Indemnified Person” is defined in Section 11.6(a).

“Indemnifying Party” is defined in Section 11.6(a).

“Indemnity Threshold” means an amount equal to One Hundred Thousand Dollars ($100,000.00).

“Knowledge” means, with respect to Sellers, the actual conscious knowledge, without any duty or obligation of investigation or inquiry, of only those Persons named on Schedule 1.3.

“Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments, and codes of Governmental Authorities.

“Leases” means any Hydrocarbon lease (a) burdening the Fee Mineral Interests or (b) that constitutes any Overriding Royalty Interest or from which any Overriding Royalty Interest derived, with such Leases set forth on Schedule 1.1(c).

“Lien” means any lien, mortgage, pledge, collateral assignment, or security interest, of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

“Louisiana Assets” means any Asset applicable to lands located in the State of Louisiana.

“Material Adverse Effect” means any event, change, or circumstance that has a material adverse effect on (a) the ownership, operation, or financial condition of the Assets as currently operated as of the Execution Date or (b) the performance of Sellers’ obligations and covenants hereunder that are to be performed at Closing; provided, however, that “Material Adverse Effect” shall not include material adverse effects resulting from (i) general changes in Hydrocarbon prices; (ii) changes in condition or developments generally applicable to the oil and gas industry in the United States or any area or areas where the Assets are located; (iii) economic, financial, credit, or political conditions and general changes in markets; (iv) changes in condition or developments generally applicable to the oil and gas industry in any area or areas where the Assets are located; (v) acts of God, including hurricanes and storms; (vi) acts or failures to act of Governmental Authorities; (vii) civil unrest or similar disorder, terrorist acts or any outbreak of hostilities, or war; (viii) any reclassification or recalculation of reserves in the ordinary course of business; (ix) changes in Laws or the Accounting Principles; (x) effects or changes that are cured or no longer exist by the earlier of the Closing and the termination of this Agreement pursuant to Article 10; (xi) any effect resulting from any action taken by Purchaser or any Affiliate of Purchaser, other than those expressly permitted in accordance with the terms of this Agreement; (xii) any effect resulting from any action taken by any Seller or any Affiliate of such Seller with Purchaser’s written consent; (xiii) natural declines in well performance; (xiv) any changes resulting from entering into this Agreement or the announcement of the transactions contemplated hereby or the performance of the covenants set forth in Article 6 hereof, or (xv) any matters, facts, or disclosures set forth in the Disclosure Schedules.

“Material Contract” means,

(a) to the extent binding on the Mineral Interests (or Purchaser’s ownership thereof after Closing) or any member of the Samedan Group, any Contract:

(i) that can reasonably be expected to result in gross revenue per fiscal year in excess of One Hundred Thousand Dollars ($100,000.00),

(ii) that can be reasonably be expected to result in expenditures per fiscal year in excess of One Hundred Thousand Dollars ($100,000.00), or

(iii) to sell, exchange, or otherwise dispose of all or any part of the Assets or after Execution Date;

(b) any of the following Contracts that any member of the Samedan Group is party to:

(i) Contracts with any Affiliate of any Seller (other than that will not be terminated on or prior to Closing),

(ii) Contracts containing any area of mutual interest agreements or similar provisions or that provides for a limit on the ability of any member of the Samedan Group to compete in any line of business or in any geographic area during any period of time after the Closing,

(iii) Contracts the primary purpose of which is to indemnify another Person, or

(iv) any Contract evidencing Indebtedness, whether secured or unsecured, including all loan agreements, line of credit agreements, indentures, mortgages, promissory notes, agreements concerning long and short-term debt, together with all security and

(c) the Co-Ownership Agreements.

“Mineral Interests” is defined in subsection (b) of the definition of “Asset Seller Assets.”

“Mineral Proceeds” means: (a) amounts earned from the sale of Hydrocarbons produced from or allocated or attributable to the Mineral Interests (net of any applicable (i) Third Party Royalties, (ii) gathering, processing and transportation costs paid in connection with sales of Hydrocarbons (unless the terms of a Mineral Interest or underlying Lease prohibit the deduction of such costs), and (iii) any costs or expenses that are deducted by the applicable purchasers of production (unless the terms of a Mineral Interest or underlying Lease prohibit the deduction of such costs)); and (b) any bonus payments, delay rentals, lease extension payments, shut-in payments, and other amounts or income earned with respect to the Assets.

“Net Fee Mineral Acre” means, as to each parcel or tract constituting a Fee Mineral Interest, the product of (a) the number of surface acres of land that are described in such parcel or tract (i.e. gross acres), multiplied by (b) the Undivided Interests in the Fee Mineral Interest in the lands covered by such parcel or tract (provided, however, if items (a) and (b) of this definition vary as to different areas within any tracts or parcels constituting such Fee Mineral Interest, a separate calculation shall be performed with respect to each such area).

“Net Mineral Acre Price” means, with respect to each Fee Mineral Interest, the value set forth in Exhibit A-1 for such Net Fee Mineral Acre included in such Fee Mineral Interest.

“Net Revenue Interest” means, with respect to any Mineral Interest, the percentage interest in and to all production of Hydrocarbons saved, produced, and sold from or allocated to such Mineral Interest, after giving effect to all Third Party Royalties.

“Noble” is defined in the introductory paragraph hereof.

“Noble Holdings” is defined in the introductory paragraph hereof.

“Non-Fundamental Representations” means all representations and warranties of Sellers set forth in Article 3 (including the corresponding representations and warranties given in the certificates delivered by Sellers at Closing pursuant to Section 8.2(g)), excepting and excluding any and all Fundamental Representations.

“NORM” means naturally occurring radioactive material, radon gas, and asbestos.

“Notice” is defined in Section 12.1.

“Oil and Gas Property Taxes” is defined in Section 9.1(b)(i).

“Other Property Taxes” is defined in Section 9.1(b)(ii).

“Overriding Royalty Interests” is defined in subsection (b) of the definition of “Asset Seller Assets.”

“Party” or “Parties” is defined in the introductory paragraph hereof.

“Permitted Encumbrances” means any or all of the following:

(a) all Third Party Royalties if the net cumulative effect of such burdens do not, individually or in the aggregate, reduce Sellers’ Net Revenue Interest as to each Mineral Interest or Well below that shown in Exhibit A-1, Exhibit A-2, or Schedule 1.1(d) or reduce Sellers’ Net Fee Mineral Acres below that shown on Exhibit A-1, as applicable, for such Mineral Interest or Well;

(b) the terms of any Contract or Lease, if the net cumulative effect of such burdens do not, individually or in the aggregate, reduce Sellers’ Net Revenue Interest in the applicable Mineral Interest or Well below that shown in Exhibit A-1, Exhibit A-2, or Schedule 1.1(d) or reduce Sellers’ Net Fee Mineral Acres below that shown on Exhibit A-1, as applicable, for such Mineral Interest or Well;

(c) all (i) rights of first refusal, preferential purchase rights, and similar rights with respect to the Assets, (ii) Consents; or (iii) consent requirements and similar restrictions which, in each case, are not applicable to the sale of the Assets contemplated by this Agreement;

(d) Liens created under the terms of any Leases, Contracts or other instruments, Liens for Taxes, materialman’s Liens, warehouseman’s Liens, workman’s Liens, carrier’s Liens, mechanic’s Liens, vendor’s Liens, repairman’s Liens, employee’s Liens, contractor’s Liens, operator’s Liens, construction Liens, Liens pursuant to any applicable federal or state securities Law, and other similar Liens arising in the ordinary course of business that, in each case, secure amounts or obligations not yet delinquent (including any amounts being withheld as provided by Law), or if delinquent, and are being contested in good faith by appropriate actions;

(e) to the extent not triggered, rights of reassignment arising upon the expiration or final intention to abandon or release any of the Assets;

(f) any easement, right of way, covenant, servitude, permit, surface lease, condition, restriction, and other rights burdening the Assets for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights of way, facilities, and equipment, in each case, to the extent recorded in the applicable Governmental Authority recording office as of the Effective Time or that do not, individually or in the aggregate, reduce Sellers’ Net Revenue Interest as to each Mineral Interest or Well below that shown in Exhibit A-1, Exhibit A-2, or Schedule 1.1(d) or reduce Sellers’ Net Fee Mineral Acres below that shown on Exhibit A-1, as applicable, for such Mineral Interest or Well;

(g) all applicable Laws and rights reserved to or vested in any Governmental Authorities (i) to control or regulate any of the Assets in any manner, (ii) to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income, or capital gains with respect thereto, (iii) by the terms of any right, power, franchise, grant, license, or permit, or by any provision of Law, to terminate such right, power, franchise grant, license, or permit or to purchase, condemn, expropriate, or recapture or to designate a purchaser of any of the Assets, (iv) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is owned and operated as of the Effective Time or (v) to enforce any obligations or duties affecting the Assets to any Governmental Authority with respect to any franchise, grant, license, or permit;

(h) rights of any common owner of any interest in any Mineral Interests or Leases as tenants in common or through common ownership;

(i) delay or failure of any Governmental Authority to approve the assignment of any Mineral Interest to any Seller or any predecessor in title to such Seller unless such approval has been expressly denied or rejected in writing by such Governmental Authority;

(j) calls on production under existing Contracts, provided that the holder of such right must pay an index-based price for any production purchased by virtue of such call on production;

(k) any other Liens, defects, burdens, or irregularities which are based on (i) a lack of information in any Seller’s files, (ii) references to any document if a copy of such document is not in any Seller’s files or of record or (iii) the inability to locate an unrecorded instrument of which Purchaser has constructive or inquiry notice by virtue of a reference to such unrecorded instrument in a recorded instrument (or a reference to a further unrecorded instrument in such unrecorded instrument), if no claim has been made under such documents or unrecorded instruments within the last ten (10) years;

(l) lack of (i) Contracts or rights for the transportation or processing of Hydrocarbons produced from the Assets or (ii) any rights of way for gathering or transportation pipelines or facilities that do not constitute any of the Assets or (iii) in the case of a well or other operation that has not been commenced as of the Closing Date, any permits, easements, rights of way, unit designations, or production or drilling units not yet obtained, formed, or created;

(m) any Liens, defects, irregularities, or other matters (i) set forth or described on Exhibit A-1, Exhibit A-2 or the Disclosure Schedules, (ii) that Purchaser has knowledge of prior to the Execution Date, (iii) solely with respect to Sellers’ special warranty of Defensible Title to the Mineral Interests set forth in the Asset Conveyances, that Purchaser has knowledge of on or prior to Closing, or (iv) which are expressly waived (or deemed to have been waived), cured, assumed, or otherwise discharged at or prior to Closing;

(n) the terms and conditions of this Agreement and any agreement or instrument that is required to be executed or delivered hereunder;

(o) as to any Overriding Royalty Interests, Liens created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor’s surface and mineral interests in the land covered thereby to the extent (i) such mortgages, deeds of trust or similar instruments do not contain express language that prohibits the lessors from entering into an oil and gas lease or otherwise invalidates an oil and gas lease and (ii) no mortgagee or lienholder of any such deeds of trust, mortgage, and similar instrument has, prior to the Closing Date, initiated foreclosure or similar proceedings against the interest of lessor in such Lease nor have Sellers received any written notice of default under any such mortgage, deed of trust, or similar instrument; or

(p) lack of a division order or an operating agreement covering any Asset (including portions of an Asset that were formerly within a unit but which have been excluded from the unit as a result of a contraction of the unit) or failure to obtain waivers of maintenance of uniform interest, restriction on zone transfer, or similar provisions in operating agreements with respect to assignments in Sellers’ chain of title to the Asset unless there is an outstanding and pending, unresolved claim from a Third Party with respect to the failure to obtain such waiver;

(q) Liens, defects, or irregularities that are accepted by the purchasers of production from any Asset in paying the proceeds of such production without suspense, subject only to customary division order warranties and indemnities in favor of such production purchaser;

(r) any Liens, defects or irregularities which do not, individually or in the aggregate, (i) materially detract from the value of or materially interfere with the use, operation, or ownership of the Assets subject thereto or affected thereby or (ii) which would be accepted by a reasonably prudent and sophisticated purchaser engaged in the business of owning, exploring, developing, and operating Hydrocarbon producing properties; or

(s) (i) the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any leasehold interest, royalty interest, or mineral interest, and the failure of Exhibit A to reflect any lease or any unleased mineral interest where the owner thereof was treated as a non-participating co-tenant during the drilling of any well; (ii) any defect arising out of lack of survey or lack of metes and bounds descriptions, unless a survey is expressly required by applicable Law; (iii) any defect in the chain of the title consisting of the failure to recite marital status in a document or omissions of succession or heirship proceedings, unless affirmative evidence shows that such failure or omission results in another party’s actual superior claim of title to the Assets; (iv) any defect arising out of lack of corporate or entity authorization, unless affirmative evidence shows that such corporate or entity action was not authorized and results in another party’s actual superior claim of title to the Assets; (v) any defect arising by the failure to obtain verification of identity of people in a class, heirship or intestate succession; (vi) any defect arising out of or related to any tax sale or sheriff sale, including any failures or deficiencies of notice (A) that occurred or were conducted more than six (6) years prior to the Execution Date or (B) for which no proceeding or cause of action is pending with any Governmental Authority where a Third Party has asserted a superior claim of title to the Assets; (vii) defects arising from any Lease having no pooling provision or an inadequate horizontal pooling provision or the inability to pool; (viii) any gap in the chain of title unless affirmative evidence shows that there is a superior chain of title by an abstract of title, title opinion, or landman’s title chain or runsheet; (ix) a living person grantee who has not conveyed their interest back into the chain, or a corporation, limited liability company, partnership, or other business entity that has been conveyed an interest but has not conveyed their interest back into the chain, and still exists and is in good standing; (x) any defect that is cured, released, or waived by any Law of limitation or prescription, including adverse possession and no affirmative evidence shows that another Person has asserted a superior claim of title to the Assets; (xi) any defect arising from prior oil and gas leases relating to the lands covered by any Mineral Interests that are terminated but are not released of record; (xii) any defect arising from any change in applicable Law after the Execution Date, including changes that would raise the minimum landowner royalty; (xii) any Lien or loss of title resulting from Sellers’ conduct of business in compliance with this Agreement; (xiv) future adjustments in acreage, Working Interest and Net Revenue Interest for adjustments in acreage for units; (xv) defects as a consequence of cessation of production, insufficient production, or failure to conduct operations on any of the Mineral Interests held by production, or lands pooled, communitized, or unitized therewith, except to the extent the cessation of production, insufficient production, or failure to conduct operations is conclusively shown to exist for more than 24 consecutive months during the five (5) year period immediately prior to the Execution Date and is such that it has given rise to a right of the lessor or other Third Party to terminate the underlying Lease such that it would give rise to a right to terminate the lease in question; (xvii) as to any Mineral Interests, defects arising from any Lien created by a mineral owner that has not been subordinated to the lessee’s interest, except to the extent the same is, as of the Execution Date, subject to a proceeding to enforce said Lien; or (xviii) defects arising from failure of any non-participating royalty owners to ratify any unit.

“Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.

“Preliminary Settlement Statement” is defined in Section 2.5(a).

“Property Taxes” means all ad valorem, real property, personal property, and all other similar Taxes, and any penalties, additions to such Taxes, and interest levied or assessed thereon, assessed against the Assets or based upon or measured by the ownership of the Assets, but not including Income Taxes, Severance Taxes and Transfer Taxes.

“Purchaser” is defined in the introductory paragraph hereof.

“Purchaser Group” is defined in Section 11.3.

“Purchaser’s Representatives” is defined in Section 6.1.

“Records” means all books, records, files, data, information, drawings, and maps to the extent (and only to the extent) related to the Assets, including electronic copies of all computer records where available, contract files, lease files, well logs, seismic data, division order files, title opinions and other title information (including abstracts, evidences of rental payments, maps, surveys and data sheets), hazard data and surveys, production records, engineering files, and environmental records, but excluding, however, in each case, the Excluded Records.

“Requested Financial Information” is defined in Section 6.16.

“Required Consent” means any Consent that expressly provides in the applicable agreement, Lease or Contract that the sale or transfer of such Asset or Subject Securities without compliance with the terms of any such agreement, Lease or Contract would (a) result in the express termination of all rights in relation to such Asset or Subject Securities, or (b) void or nullify (automatically or at the election of the holder thereof), or give the right to the holder to void or nullify, the assignment, conveyance or transfer with respect to such Asset or Subject Security; provided, however, “Required Consent” shall not include any Customary Consents.

“Retained Liabilities” means the following obligations, liabilities, and Damages, known or unknown, liquidated or contingent, with respect to (i) matters described on Schedule 3.8, (ii) Asset Taxes allocated to Sellers pursuant to Article 9 (taking into account, and without duplication of, such Asset Taxes effectively borne by Sellers as a result of (A) the adjustments to the Unadjusted Purchase Price made pursuant to Section 2.4 or Section 2.5, as applicable, and (B) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 9.1(c)) and/or (iii) any Income Taxes imposed on any member of the Samedan Group with respect to any taxable period ending on or prior to April 9, 2015.

“Right” means any option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any Security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

“Rosetta” is defined in the introductory paragraph hereof.

“Samedan” has the meaning given to it in the recitals.

“Samedan Assets” means the Samedan Group’s aggregate right, title, and interest in and to the following (but reserving and expressly excluding from the “Samedan Assets” any and all Excluded Assets):

(a) all Fee Mineral Interests; and

(b) all Overriding Royalty Interests.

“Samedan Group” means Samedan and the Samedan Subsidiaries.

“Samedan Subsidiaries” means (a) Comin-Temin, (b) Comin and (c) Temin.

“Securities” means (a) any equity interests or other security of any class, any option, warrant, convertible or exchangeable security (including any stock, membership interest, equity unit, partnership interest, trust interest), (b) other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency and (c) any other interest or participation that confers on a Person the right to (i) vote with respect to any action of the issuing entity, or (ii) manage or control the issuing entity, or vote with respect to any action of the issuing entity or the right to vote or control an entity, including in all cases any options, warrants or other derivative instrument relating thereto; provided, however, “Securities” expressly exclude any real property interests or interests in any Leases, fee minerals, reversionary interests, non-participating royalty interests, executive rights, non-executive rights, royalties and any other similar interests in minerals, overriding royalties, reversionary interests, net profit interests, production payments, and other royalty burdens and other interests payable out of production of Hydrocarbons.

“Seller” is defined in the introductory paragraph hereof.

“Seller Group” is defined in Section 11.2.

“Severance Taxes” means all extraction, production, excise, net proceeds, severance, windfall profit and all other similar Taxes, and any penalties, additions to such Taxes, and interest levied or assessed thereon, with respect to the Assets that are based upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, and Transfer Taxes.

“Special Warranty” means Sellers representation contained in Section 3.19 (including the corresponding representations and warranties given in the certificates delivered by Sellers at Closing pursuant to Section 8.2(g)) and the special warranty of Defensible Title contained in the Asset Conveyances.

“Straddle Period” means any Tax period beginning before and ending after the Effective Time.

“Subject Marks” is defined in Section 6.12.

“Subject Securities” is defined in the recitals hereof.

“Subject Securities Assignment” is defined in Section 8.2(b).

“Subsidiary” means with respect to Samedan, any Affiliate of Samedan that is controlled by Samedan.

“Surface Interests” is defined in subsection (c) of the definition of “Asset Seller Assets”.

“Tax Contest” is defined in Section 9.3(b).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Taxes” means any taxes, assessments, and other governmental charges in the nature of a tax imposed by any Governmental Authority, including income, profits, gross receipts, ad valorem, real property, personal property, transfer, sales, use, customs, duties, franchise, excise, withholding, severance, production, estimated, or other tax, including any interest, penalty or addition thereto.

“Temin” means Temin 1987 Partnership LLLP, an Oklahoma limited liability limited partnership.

“Temin Co-Ownership Agreement” means that certain Co-Ownership Agreement dated as of December 31, 2014, between Temin and those certain co-owners listed therein whereby Temin was appointed by such co-owners to manage the mineral interests owned by such co-owners.

“Termination Date” is defined in Section 10.1.

“Third Party” means any Person other than Seller, Purchaser, or any of their respective Affiliates.

“Third Party Claim” is defined in Section 11.6(c).

“Third Party Royalties” means all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, reversionary interests, and other royalty burdens and other interests payable out of production of Hydrocarbons from or allocated to a Mineral Interest or the proceeds thereof to any Person other than that Seller holding record title to such Mineral Interest (Noble, Wyco, Rosetta, Samedan or Temin, as applicable).

“Transaction Documents” means (a) this Agreement, (b) the Asset Conveyances, (c) the Subject Securities Assignment, (d) the Confidentiality Agreement and (e) each other agreement, document, certificate, or other instrument that is contemplated to be executed by and between the Parties (or their Affiliates) pursuant to or in connection with any of the foregoing.

“Transaction Expenses” means the amount payable by any member of the Samedan Group for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement or the other Transaction Documents or the performance or consummation of the transactions contemplated hereby or thereby, including, (i) all brokers’ or finders’ fees and all fees and expenses for legal counsel, investment bankers, consulting firms, accounting firms, and other professional advisors, (ii) any severance, profits participation, change of control, retention or similar bonuses or compensatory amounts payable to any Person as a result of or in connection with the consummation of the transactions contemplated hereby and (iii) any costs or expenses incurred by any member of the Samedan Group in connection with an attempt to cure breaches of this Agreement by any Seller.

“Transfer Taxes” means any sales, use, transfer, stamp, documentary, registration, or similar Taxes incurred, imposed or payable with respect to the transactions described in this Agreement.

“Unadjusted Purchase Price” is defined in Section 2.2.

“Undivided Interest” means the specified percentage ownership interest (on an eight-eighth’s basis) in the applicable properties and assets (whether tangible or intangible, real or personal).

“VDR” means that certain virtual dataroom maintained by Scotiabank at the Intralinks website (https://services.intralinks.com).

“Wells” means any and all Hydrocarbon wells described on Schedule 1.1(d).

“Working Capital Assets” means the current assets of the members of the Samedan Group as of the Effective Time (including all Cash and Cash Equivalents), each determined in accordance with Accounting Principles but excluding any Income Tax assets.

“Working Capital Liabilities” means the current liabilities of the Samedan Group as of the Effective Time (including any Indebtedness of any member of the Samedan Group, if any), each determined in accordance with Accounting Principles but excluding any (a) plugging and abandonment or asset retirement obligations or (b) Income Tax liabilities.

“Working Interest” means, with respect to any Mineral Interest or Lease burdening or burdened by any Mineral Interest, the percentage of costs and expenses associated with the exploration, drilling, development, operation, maintenance, and abandonment on or in connection with such Mineral Interest or Lease burdening or burdened by any Mineral Interest required to be borne with respect thereto, but without regard to the effect of any Third Party Royalties.

“Wyco” is defined in the introductory paragraph hereof.

Section 1.2 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) the singular form includes the plural form and vice versa; (b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document, or instrument means, unless specifically provided otherwise, such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means, unless specifically provided otherwise, such law as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any law means, unless specifically provided otherwise, that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such section or other provision; (f) reference in this Agreement to any Article, Section, Appendix, Schedule, or Exhibit means such Article, or Section hereof or Appendix, Schedule, or Exhibit hereto; (g) “hereunder”, “hereof”, “hereto”, and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section, or other provision thereof; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is not exclusive; (j) relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (k) the Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein; provided that in the event a word or phrase defined in this Agreement is expressly given a different meaning in any Schedule or Exhibit, such different definition shall apply only to such Schedule or Exhibit defining such word or phrase independently, and the meaning given such word or phrase in this Agreement shall control for purposes of this Agreement, and such alternative meaning shall have no bearing or effect, on the interpretation of this Agreement; (l) all references to “Dollars” means United States Dollars; (m) references to “days” means calendar days, unless the term “Business Days” is used, and (n) except as otherwise provided herein, all actions which any Person may take and all determinations which any Person may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Person.

ARTICLE 2

PURCHASE AND SALE

Section 2.1 Purchase and Sale. On the terms and conditions contained in this Agreement, Sellers agree to sell to Purchaser, and Purchaser agrees to purchase, accept, and pay for from Sellers, the Asset Seller Assets and the Subject Securities.

Section 2.2 Purchase Price. The aggregate purchase price for the Asset Seller Assets and the Subject Securities shall be Three Hundred Forty Million Dollars and No/100 ($340,000,000.00) (the “Unadjusted Purchase Price”), adjusted as provided in Section 2.4 (as adjusted, the “Adjusted Purchase Price”).

Section 2.3 Deposit.

(a) On the Execution Date, Purchaser has deposited with Sellers an amount equal to Thirty Four Million Dollars and No/100 ($34,000,000.00) (the “Deposit”).

(b) In the event that Closing occurs, on the Closing Date the entirety of the Deposit shall be applied towards Purchaser’s obligation to pay the Adjusted Purchase Price.

(c) If for any reason this Agreement is terminated in accordance with Section 10.1, then the Deposit shall be disbursed to either Noble or Purchaser as provided in Section 10.2.

Section 2.4 Adjustments to Unadjusted Purchase Price. The Unadjusted Purchase Price shall be adjusted, without duplication, as follows:

(a) adjusted for Asset Taxes with respect to the Asset Seller Assets as follows:

(i) increased by the amount of all such Asset Taxes allocated to Purchaser in accordance with Section 9.1(a) but paid or otherwise economically borne by Sellers (excluding, for the avoidance of doubt, any Asset Taxes that were withheld or deducted from the gross amount paid or payable to Asset Sellers in connection with a transaction to which Section 2.4(b)(i) applies, and therefore were taken into account in determining the Mineral Proceeds received by Asset Sellers for purposes of applying Section 2.4(b)(i) with respect to such transaction); and

(ii) decreased by the amount of all such Asset Taxes allocated to Sellers in accordance with Section 9.1(a) but paid or otherwise economically borne by Purchaser (excluding, for the avoidance of doubt, any Asset Taxes that were withheld or deducted from the gross amount paid or payable to Purchaser in connection with a transaction to which Section 2.4(b)(ii) applies, and therefore were taken into account in determining the Mineral Proceeds received by Purchaser for purposes of applying Section 2.4(b)(ii) with respect to such transaction);

(b) without prejudice to any Party’s rights under Article 11, adjusted for Mineral Proceeds attributable to the Asset Seller Assets, as follows:

(i) decreased by an amount equal to the aggregate amount of all Mineral Proceeds received by Asset Sellers attributable to the Asset Seller Assets to the extent earned or attributable to periods from and after the Effective Time; and

(ii) increased by an amount equal to the aggregate amount of all Mineral Proceeds received by Purchaser to the extent attributable to the Asset Seller Assets to the extent earned or attributable to periods prior to the Effective Time;

(c) increased, to the extent the Effective Time Working Capital is a positive amount, by an amount equal to the value of the Effective Time Working Capital;

(d) decreased, to the extent the Effective Time Working Capital is a negative amount, by an amount equal to the absolute value of the Effective Time Working Capital;

(e) increased, by an amount equal to the aggregate amount, if any, of all cash or non-cash capital contributions made after the Effective Time to any of the Samedan Group by any Seller or any Affiliate of any Seller (other than any member of the Samedan Group) (including any and all Asset Taxes attributable to the Samedan Assets with respect to (i) any period of time after the Effective Time or (ii) any period of time prior to the Effective Time that were taken into account as Working Capital Liabilities paid by any Seller or any Affiliate of any Seller (other than any member of the Samedan Group) on behalf of any member of the Samedan Group);

(f) decreased by the amount of any cash or non-cash dividends or distributions (other than distributions of any Excluded Assets) by any member of the Samedan Group to any Seller or any Affiliate of any Seller (other than any member of the Samedan Group) attributable to any Mineral Proceeds attributable to the Samedan Assets for any periods of time after the Effective Time;

(g) increased by an amount equal to the aggregate Administrative Costs incurred after the Effective Time by any Seller or any Affiliate of any Seller (other than any member of the Samedan Group); and

(h) decreased by an amount equal to the aggregate Transaction Expenses of the members of the Samedan Group that were paid or payable after the Effective Time.

Section 2.5 Closing Payment and Post-Closing Adjustments.

(a) Not later than November 25, 2017, Sellers shall prepare and deliver to Purchaser, a draft preliminary settlement statement (“Preliminary Settlement Statement”) setting forth (i) Sellers’ good faith estimate of the Adjusted Purchase Price as of the Closing Date after giving effect to all adjustments set forth in Section 2.4, (ii) the Persons, accounts, and amounts of disbursements that Sellers designate and nominate to receive the Closing Payment, and (iii) the wiring instructions for all such payments and disbursements. Sellers shall supply to Purchaser reasonable documentation in the possession of Sellers or any of their respective Affiliates to support the items for which adjustments are proposed or made in the Preliminary Settlement Statement delivered by Sellers and a brief explanation of any such adjustments and the reasons therefor. On or before November 27, 2017, Purchaser will deliver to Sellers a written report containing all changes that Purchaser proposes to be made to the Preliminary Settlement Statement, if any, together with a brief explanation of any such changes. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Unadjusted Purchase Price at Closing; provided that if the Parties cannot agree on all adjustments set forth in the Preliminary Settlement Statement prior to the Closing for the purpose of determining the Closing Payment, then any adjustments as set forth in the Preliminary Settlement Statement as presented by Sellers will be used to adjust the Unadjusted Purchase Price at Closing.

(b) As soon as reasonably practicable after the Closing, but not later than the date one hundred twenty (120) days following the Closing Date, Sellers shall prepare and deliver to Purchaser a draft final settlement statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment under Section 2.4, based on the most recent actual figures for each adjustment. Sellers shall make reasonable documentation available to support the final figures. As soon as reasonably practicable, but not later than thirty (30) days following receipt of Sellers’ statement hereunder, Purchaser shall deliver to Sellers a written report containing any changes that Purchaser proposes be made in such statement. Any changes not so specified in such written report shall be deemed waived and Sellers’ determinations with respect to all such elements of the final settlement statement that are not addressed specifically in such report shall prevail. If Purchaser fails to timely deliver a written report to Sellers containing changes Purchaser proposes to be made to the final settlement statement, the final settlement statement as delivered by Sellers will be deemed to be correct and mutually agreed upon by the Parties, and will, without limiting Section 9.1(c) or Section 11.3, be final and binding on the Parties and not subject to further audit or arbitration. Sellers may deliver a written report to Purchaser during the same thirty-day (30-day) period reflecting any changes that Sellers propose to be made in such statement as a result of additional information received after the statement was prepared. The Parties shall undertake to agree on the final statement of the Adjusted Purchase Price no later than forty-five (45) days following Purchaser’s receipt of Sellers’ statement delivered hereunder. In the event that the Parties cannot reach agreement as to the final statement of the Adjusted Purchase Price within such period of time, any Party may refer the items of adjustment which are in dispute or the interpretation or effect of this Section 2.5 to a nationally-recognized independent accounting firm or consulting firm mutually acceptable to Purchaser and Sellers (the “Accounting Referee”), for review and final determination by arbitration. The Accounting Referee shall conduct the arbitration proceedings in Houston, Texas in accordance with the AAA Rules, to the extent such rules do not conflict with the terms of this Section 2.5. The Accounting Referee’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall, without limiting Section 9.1(c) or Section 11.3, be final and binding on all Parties, without right of appeal. In determining the amount of any adjustment to the Adjusted Purchase Price, the Accounting Referee shall be bound by the terms of Section 2.4 and may not increase the Adjusted Purchase Price more than the increase proposed by Sellers nor decrease the Adjusted Purchase Price more than the decrease proposed by Purchaser, as applicable. The Accounting Referee shall act as an expert for the limited purpose of determining the specific disputed aspects of Adjusted Purchase Price adjustments submitted by any Party and may not award damages, interest (except to the extent expressly provided for in this Section 2.5), or penalties to any Party with respect to any matter. Sellers and Purchaser shall each bear its own legal fees and other costs of presenting its case. Sellers shall collectively bear one-half and Purchaser shall bear one-half of the fees, costs, and expenses of the Accounting Referee. Within five (5) Business Days after the earlier of (i) the expiration of Purchaser’s fifteen-day (15-day) review period without delivery of any written report or (ii) the date on which the Parties or the Accounting Referee finally determine the Adjusted Purchase Price, (A) Purchaser shall pay to Sellers the amount by which the Adjusted Purchase Price exceeds the sum of the Closing Payment plus the Deposit or (B) Sellers shall pay to Purchaser the amount by which the sum of the Closing Payment plus the Deposit exceeds the Adjusted Purchase Price, as applicable.

(c) Purchaser shall assist Sellers in preparation of the final statement of the Adjusted Purchase Price under Section 2.5(b) by furnishing invoices, receipts, reasonable access to personnel, and such other assistance as may be requested by Sellers to facilitate such process post-Closing.

(d) All payments made or to be made under this Agreement to Sellers shall be made by electronic transfer of immediately available funds to such bank and account as may be specified by Sellers in writing. All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to such bank and account as may be specified by Purchaser in writing.

Section 2.6 Adjustment Procedures.

(a) All adjustments to the Unadjusted Purchase Price described in Section 2.4 shall be made (i) in accordance with the terms of this Agreement and, to the extent not inconsistent with this Agreement and otherwise applicable, in accordance with the United States generally accepted accounting principles using the accrual method of accounting, as consistently applied (the “Accounting Principles”) except that the Accounting Principles shall not apply to any adjustments for Taxes and (ii) without duplication. For the avoidance of doubt, no item that is included in or taken into account in the determination the calculation of Effective Time Working Capital shall be subject to any other adjustment to the Unadjusted Purchase Price. When available, actual figures will be used for the adjustments to the Unadjusted Purchase Price at Closing. To the extent actual figures are unavailable, estimates will be used subject to final adjustments in accordance with the terms hereof.

(b) In making the adjustments contemplated under Section 2.4, the following shall be taken into account to the extent not in conflict or inconsistent with the definitions of Effective Time Working Capital, Working Capital Assets and Working Capital Liabilities; provided, the following shall in no way be construed as a limitation to the definition of any of Effective Time Working Capital, Working Capital Assets and Working Capital Liabilities:

(i) Except amounts for which the Unadjusted Purchase Price was adjusted under Section 2.4(b), (A) Asset Sellers shall be entitled to all Mineral Proceeds attributable to the Asset Seller Assets earned or attributable to periods prior to the Effective Time, which amounts are received prior to, on or after Closing Date and (B) should Purchaser receive after Closing any Mineral Proceeds to which Asset Sellers are entitled hereunder, Purchaser shall fully disclose, account for, and promptly remit the same to Asset Sellers;

(ii) Except amounts for which the Unadjusted Purchase Price was adjusted under Section 2.4(b), (A) Purchaser shall be entitled to all Mineral Proceeds earned or attributable to periods from and after the Effective Time and (B) should Asset Sellers receive after Closing any Mineral Proceeds to which Purchaser is entitled hereunder, Asset Sellers shall fully disclose, account for, and promptly remit the same to Purchaser;

(iii) For purposes of allocating production (and accounts receivable with respect thereto), under Section 2.4 and Section 2.6, (A) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Mineral Interests when they are produced into the tank batteries related to each Mineral Interest and (B) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Mineral Interests when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported. Sellers shall use reasonable interpolative procedures to arrive at an allocation of production when exact meter readings, gauging, or strapping data are not available; and

(iv) “Earned” as used in Section 2.4(b) and Section 2.6, shall be interpreted in accordance with accounting recognition guidance under the Accounting Principles.

Section 2.7 Allocation of Purchase Price.

(a) The Parties agree that, because each member of the Samedan Group is classified as an entity disregarded as separate from Noble for U.S. federal income tax purposes, the sale of the Subject Securities shall be treated as a sale of the Samedan Assets for U.S. federal income tax purposes.

(b) Purchaser and Sellers shall use commercially reasonable efforts to agree to an allocation of the Adjusted Purchase Price and any other items properly treated as consideration for U.S. federal income tax purposes among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and, to the extent allowed under applicable federal income tax Law, in a manner consistent with the Allocated Values, within thirty (30) days after the Cut-Off Date (the “Allocation”). If Sellers and Purchaser reach an agreement with respect to the Allocation, (i) Purchaser and Sellers shall use commercially reasonable efforts to update the Allocation in accordance with Section 1060 of the Code following any adjustment to the Unadjusted Purchase Price pursuant to this Agreement and (ii) Purchaser and Sellers shall, and shall cause their respective Affiliates to, report consistently with the Allocation, as adjusted, on all Tax Returns, including Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section 1060), and none of Sellers or Purchaser shall take any position on any Tax Return that is inconsistent with the Allocation, as adjusted, unless otherwise required by applicable Law; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise, and/or settle any Tax audit, claim, or similar proceedings in connection with such allocation.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Subject to the provisions of this Article 3 and the other terms and conditions of this Agreement and the exceptions and matters set forth on the Disclosure Schedules, each Seller (except as otherwise specifically noted in this Article 3) severally and not jointly represents and warrants to Purchaser on the Execution Date the matters set out in this Article 3.

Section 3.1 Existence and Qualification.

(a) Such Seller and each member of the Samedan Group is a corporation, limited liability company, general partnership or limited partnership, as applicable, duly formed or organized, validly existing and in good standing under the Laws of the state where it is formed or organized (as set forth in the introductory paragraph) and is duly qualified to carry on its business in the states where the Asset Seller Assets or Subject Securities owned by such Seller are located and those other states where such Seller is required to do so.

Section 3.2 Power. Such Seller has the power under its Governing Documents to enter into and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

Section 3.3 Authorization and Enforceability. The execution, delivery, and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Seller as required under its Governing Documents. This Agreement has been duly executed and delivered by such Seller (and all Transaction Documents required to be executed and delivered by such Seller at Closing shall be duly executed and delivered by such Seller) and this Agreement constitutes, and at the Closing such Transaction

Documents shall constitute, the valid and binding obligations of such Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.4 No Conflicts or Breach.

(a) Except as set forth on Schedule 3.4 and except for Permitted Encumbrances, the execution, delivery, and performance of this Agreement and the other Transaction Documents by such Seller, and the consummation of the transactions contemplated by this Agreement shall not (i) violate any provision of the Governing Documents of such Seller or any member of the Samedan Group or any agreement or instrument to which such Seller or any member of the Samedan Group is a party or by which it is bound, (ii) result in the creation of any material Lien on any Asset or Subject Securities, (iii) result in material default (with due notice or lapse of time or both) or the creation of any material Lien or give rise to any right of termination, cancellation, or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which such Seller or any member of the Samedan Group is a party or by which it is bound (which shall not be satisfied, assigned, or terminated on or prior to the Closing as a result of the transactions contemplated hereunder), (iv) materially violate any judgment, order, ruling, or decree applicable to such Seller or any member of the Samedan Group as a party in interest, or (v) materially violate any Laws applicable to such Seller or any member of the Samedan Group.

(b) Each member of the Samedan Group is in compliance with the terms and conditions of its own Governing Documents. No Seller or any member of the Samedan Group has received a notice from a Third Party alleging non-compliance with respect to the Governing Documents of the Samedan Group.

Section 3.5 Ownership of Subject Securities.

(a) As of the date hereof (and as of the Closing Date), Noble Holdings is the direct record and beneficial owner of, and has good and valid title to, the Subject Securities free and clear of all Liens (other than restrictions on transfer pursuant to applicable securities Laws or the applicable Governing Documents of Samedan); and

(b) As of the Closing, the delivery by such Noble Holdings to Purchaser of the Subject Securities Assignment will vest Purchaser with good title to all of the Subject Securities, free and clear of all Liens (other than restrictions on transfer pursuant to applicable securities Laws or the applicable Governing Documents of Samedan and Liens and other matters arising by, through or under Purchaser or its Affiliates).

Section 3.6 The Samedan Group.

(a) Schedule 3.6(a) sets forth all of the issued and outstanding Securities of or in Samedan;

(b) Schedule 3.6(b) sets forth (i) the name and state of formation of each Samedan Subsidiary, (ii) the amount and classification of each Samedan Subsidiary’s authorized and outstanding Securities, and (iii) the direct record and beneficial owner of the Securities in and to each Samedan Subsidiary. Except as set forth on Schedule 3.6(b), no member of the Samedan Group holds (or has ever held) any Securities in or control of (directly or indirectly, through the ownership of Securities, by contract, by proxy, alone or in combination with others, or otherwise) any Person;

(c) As of the date hereof (and as of the Closing Date), the applicable member of the Samedan Group which is the direct record and beneficial owner of the Securities in and to each Samedan Subsidiary, as set forth on Schedule 3.6(c), is the direct record and beneficial owner of, and has good and valid title to, such Securities free and clear of all Liens (other than restrictions on transfer pursuant to applicable securities Laws or the applicable Governing Documents of such member of the Samedan Group);

(d) The Subject Securities and all Securities of the Samedan Subsidiaries have been duly authorized, are validly issued and outstanding, fully paid, and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act), were issued in compliance with Law and were not issued in violation of any Governing Document of any member of the Samedan Group or any purchase option, call option, right of first refusal, preemptive right or other similar right;

(e) Except for the purchase by Purchaser of the Subject Securities as provided in this Agreement or as expressly set forth in the applicable Governing Documents of the Samedan Group, (i) there are no outstanding preemptive or other outstanding rights with respect to the Securities of any member of the Samedan Group, (ii) there are no appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights, or commitments or other rights or contracts of any kind or character relating to or entitling any Person to purchase or otherwise acquire any Securities of any member of the Samedan Group or requiring any member of the Samedan Group to issue, transfer, convey, assign, redeem or otherwise acquire or sell any Securities, (iii) there are no equity holder agreements, voting agreements, proxies, or other similar agreements or understandings with respect to the Subject Securities or any of the Securities of the Samedan Subsidiaries and (iv) no Securities of any member of the Samedan Group are reserved for issuance;

(f) No Securities of any member of the Samedan Group have been offered, issued, sold, or transferred in violation of any applicable Law or preemptive or similar rights. Neither Samedan nor any Samedan Subsidiary is under any obligation, contingent or otherwise, by reason of any contract or agreement to register the offer and sale or resale of any of its Securities under the Securities Act of 1933, as amended or otherwise modified;

(g) Prior to Execution Date, Purchaser has been provided access to complete and accurate copies of each currently existing Governing Document of each member of the Samedan Group, including all applicable amendments thereto;

(h) No member of the Samedan Group has, or has ever had, any right, title or interest in any assets or Securities, except its right, title and interest in the Samedan Assets;

(i) Except for the Securities in and to the Samedan Subsidiaries, Samedan does not own, and has not owned, directly or indirectly, any Securities of or in, any Person (other than the Samedan Subsidiaries) and does not and has not owned any other Subsidiaries; and

(j) No member of the Samedan Group has engaged in any material respect in any business other than owning the Samedan Assets.

Section 3.7 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending against, being contemplated by, or, to the Knowledge of such Seller, threatened in writing against, such Seller or any member of the Samedan Group.

Section 3.8 Litigation. Except as set forth on Schedule 3.8 there are no actions, suits, or proceedings (including condemnation, expropriation, or forfeiture proceedings) (a) pending before any Governmental Authority or arbitrator against, or brought by, such Seller or member of the Samedan Group (i) relating to any Asset of such Seller or member of the Samedan Group or such Seller’s ownership thereof or (ii) seeking to prevent the consummation of the transactions contemplated hereby or (b) to such Seller’s Knowledge there are no actions, suits, or proceedings (including condemnation, expropriation, or forfeiture proceedings) expressly threatened in writing with reasonable specificity by any Third Party or Governmental Authority against such Seller or any member of the Samedan Group (i) relating to any Asset of such Seller or member of the Samedan Group or such Seller’s ownership thereof or (ii) seeking to prevent the consummation of the transactions contemplated hereby.

Section 3.9 Labor and Employee Benefits. Neither Samedan nor any Samedan Subsidiary:

(a) has or has ever had any employees;

(b) sponsors, maintains or contributes to, or has ever sponsored, maintained, or contributed to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA;

(c) is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment; or

(d) is a party or has ever been a party to any collective bargaining agreement or other contract with a labor union or similar representative of employees.

Section 3.10 Bank Accounts. Schedule 3.10 sets forth a complete and accurate list of all deposit, demand, savings, passbook, security or similar accounts maintained by any member of the Samedan Group with any bank or financial institution, the names and addresses of the banks or financial institutions maintaining each such account and the authorized signatories on each such account.

Section 3.11 Books and Records. The minute books of the Samedan Group contain materially accurate and complete records of all meetings held and action taken by the members of the Samedan Group. The Samedan Group maintain all books of account and other business records (including the Records) required by applicable Law or necessary to conduct the business of Samedan Group in accordance with the past practices of such Person, consistently applied.

Section 3.12 Asset Seller Taxes. Except as set forth on Schedule 3.12, with respect to such Asset Seller (a) all Asset Taxes of such Asset Seller that have become due and payable have been paid, (b) all Tax Returns with respect to Asset Taxes of such Asset Seller that are required to be filed have been timely filed and (c) none of the Assets of such Asset Seller is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

Section 3.13 Samedan Group Taxes.

(a) (i) All material Tax Returns required to be filed by or with respect to any member of the Samedan Group have been duly and timely filed, and each such Tax Return is true, correct and complete in all material respects, (ii) all material Taxes owed by any member of the Samedan Group that are or have become due have been paid in full, (iii) all Tax withholding and deposit requirements imposed on or with respect to any member of the Samedan Group have been satisfied in all material respects, and (iv) there are no Liens (other than statutory Liens for Taxes that are not yet due and payable) on any of the Samedan Assets that arose in connection with any failure (or alleged failure) to pay any Tax;

(b) There is not in force any extension of time with respect to the due date for the filing of any material Tax Return of any member of the Samedan Group or any waiver or agreement for any extension of time for the assessment or payment of any material Tax by any member of the Samedan Group;

(c) (i) There is no claim against any member of the Samedan Group for any Taxes and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened in writing with respect to any Taxes or Tax Returns of or with respect to any member of the Samedan Group that has not been resolved, (ii) no Tax audits or administrative or judicial proceedings are being conducted, pending or threatened in writing with respect to any member of the Samedan Group, and (iii) no material claim has ever been made by a Governmental Authority in a jurisdiction where a member of the Samedan Group does not file Tax Returns that such member of the Samedan Group is or may be subject to taxation in that jurisdiction;

(d) (i) Each member of the Samedan Group is, and has been, for U.S. federal income tax purposes classified as an entity disregarded as separate from Noble since the conversion of Samedan from a C corporation to a disregarded limited liability company on April 9, 2015, (ii) none of the members of the Samedan Group has any liability or obligation to pay any Taxes of any other Person as a result of being a member of a consolidated or combined group of entities prior to the Closing Date, and (iii) none of the members of the Samedan Group has any contractual obligation under any tax sharing agreement and any and all tax sharing agreements between any member of the Samedan Group and any other legal entity or group has been terminated; and

(e) Notwithstanding any other provision in this Agreement, the representations and warranties in Section 3.12 and this Section 3.13 are the only representations and warranties in this Agreement with respect to Tax matters.

Section 3.14 Contracts.

(a) To the Knowledge of such Seller, Schedule 3.14(a) sets forth a complete and accurate list of all Material Contracts.

(b) Except as set forth on Schedule 3.14(b), no Seller or any member of the Samedan Group has received any written notice of material default or breach of any Material Contract, the resolution of which is currently outstanding. The Material Contracts are in full force and effect and are legal, valid and binding obligations of the applicable Seller and, to the Knowledge of Sellers, are the legal, valid and binding obligation of each other party thereto, in each case, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, Sellers have made available to Purchaser complete and accurate copies of all Material Contracts (including all amendments thereto).

Section 3.15 Consents and Preferential Purchase Rights. To the Knowledge of such Seller (a) there are no Required Consents which are required to be obtained, made, or complied with in connection with the transactions contemplated by this Agreement and (b) there are no preferential rights applicable to the transactions contemplated by this Agreement or the sale of the Asset Seller Assets or the Subject Securities by such Seller as contemplated by this Agreement.

Section 3.16 Environmental Matters. Except as set forth on Schedule 3.8, to Seller’s Knowledge, with respect to the Louisiana Assets and Surface Interests (a) none of the lessees or operators with respect thereto are subject to any outstanding injunction, judgment, order, decree, ruling or charge under any Environmental Laws and (b) there are no material violations of Environmental Law (or notices thereof) which would reasonably be expected to result in any Environmental Liabilities for which Purchaser or any member of the Samedan Group would be responsible under applicable Environmental Laws.

Section 3.17 No Cost-Bearing Interests. To the Knowledge of Sellers, the Assets do not include any unleased mineral interest where a Seller or any member of the Samedan Group has agreed to, or Purchaser will have to, bear a share of drilling, operating, or other costs as a participating mineral owner from and after the Effective Time, other than instances where the Assets have been force-pooled under applicable Law and such Seller’s or member of the Samedan Group’s share of drilling, operating, or other costs as a participating mineral owner in such pooled unit are set off against Seller’s or member of the Samedan Group’s share of the proceeds of production attributable to such pooled unit.

Section 3.18 Compliance with Law. Neither any Seller nor any member of the Samedan Group has received a written notice of a violation of any Law that is applicable to the Assets and that has not been (or will not be prior to Closing) corrected or settled. Each Seller and member of the Samedan Group has complied in all respects with all applicable Laws respecting its ownership of the Properties.

Section 3.19 Special Warranty (Samedan Group). The Samedan Group has Defensible Title in and to the Samedan Assets as shown on the exhibits to this Agreement from and against the lawful claims of any Person asserted by, through or under any member of the Samedan Group and its Affiliates, but not otherwise, subject and excepting, however, to the Permitted Encumbrances.

Section 3.20 No Indebtedness. Neither Samedan nor any member of the Samedan Group has any Indebtedness.

Section 3.21 Absence of Certain Changes and Liabilities. Since January 1, 2016 until the date of this Agreement, each member of the Samedan Group has, in all material respects, conducted its business in the ordinary course consistent with past practices, and there has been no event that has had, or is likely to have, a Material Adverse Effect on any member of the Samedan Group. Without limiting the generality of the foregoing, except as contemplated or required by this Agreement, from January 1, 2016 through the date of this Agreement, each member of the Samedan Group has not (i) amended its Governing Documents, (ii) redeemed or repurchased, or otherwise acquired, any of the Subject Securities or other equity interests, (iii) split, combined or reclassified any of the Subject Securities or other equity interests, (iv) made any material change in its accounting methods, policies or procedures, other than as required by generally accepted accounting principles or a change in Law, (v) hired any employees or adopted any employee benefit plan, (vi) entered into a Hedging Transaction or (vii) agreed or committed to do any of the foregoing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers as of the Execution Date and the Closing Date the following:

Section 4.1 Existence and Qualification. Purchaser is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified and in good standing to carry on its business in states where the Assets are located and those other states where it is required to do so.

Section 4.2 Power. Purchaser has the limited partnership power to enter into and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

Section 4.3 Authorization and Enforceability. The execution, delivery, and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited partnership action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required to be executed and delivered by Purchaser at Closing shall be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents shall constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.4 No Conflicts. The execution, delivery, and performance of this Agreement and the other Transaction Documents by Purchaser, and the consummation of the transactions contemplated by this Agreement, shall not (a) violate any provision of the Governing Documents of Purchaser or any agreement or instrument to which it is a party or by which it is bound, (b) result in a material default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Purchaser is a party or by which it is bound, (c) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest or (d) violate any Law applicable to Purchaser.

Section 4.5 Consents, Approvals or Waivers. The execution, delivery, and performance of this Agreement and the other Transaction Documents by Purchaser shall not be subject to any consent, approval, notice or waiver from any Governmental Authority or other Third Party.

Section 4.6 Defense Production Act. Purchaser is not a foreign person and the transactions contemplated by this agreement are not a covered transaction as those terms are defined in Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. App. 2170, and the regulations promulgated thereunder, 31 C.F.R. Part 800.

Section 4.7 Litigation. There are no actions, suits, or proceedings (including condemnation, expropriation, or forfeiture proceedings) (a) pending before any Governmental Authority or arbitrator against Purchaser or its Affiliates seeking to prevent the consummation of the transactions contemplated hereby or (b) to Purchaser’s knowledge, expressly threatened in writing with reasonable specificity by any Third Party or Governmental Authority against Purchaser or its Affiliates seeking to prevent the consummation of the transactions contemplated hereby.

Section 4.8 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending against, being contemplated by or, to the knowledge of Purchaser, threatened against Purchaser or any Affiliate thereof (whether by Purchaser or any Third Party).

Section 4.9 Financing. Purchaser has sufficient cash (in United States Dollars) on hand and/or lines of credit or other sources of financing to enable Purchaser to (a) fund the Deposit on the Execution Date, (b) pay the Closing Payment on the Closing Date to or on behalf of Sellers and (c) perform all other obligations of Purchaser hereunder and the other agreements delivered hereunder by Purchaser.

Section 4.10 Investment Intent. Purchaser is acquiring the Assets and Subject Securities for its own account and not with a view to their sale or distribution in violation of the Securities Act of 1933, as amended, the rules and regulations thereunder, any applicable state blue sky laws, or any other applicable securities laws.

Section 4.11 Qualification. Purchaser is, or as of the Closing will be, qualified under all applicable Laws to own the Assets.

Section 4.12 Independent Evaluation. Purchaser is a sophisticated, experienced, and knowledgeable investor in the oil and gas business. In entering into this Agreement, Purchaser has relied solely upon Purchaser’s own expertise in legal, tax, reservoir engineering, and other professional counsel concerning this transaction, the Assets, the Subject Securities and the value thereof. Purchaser acknowledges and affirms that (a) it has completed such independent investigation, verification, analysis, and evaluation of the Assets and Subject Securities and has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate to enter into this Agreement, (b) Purchaser shall be deemed to have knowledge of all facts, materials and documents described, contained or set forth in the VDR on or prior to the Execution Date and (c) Purchaser shall have completed, or caused to be completed, its independent investigation, verification, analysis, and evaluation of the Assets and Subject Securities and made all such reviews and inspections of the Assets and Subject Securities as Purchaser has deemed necessary or appropriate to consummate the transaction. Except for the representations and warranties expressly made by Sellers in Article 3 of this Agreement or the special warranty of Defensible Title set forth in the Asset Conveyances, Purchaser acknowledges that no member of the Seller Group or any other Person has made, and Purchaser has not relied upon, any representations or warranties, express or implied, as to Sellers, the Assets and Subject Securities or any other matters, including the financial condition, physical condition, environmental conditions, liabilities, operations, business, prospects of, or title to the Assets. Purchaser specifically disclaims any obligation or duty by Sellers or any member of the Seller Group to make any disclosures of fact not required to be disclosed pursuant to the express representations and warranties set forth herein and in the Asset Conveyances. Purchaser understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state, or foreign agency has passed upon the Assets and Subject Securities or made any finding or determination as to the fairness of an investment in the Assets and Subject Securities or the accuracy or adequacy of the disclosures made to Purchaser.

ARTICLE 5

DISCLAIMERS AND ACKNOWLEDGEMENTS

Section 5.1 General Disclaimer of Title Warranties and Representations. Subject to and except for Section 3.19, Section 5.2(b) and the special warranty of Defensible Title as set forth in the Asset Conveyances, SELLERS DO NOT MAKE, AND PURCHASER, ON BEHALF OF ITSELF AND EACH MEMBER OF THE PURCHASER GROUP, HEREBY WAIVES, RELEASES, AND DISCHARGES EACH MEMBER OF THE SELLER GROUP FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, COSTS, LIABILITIES, LOSSES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY,

KNOWN OR UNKNOWN, ATTRIBUTABLE TO ANY PERIODS OF TIME WHICH ANY MEMBER OF THE PURCHASER GROUP MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO OR ARISING OUT OF, ANY WARRANTY OR REPRESENTATION OF ANY MEMBER OF THE SELLER GROUP, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO SELLERS’ OR ANY OTHER PERSON’S TITLE TO, OR DEFICIENCY IN TITLE TO, ANY OF THE ASSETS OR ANY OTHER PROPERTY OR ASSET.

Section 5.2 Special Warranties.

(a) Sellers shall have a reasonable opportunity, but not the obligation, to cure any breach of the Special Warranties prior to the date six (6) months after Sellers’ receipt of any notice furnished by Purchaser with respect to such breach. Purchaser agrees to reasonably cooperate with any attempt by Sellers to cure any breach of the Special Warranties, and the amount of Damages resulting from any breach of any Special Warranty shall (i) be calculated and be based on the Defect Amount attributable to such breach and (ii) not exceed the Defect Amount attributable to the applicable affected Assets.

(b) For purposes of the special warranties of Defensible Title contained in the Asset Conveyances and Section 3.19, the value of the Assets set forth in the exhibits thereto, as applicable, shall be deemed to be the Allocated Value thereof, as adjusted herein.

Section 5.3 General Disclaimers. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3, THE CERTIFICATES OF EACH SELLER TO BE DELIVERED AT THE CLOSING PURSUANT TO SECTION 8.2(G)) AND EXCEPT FOR SELLERS’ SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSET CONVEYANCES, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (a) SELLERS DO NOT MAKE, SELLERS EXPRESSLY DISCLAIM, AND PURCHASER WAIVES AND REPRESENTS AND WARRANTS THAT PURCHASER HAS NOT RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN THIS OR ANY OTHER INSTRUMENT, AGREEMENT, OR CONTRACT DELIVERED HEREUNDER OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, INCLUDING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AS TO (i) TITLE TO ANY OF THE ASSETS OR OWNERSHIP OF THE SUBJECT SECURITIES, (ii) THE CONTENTS, CHARACTER, OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL DATA, SEISMIC DATA, RESERVE DATA, RESERVE REPORTS, RESERVE INFORMATION (ANY ANALYSIS OR INTERPRETATION THEREOF) RELATING TO THE ASSETS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (iv) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL OR STEP-OUT DRILLING OPPORTUNITIES, (v) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR THE SUBJECT SECURITIES OR FUTURE REVENUES GENERATED BY THE ASSETS, (vi) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (vii) THE

MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE ASSETS, (viii) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT OR (ix) ANY OTHER RECORD, FILES OR MATERIALS, OR INFORMATION (INCLUDING AS TO THE ACCURACY, COMPLETENESS OR CONTENTS OF THE RECORDS) THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (b) SELLERS FURTHER DISCLAIM, AND PURCHASER WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT EXCEPT AS SET FORTH ABOVE THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE. PURCHASER SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY SELLERS OR ANY MEMBER OF THE SELLER GROUP TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN THE ASSET CONVEYANCES, AND PURCHASER EXPRESSLY ACKNOWLEDGES AND COVENANTS THAT PURCHASER DOES NOT HAVE AND WILL NOT HAVE AND WILL NOT ASSERT ANY CLAIM, DAMAGES, OR EQUITABLE REMEDIES WHATSOEVER AGAINST ANY MEMBER OF THE SELLER GROUP EXCEPT FOR CLAIMS, DAMAGES, AND EQUITABLE REMEDIES AGAINST SELLERS FOR BREACH OF AN EXPRESS REPRESENTATION, WARRANTY OR COVENANT OF SELLERS UNDER THIS AGREEMENT, OR SELLERS’ SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSET CONVEYANCES.

Section 5.4 Environmental Disclaimers. Purchaser acknowledges that the Assets have been used for exploration, development, production, gathering, and transportation of oil and gas and there may be petroleum, produced water, wastes, scale, NORM, hazardous substances, or other substances or materials located in, on, or under the Assets or associated with the Assets. Equipment and sites included in the Assets may contain asbestos, NORM, or other hazardous substances. NORM may affix or attach itself to the inside of wells, pipelines, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on the Assets or included in the Assets may contain NORM and other wastes or hazardous substances. NORM containing material or other wastes or hazardous substances may have come in contact with various environmental media, including water, soils, or sediment. Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, NORM, and other hazardous substances from the Assets. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER AGREEMENT OR INSTRUMENT DELIVERED HEREUNDER, EXCEPT FOR PURCHASER’S RIGHTS TO INDEMNIFICATION UNDER SECTION 11.3, FOR BREACHES OF THE REPRESENTATIONS SET FORTH IN SECTION 3.8,

SECTION 3.16, SECTION 3.19, SELLERS DO NOT MAKE, SELLERS EXPRESSLY DISCLAIM, AND PURCHASER WAIVES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTERS WITH RESPECT TO THE EXISTENCE OF ANY ENVIRONMENTAL LIABILITIES, RELEASE OF HAZARDOUS SUBSTANCES, OR ANY OTHER ENVIRONMENTAL CONDITION WITH RESPECT TO THE OWNERSHIP OR OPERATION OF ASSETS OR THE PRESENCE OR ABSENCE OF ASBESTOS OR NORM IN OR ON THE ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE THE ASSETS ARE LOCATED. PURCHASER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE ASSETS FOR ALL PURPOSES, AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NORM. AS OF CLOSING, PURCHASER HAS MADE ALL SUCH REVIEWS AND INSPECTIONS OF THE ASSETS AND THE RECORDS AS PURCHASER HAS DEEMED NECESSARY OR APPROPRIATE TO CONSUMMATE THE TRANSACTION AND THAT, AT CLOSING, PURCHASER SHALL BE DEEMED TO HAVE KNOWLEDGE OF ALL FACTS CONTAINED IN THE RECORDS OR THAT WOULD HAVE BEEN DISCOVERED BY PURCHASER’S AND PURCHASER’S REPRESENTATIVES’ EXERCISE OF REASONABLE CARE AND DUE DILIGENCE IN THE COURSE OF SUCH INVESTIGATION, VERIFICATION, ANALYSIS, AND EVALUATION.

Section 5.5 Calculations, Reporting, and Payments. PURCHASER ACKNOWLEDGES AND AGREES THAT CLAIMS OR PROCEEDINGS AGAINST SELLERS OR TO WHICH ANY SELLER IS OR MAY BECOME A PARTY BEFORE, ON, OR AFTER THE CLOSING MAY HAVE AN EFFECT ON THE CALCULATION OF, AND LIABILITY WITH RESPECT TO, TAXES, ROYALTIES, AND OTHER PAYMENT OBLIGATIONS OF PURCHASER ARISING AFTER THE EFFECTIVE TIME RELATING TO THE ASSETS AND THE ASSUMED OBLIGATIONS AND THE NET REVENUE INTEREST OR WORKING INTEREST WITH RESPECT TO THE ASSETS. NOTWITHSTANDING THAT SELLERS HAVE RETAINED ANY LIABILITY OR RESPONSIBILITY UNDER THIS AGREEMENT FOR THE PAYMENT OF ANY DAMAGES, LOSSES OR CLAIMS WITH RESPECT TO ANY OF THE FOREGOING, AND OTHER LIABILITIES OF SELLERS HEREUNDER SHALL NOT INCLUDE, AND PURCHASER HEREBY EXPRESSLY RELEASES THE MEMBERS OF THE SELLER GROUP FROM, ANY LIABILITY OR RESPONSIBILITY ARISING OUT OF OR RELATING TO ANY EFFECT THAT THE OUTCOME OR SETTLEMENT OF ANY SUCH CLAIMS OR PROCEEDINGS MAY HAVE ON THE CALCULATION OF TAXES, ROYALTIES, AND OTHER PAYMENT OBLIGATIONS OF PURCHASER ARISING AFTER THE EFFECTIVE TIME OR THE NET REVENUE INTEREST OR WORKING INTEREST WITH RESPECT TO THE ASSETS. FOR THE AVOIDANCE OF DOUBT, PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER CANNOT RELY ON OR FORM ANY CONCLUSIONS FROM SELLERS’ METHODOLOGIES FOR (I) THE CALCULATION AND REPORTING OF PRODUCTION AND ROYALTIES ATTRIBUTABLE TO PRODUCTION PRIOR TO

THE EFFECTIVE TIME AND (II) THE DETERMINATION AND REPORTING OF ASSET TAXES THAT WERE UTILIZED FOR ANY TAX PERIOD (OR PORTION THEREOF) BEGINNING PRIOR TO THE CLOSING DATE FOR PURPOSES OF CALCULATING AND REPORTING ASSET TAXES ATTRIBUTABLE TO ANY TAX PERIOD (OR PORTION THEREOF) BEGINNING AFTER THE CLOSING DATE, IT BEING UNDERSTOOD THAT PURCHASER MUST MAKE ITS OWN DETERMINATION AS TO THE PROPER METHODOLOGIES THAT CAN OR SHOULD BE USED FOR ANY SUCH LATER REPORTING.

Section 5.6 Changes in Prices; Well Events. PURCHASER ACKNOWLEDGES THAT IT SHALL ASSUME ALL RISK OF LOSS WITH RESPECT TO: (a) CHANGES IN COMMODITY OR PRODUCT PRICES AND ANY OTHER MARKET FACTORS OR CONDITIONS FROM AND AFTER THE EFFECTIVE TIME; (b) PRODUCTION DECLINES OR ANY ADVERSE CHANGE IN THE PRODUCTION CHARACTERISTICS OR DOWNHOLE CONDITION OF ANY WELL, INCLUDING ANY WELL WATERING OUT, OR EXPERIENCING A COLLAPSE IN THE CASING OR SAND INFILTRATION, FROM AND AFTER THE EXECUTION DATE, AND (c) DEPRECIATION OF ANY ASSETS THAT CONSTITUTE PERSONAL PROPERTY THROUGH ORDINARY WEAR AND TEAR.

Section 5.7 Limited Duties. ANY AND ALL DUTIES AND OBLIGATIONS WHICH EITHER PARTY MAY HAVE TO THE OTHER PARTY WITH RESPECT TO OR IN CONNECTION WITH THE ASSETS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY ARE LIMITED TO THOSE IN THIS AGREEMENT. THE PARTIES DO NOT INTEND (a) THAT THE DUTIES OR OBLIGATIONS OF EITHER PARTY, OR THE RIGHTS OF EITHER PARTY, SHALL BE EXPANDED BEYOND THE TERMS OF THIS AGREEMENT ON THE BASIS OF ANY LEGAL OR EQUITABLE PRINCIPLE OR ON ANY OTHER BASIS WHATSOEVER OR (b) THAT ANY EQUITABLE OR LEGAL PRINCIPLE OR ANY IMPLIED OBLIGATION OF GOOD FAITH OR FAIR DEALING OR ANY OTHER MATTER REQUIRES EITHER PARTY TO INCUR, SUFFER OR PERFORM ANY ACT, CONDITION OR OBLIGATION CONTRARY TO THE TERMS OF THIS AGREEMENT AND THAT IT WOULD BE UNFAIR, AND THAT THEY DO NOT INTEND, TO INCREASE ANY OF THE OBLIGATIONS OF ANY PARTY UNDER THIS AGREEMENT ON THE BASIS OF ANY IMPLIED OBLIGATION OR OTHERWISE.

Section 5.8 Conspicuousness. SELLERS AND PURCHASER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5 AND THE REST OF THIS AGREEMENT ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE 6

COVENANTS OF THE PARTIES

Section 6.1 Access.

(a) Upon execution of this Agreement until the Closing Date, Sellers shall give Purchaser, its Affiliates, and each of their respective officers, employees, agents, accountants, attorneys, investment bankers, environmental consultants, and other authorized representatives (“Purchaser’s Representatives”) reasonable access to the Records in Sellers’ possession during Sellers’ normal business hours, for the purpose of conducting a confirmatory review of the Assets, but only to the extent that Sellers may do so without (i) violating applicable Laws, (ii) waiving any legal privilege of any Seller, any of its Affiliates or its counselors, attorneys, accountants or consultants, or (iii) violating any obligations to any Third Party. Such access shall be granted to Purchaser in the offices of Sellers located in Houston, Texas. All investigations and due diligence conducted by Purchaser or any of Purchaser’s Representatives shall be conducted at Purchaser’s sole cost, risk, and expense and any conclusions made from any examination done by Purchaser or any of Purchaser’s Representatives shall result from Purchaser’s own independent review and judgment. Sellers or its designee shall have no rights to conduct any environmental assessment, sampling or testing of any environmental media on or relating to or on any Asset. If the Closing does not occur, Purchaser (A) shall promptly return to Sellers or destroy all copies of the Records, reports, summaries, evaluations, due diligence memos, and derivative materials related thereto in the possession or control of Purchaser or any of Purchaser’s Representatives and (B) shall keep and shall cause each of Purchaser’s Representatives to keep, any and all information obtained by or on behalf of Purchaser confidential, except, in each case, as otherwise required by Law.

(b) Purchaser agrees to indemnify, defend, and hold harmless each member of the Seller Group, the other owners of interests in the Mineral Interests, and all such Persons’ stockholders, members, managers, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys, and consultants from and against any and all Damages (including court costs and reasonable attorneys’ fees), including Damages attributable to, arising out of, or relating to access to the Records or any offices of Sellers by Purchaser or any of Purchaser’s Representatives, EVEN IF SUCH CLAIMS, DAMAGES, LIABILITIES, OBLIGATIONS, LOSSES, COSTS, AND EXPENSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY MEMBER OF THE SELLER GROUP.

(c) During all periods that Purchaser or any of Purchaser’s Representatives are on Sellers’ premises, Purchaser shall maintain, at its sole expense and with insurers reasonably satisfactory to Sellers, policies of insurance of the types and in the amounts reasonably requested by Sellers. Coverage under all insurance required to be carried by Purchaser hereunder shall (i) be primary insurance, (ii) list the members of the Seller Group as additional insureds, (iii) waive subrogation against the members of the Seller Group, and (iv) provide for five (5) days prior notice to Sellers in the event of cancellation or modification of the policy or reduction in coverage. Upon request by Sellers, Purchaser shall provide evidence of such insurance to Sellers prior to entering the Assets or premises of any Seller or its Affiliates.

Section 6.2 Operation of Business.

(a) From the Execution Date until the Closing, except as described on Schedule 6.2 or as permitted under Section 6.11 or required under any Governing Documents of any member of the Samedan Group,

(i) Sellers shall:

(A) not transfer, sell, hypothecate, encumber, novate, or otherwise dispose of any of its Assets or the Subject Securities;

(B) not terminate (other than terminations based on the expiration without any affirmative action by any Seller), materially amend, execute, or extend any Material Contracts; and

(C) not agree or commit to do any of the foregoing.

(ii) Noble Holdings shall vote its Subject Securities and shall cause each member of the Samedan Group to:

(A) not transfer, sell, hypothecate, encumber, novate, or otherwise dispose of any of its Assets;

(B) not terminate (other than terminations based on the expiration without any affirmative action by any member of the Samedan Group), materially amend, execute, or extend any Material Contracts;

(C) maintain the books of account and Records relating to the Samedan Group in the usual, regular and ordinary manner, in accordance with the usual accounting practices of each such Person;

(D) not grant any Person any right with respect to the Subject Securities or any Securities of any member of any Samedan Subsidiary;

(E) not incur any Indebtedness;

(F) not hire any employees;

(G) not make a Securities investment in any other Person;

(H) not acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of or otherwise acquire any business of, or acquire any Securities in, or make capital contribution to or any investment in, any Person or division thereof;

(I) not split, combine or reclassify any of its outstanding Securities;

(J) not adopt a plan or agreement of complete or partial liquidation, dissolution or wind-up any member of the Samedan Group; and

(K) not agree or commit to do any of the foregoing.

(b) Purchaser’s approval of any action restricted by Section 6.2(a) shall not be unreasonably withheld or delayed and shall be considered granted within five (5) Business Days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Sellers’ notice) of Sellers’ notice to Purchaser requesting such consent unless Purchaser notifies Sellers to the contrary during that period. Requests for approval of any action restricted by this Section 6.2 shall be delivered to either of the following individuals, each of whom shall have full authority to grant or deny such requests for approval on behalf of Purchaser:

Black Stone Minerals Company, L.P.

1001 Fannin Street, Suite 2020

Houston, Texas 77002

Attn: Holbrook Dorn

Email: HDorn@blackstoneminerals.com

Section 6.3 Closing Efforts and Further Assurances. Each Party agrees that from and after the Execution Date it will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all actions reasonably necessary, proper, or advisable under applicable Laws to consummate the transaction contemplated hereunder, including (1) using its commercially reasonable efforts to cooperate with the other Party to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transaction contemplated hereunder, and (2) executing any additional or corrective instruments and agreements necessary to consummate the transactions contemplated by this Agreement and to satisfy the recordation requirements of each of the jurisdictions where the Asset Seller Assets are located.

Section 6.4 Notifications. Purchaser shall notify Sellers promptly after a discovery by Purchaser that any representation or warranty of any Seller contained in this Agreement is, becomes or will be untrue in any material respect on or before the Closing Date. Sellers shall notify Purchaser promptly after Sellers obtain Knowledge that any representation or warranty of Purchaser contained in this Agreement is, becomes or will be untrue in any material respect on or before the Closing Date. It is understood and agreed that the delivery of any notice required under this Section 6.4 shall not in any manner constitute a waiver by any Party of any conditions precedent to the Closing hereunder.

Section 6.5 Amendment of Disclosure Schedules. Purchaser agrees that, with respect to the representations and warranties of Sellers or any Seller contained in this Agreement, Sellers shall have the continuing right until the Closing to add, supplement, or amend the Disclosure Schedules to the representations and warranties of Sellers or any Seller with respect to any matter hereafter arising which, if existing at the Execution Date or thereafter, would have been required to be set forth or described in the Disclosure Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 7.2 have been fulfilled, the Disclosure Schedules attached to this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if any matters disclosed pursuant to any such addition, supplement, or amendment (together with any other breaches of Sellers’ representations and warranties set forth in Article 3 that Purchaser has knowledge of) result in a failure of the conditions set forth in Section 7.2 and Purchaser elects to proceed with the Closing, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to the Closing shall be waived and Purchaser shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise.

Section 6.6 Liability for Brokers’ Fees. Each Party hereby agrees to indemnify, defend, and hold harmless the other Party, any Affiliate of such other Party, and all such other Party’s stockholders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys, and consultants from and against any and all claims, obligations, damages, liabilities, losses, costs, and expenses (including court costs and reasonable attorneys’ fees) arising as a result of undertakings or agreements of any such indemnifying Party (or any of its Affiliates) prior to Closing, for brokerage fees, finder’s fees, agent’s commissions, or other similar forms of compensation to an intermediary in connection with the negotiation, execution, or delivery of this Agreement or any agreement or document contemplated hereunder.

Section 6.7 Bulk Sales Laws. Purchaser acknowledges that no member of the Seller Group will comply with the provisions of any bulk sales laws in any jurisdiction in connection with the transactions contemplated by this Agreement and Purchaser waives and releases, and shall fully indemnify, defend, and hold harmless each member of the Seller Group against any claims against any member of the Seller Group arising from such non-compliance.

Section 6.8 Press Releases. The Parties shall consult with each other with regard to all press releases and other public announcements concerning this Agreement. From and after the Execution Date, (a) no Party shall make, and each Party shall cause each of its Affiliates not to make, any press release or public disclosure regarding (i) the parties to this Agreement or (ii) the existence of this Agreement, the contents hereof or the transactions contemplated hereby, or the identities of any Parties hereto without the prior written consent of the other Party and (b) prior to making any press release or public disclosure (i) the disclosing Party shall provide the other Party with written notice and (ii) the non-disclosing Party shall have the opportunity to request changes to such press release or public disclosure by providing written notice to the disclosing Party within three (3) days of receipt of such disclosing Party’s notice, which the disclosing Party will consider in good faith; provided, however, the foregoing shall not restrict disclosures by any Party, or any of its Affiliates (i) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over such Party or Affiliate of such Party or (ii) to Governmental Authorities or any Third Party holding preferential rights to purchase, rights of consent, or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments, or terminations of such rights, or seek such consents. Each Party shall be liable for the compliance of such Party’s Affiliates with the terms of this Section 6.8.

Section 6.9 Expenses; Filings, Certain Governmental Approvals; and Removal of Names.

(a) Except as otherwise expressly provided in this Agreement, all expenses incurred by Sellers in connection with or related to the authorization, preparation, or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including all fees and expenses of counsel, accountants, and financial advisers employed by Sellers, shall be borne solely and entirely by Sellers, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

(b) Promptly after the Closing, Purchaser shall (i) record all assignments of Asset Seller Assets executed at the Closing in the records of the applicable Governmental Authorities, (ii) if applicable, send notices to the operator of such Asset Seller Assets of the assignment of such Asset Seller Assets to Purchaser, and (iii) actively pursue the unconditional approval of all unobtained Consents, Customary Consents and approval of all applicable Governmental Authorities of the assignment of the Asset Seller Assets to Purchaser, that, in each case, shall not have been obtained prior to the Closing. Subject to Sellers’ obligations under Section 6.3, Purchaser obligates itself to take any and all action required by any Governmental Authority in order to obtain such unconditional approval.

Section 6.10 Records.

(a) No later than thirty (30) days after Closing, Sellers shall make available the Records that are in the possession of Sellers for pickup or copying, as applicable, during normal business hours, and subject to Section 6.10(b).

(b) Sellers may retain, at Sellers’ sole cost and expense, copies of any and all Records. Sellers may retain the originals of those Records relating to Asset Tax and accounting matters and provide Purchaser, at its request, with copies of such Records (i) that pertain to Asset Tax matters solely related to the Assets or (ii) if such Records are necessary for Purchaser to adequately prepare Tax Returns or to contest a legal or administrative proceeding pursuant to Article 9.

(c) Purchaser shall preserve and keep a copy of all Records in Purchaser’s possession for a period of at least seven (7) years after the Closing Date. After such seven-year (7-year) period, before Purchaser shall dispose of any such Records, Purchaser shall give Sellers at least ninety (90) days’ Notice to such effect, and Sellers shall be given an opportunity, at Sellers’ cost and expense, to remove and retain all or any part of such Records as Sellers may select. From and after Closing, Purchaser shall provide to Sellers, at no cost or expense to Sellers, full access to such books and records as remain in Purchaser’s possession and full access to the Assets and other properties and employees of Purchaser in connection with matters relating to the ownership or operations of the Assets on or before the Closing Date, any claims or disputes relating to this Agreement or with any Third Parties.

Section 6.11 Non-Solicitation. For the period commencing on the Closing Date and ending on the date that is two (2) years after (a) the Closing Date in the event Closing occurs or (b) the Termination Date in the event this Agreement is terminated in accordance with Article 10, Purchaser shall not, and shall cause its Affiliates to not, without the prior written consent of Sellers, in any way to directly or indirectly solicit, induce, hire, retain or attempt to hire or retain any employee of Sellers or their Affiliates or in any way interfere with the relationship between Sellers or any of their Affiliates and any of their respective employees; provided, however, that (i) the foregoing shall not apply to generalized searches for employees by use of advertisements in the media that are not targeted at employees of Sellers or any of their Affiliates and (ii) Purchaser shall not be restrained from hiring employees whose employment at a Seller or any of its Affiliates has terminated by a Seller or its Affiliates prior to the commencement of employment discussions.

Section 6.12 Change of Name; Removal of Name. Notwithstanding any other provision of this Agreement to the contrary, from and after Closing, Purchaser agrees, on behalf of Purchaser and the Samedan Group, that they (a) shall have no right to use the names “Noble Energy”, “Noble”, “Rosetta”, “Wyco” , “Samedan” or any similar name or any Intellectual Property Rights related thereto or containing or compromising the foregoing, including any name or mark confusingly similar thereto or a derivative thereof (collectively, the “Subject Marks”), and (b) will not at any time hold themselves out as having any affiliation with Asset Sellers or any of their Affiliates. In furtherance thereof, as promptly as practicable after Closing, (i) Purchaser shall file all documentation reasonably necessary to change the legal name of each member of the Samedan Group in all applicable jurisdictions and (ii) no later than thirty (30) days after Closing, remove, strike over or otherwise obliterate all Subject Marks from all materials, including, without limitation, any vehicles, business cards, schedules, stationary, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials.

Section 6.13 Obligations Regarding Comin and Temin. Beginning on the Closing Date and continuing through and including the tax year ending on December 31, 2019, Purchaser hereby agrees (a) to perform, or shall cause Comin and Temin to perform, all obligations under the Co-Ownership Agreements and (b) not to take, and shall cause Comin and Temin not to take, any action that would terminate or amend the Co-Ownership Agreements in accordance with the terms thereof. For a period not to exceed ninety (90) days following the Closing, Sellers will reasonably cooperate with and assist Purchaser in the transition of various accounting matters related to the Samedan Assets and the Samedan Group and will take such actions as may be reasonably requested by Purchaser with respect thereto; provided, Purchaser shall be responsible for, shall pay, and shall indemnify, defend, and hold harmless each member of the Seller Group from and against all obligations, liabilities, claims, causes of action and Damages caused by, arising out of, attributable to, or resulting therefrom.

Section 6.14 Preferential Right to Purchase. If, after Closing, the holder of a preferential purchase right binding on the Assets agrees to purchase such Asset for an amount equal to the Allocated Value of such Asset subject to all other terms and conditions of this Agreement, then Purchaser shall promptly convey such Asset to the holder of the preferential purchase right and Purchaser (and not any Seller) shall be entitled to receive all proceeds of such sale from the holder of the preferential purchase right.

Section 6.15 Required Consents. If Purchaser discovers any unobtained Required Consent burdening any Asset Seller Assets within one hundred ten (110) days after Closing, then Purchaser shall promptly provide Sellers with notice of such unobtained Required Consent (which such notice shall include a description and the underlying documents evidencing such Required Consent, identify the Asset Seller Assets subject thereto, and identify the Allocated Values therefor). Purchaser shall use commercially reasonable efforts to obtain such Required Consent from the applicable Third Party. If Purchaser or Sellers are unable to obtain any such Required Consent within one hundred ten (110) days after Closing, then Purchaser may elect, by giving written notice to Sellers, to exclude any Asset Seller Assets subject to any such Required Consent, in which case (a) the Parties shall promptly simultaneously execute and deliver such Asset Conveyances, assignments, certificate of non-foreign status, letters in lieu and other instruments described in Section 8.2 and Section 8.3, mutatis mutandis, to effect the assignment of such Asset Seller Assets from Purchaser to the applicable Asset Sellers (which shall include a special warranty of title by, through and under Purchaser), (b) Sellers shall pay and remit to Purchaser the Allocated Value of such re-assigned Asset Seller Assets to Purchaser, net of any post-Effective Time Mineral Proceeds or other revenues attributable to such Asset Seller Assets, (c) such Asset Seller Assets shall be deemed to be deleted from Exhibit A-1, Exhibit A-2, Schedule 1.1(c) and Schedule 1.1(d) and (d) such Asset Seller Assets shall be deemed to constitute Excluded Assets and shall be deemed to be described on Schedule 1.2. If Purchaser fails to provide any notice or election required or permitted under this Section 6.15 with respect to any Required Consent as to any Asset Seller Asset, then Purchaser shall be deemed to have elected to retain any and all such Asset Seller Assets burdened by any such Required Consents discovered by Purchaser prior to the date one hundred ten (110) days after Closing and Purchaser shall be deemed to have waived and released Sellers for any and all liability and Damages arising out of any failure to obtain such Required Consents discovered by Sellers prior to such date.

Section 6.16 Requested Financial Information.

(a) Sellers acknowledge that Purchaser may be required pursuant to Regulation S-X under the Securities Act of 1933, as amended, to disclose certain information with respect to Sellers and/or the Samedan Group. Accordingly, without giving any representations or warranties as to the accuracy or completeness of any such information, no later than December 31, 2017 Sellers shall provide Purchaser with access to (i) the audited statements of revenues and direct expenses attributable to the Assets for the years ended December 31, 2015 and December 31, 2016 (in each case of the foregoing audited by KPMG), (ii) the unaudited statements of revenues and direct expenses attributable to the Assets for the nine (9) month period ending September 30, 2017 (in each case of the foregoing reviewed by KPMG) and (iii) access to financial data applicable to the Assets for the period of time between October 1, 2017 and the Closing Date (collectively, all such information described, the “Requested Financial Information”).

(b) From and after Closing until May 31, 2018, Sellers shall (i) cause the appropriate personnel of Sellers, and each of Seller’s Affiliates, and shall request its independent auditors, to reasonably cooperate with Purchaser, to the extent reasonably requested by Purchaser, in the interpretation, preparation and disclosure of any Requested Financial Information and (ii) request Sellers’ independent auditors to (A) provide customary “comfort letters” to any underwriter or purchaser, (B) consent to be named an expert, in any offering memorandum, private placement memorandum or prospectus by Purchaser in which Requested Financial Information is required or customary, and (C) provide access to the work papers of Sellers’ independent auditors related to the Requested Financial Information, but subject to such firm’s policies and procedures relating to such work papers.

(c) Purchaser shall reimburse Sellers, within ten (10) Business Days after receipt of demand in writing therefor, together with such reasonable supporting documents as may be requested by Purchaser, for its fifty percent (50%) share of all Third Party costs and expenses actually incurred by any Seller or any Affiliate of any Seller in connection with any Seller’s compliance with this Section 6.16. Notwithstanding the foregoing, nothing herein shall expand Sellers’ representations, warranties, covenants, or agreements set forth in this Agreement or any other Transaction Document or give Purchaser, its Affiliates, or any Third Party any rights to which such Person is not expressly entitled hereunder.

(d) Purchaser agrees to indemnify, defend and hold harmless each member of the Seller Group from and against any and all Damages (including court costs and reasonable attorneys’ fees) in connection with Sellers’ performance of any obligations or assistance provided under this Section 6.16, including Damages attributable to, arising out of or relating to any Requested Financial Information, books, records, documents, representation letters or other information provided by or on behalf of any member of the Seller Group in connection with this Section 6.16, EVEN IF SUCH CLAIMS, DAMAGES, LIABILITIES, OBLIGATIONS, LOSSES, COSTS, AND EXPENSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY MEMBER OF THE SELLER GROUP; provided, however, that the foregoing shall not apply to the willful misconduct or gross negligence of any member of the Seller Group. Notwithstanding anything herein to the contrary, in no event shall Sellers be obligated hereunder to disclose, provide or grant access to any books, records, information or documents to the extent such disclosure, provision or access would, in the reasonable discretion of Sellers, (i) violate applicable Laws, (ii) be likely to result in the waiver any legal privilege of any Seller, any Seller’s Affiliates or Sellers’ counselors, attorneys, accountants or consultants, or (iii) violate any obligations to any Third Party.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.1 Conditions of Sellers to Closing. The obligations of Sellers to consummate the transactions contemplated by this Agreement (except for the obligations of Sellers to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of Sellers to consummate the Closing, are subject, at the option of Sellers, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 7.1, unless waived in writing by Sellers:

(a) Representations. The representations and warranties of Purchaser set forth in Article 4 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date);

(b) Performance. Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Closing Date;

(c) No Injunction. On the Closing Date, no injunction, order, or award restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force; and

(d) Closing Deliverables. Purchaser shall (i) have delivered to Sellers the officer’s certificate described in Section 8.3(g) and (ii) be ready, willing, and able to deliver to Sellers at the Closing the other documents and items required to be delivered by Purchaser under Section 8.3.

Section 7.2 Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement (except for the obligations of Purchaser to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of Purchaser to consummate the Closing, are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 7.2, unless waived in writing by Purchaser:

(a) Representations. Each representation and warranty of Sellers set forth in Article 3 shall be true and correct in all respects (without regard to any Material Adverse Effect or other materiality qualifier) as of the Execution Date and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) except to the extent the failure of any such representation or warranty to be true and correct does not result in a Material Adverse Effect;

(b) Performance. Sellers shall have performed and observed, in all material respects, each covenant and agreement to be performed or observed by Sellers under this Agreement prior to or on the Closing Date;

(c) No Injunction. On the Closing Date, no injunction, order, or award restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force; and

(d) Closing Deliverables. Each Seller shall (i) have delivered to Purchaser the officer’s certificate described in Section 8.2(g) and (ii) be ready, willing and able to deliver to Purchaser at the Closing the other documents and items required to be delivered by such Seller under Section 8.2

ARTICLE 8

CLOSING

Section 8.1 Time and Place of Closing. The consummation of the purchase and sale of the Asset Seller Assets and Subject Securities contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Sellers, take place at the offices of Vinson & Elkins LLP located at 1001 Fannin Street, Houston, Texas 77002, at 10:00 a.m., Central Standard Time, on November 28, 2017, or if all conditions in Article 8 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article 10. The date on which the Closing occurs is referred to herein as the “Closing Date.” All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed, and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered.

Section 8.2 Obligations of Sellers at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 8.3, each Seller shall deliver or cause to be delivered to Purchaser, among other things, the following:

(a) The Preliminary Settlement Statement, executed by such Seller;

(b) An Assignment of the Subject Securities in the form attached hereto as Exhibit B (“Subject Securities Assignment”), duly executed by Noble Holdings;

(c) Conveyances of the Asset Seller Assets in the forms attached hereto as Exhibit C (the “Asset Conveyances”), duly executed by such Seller, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(d) Assignments in the forms required by federal, state, or tribal agencies for the assignment of any federal, state, or tribal Mineral Interests, duly executed by such Seller, in sufficient duplicate originals to allow recording in all appropriate offices;

(e) Executed certificate of non-foreign status that meets the requirements set forth in Treasury Regulation § 1.1445-2(b)(2) in the form attached hereto as Exhibit D;

(f) Letters-in-lieu of transfer orders with respect to the Mineral Interests and Wells duly executed by such Seller in the form attached hereto as Exhibit E;

(g) A certificate duly executed by an authorized officer of each Seller, dated as of the Closing, certifying on behalf of such Seller that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been fulfilled;

(h) Letters of resignation of each member of the board of managers of Samedan and each officer of the Samedan Group, duly executed by such manager or officer, as applicable; and

(i) All other documents and instruments reasonably requested by Purchaser from Sellers that are necessary to transfer the Asset Seller Assets and Subject Securities to Purchaser or the Subject Securities to Purchaser or to consummate any other transactions contemplated by this Agreement.

Section 8.3 Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Sellers of its obligations pursuant to Section 8.2, Purchaser shall deliver or cause to be delivered to Sellers, among other things, the following:

(a) The Preliminary Settlement Statement, executed by Purchaser;

(b) A wire transfer of the Closing Payment in same-day funds to the Persons and accounts designated in the Preliminary Settlement Statement described in Section 2.5(a);

(c) A Subject Securities Assignment, duly executed by Purchaser;

(d) Asset Conveyances, duly executed by Purchaser, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(e) Assignments, duly executed by Purchaser, in the forms required by federal, state, or tribal agencies for the assignment of any federal, state, or tribal Mineral Interests, duly executed by Purchaser, in sufficient duplicate originals to allow recording in all appropriate offices;

(f) Subject to Section 6.3, letters-in-lieu of transfer orders with respect to the Mineral Interests or Wells duly executed by Purchaser in the form attached hereto as Exhibit D;

(g) A certificate, duly executed by an authorized officer of Purchaser, dated as of the Closing, certifying on behalf of Purchaser that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been fulfilled; and

(h) All other documents and instruments reasonably requested by Sellers from Purchaser that are necessary to transfer the Asset Seller Assets and Subject Securities to Purchaser.

ARTICLE 9

TAX MATTERS

Section 9.1 Asset Taxes.

(a) Sellers shall be allocated and bear all Asset Taxes (ignoring, for purposes of this Section 9.1, that such Asset Taxes with respect to the Samedan Assets may be imposed on the Samedan Group rather than on the Parties directly) attributable to (i) any Tax period ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time, and Purchaser shall be allocated and bear all Asset Taxes attributable to (x) any Tax period beginning at or after the Effective Time and (y) the portion of any Straddle Period beginning at the Effective Time.

(b) For purposes of determining the allocations described in Section 9.1(a):

(i) The Parties acknowledge that the State of Colorado and the State of Wyoming determine the assessed value for Property Taxes with respect to certain of the Assets based on the production of Hydrocarbons (“Oil and Gas Property Taxes”). Notwithstanding the forgoing, however, Oil and Gas Property Taxes shall be apportioned between the Parties in accordance with the relative ownership periods during the year such Oil and Gas Property Taxes are assessed. For example, 2017 Oil and Gas Property Taxes for the State of Colorado, payable in 2018, are measured by the value of 2016 production of Hydrocarbons but shall be allocated between Sellers and Purchaser in accordance with their proportionate ownership periods during 2017 before and after the Effective Time (notwithstanding the fact that such Oil and Gas Property Taxes are measured by the value of 2016 production of Hydrocarbons). Similarly, 2017 Oil and Gas Property Taxes for the State of Wyoming, payable in 2018, are measured by the value of 2017 production of Hydrocarbons but shall be allocated between Sellers and Purchaser in accordance with their proportionate ownership periods during 2017 before and after the Effective Time (regardless of the amount of production of Hydrocarbons occurring before and after the Effective Time);

(ii) Property Taxes other than those described in clause (i) (“Other Property Taxes”) shall be deemed attributable to the period during which ownership of the applicable Assets gives rise to liability for such Other Property Taxes, and liability therefor allocated to Sellers for all periods ending prior to the Effective Time and to Purchaser for all periods beginning on or after the Effective Time. Other Property Taxes pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending prior to the Effective Time and the portion of such Straddle Period beginning on or after the Effective Time by prorating each such Other Property Tax based on the number of days in the applicable Straddle Period that occur before the day on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on and after the day on which the Effective Time occurs, on the other hand. For purposes of the preceding sentence, the period for such Other Property Tax shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Other Property Tax and shall end on the day before the next such date; and

(iii) Severance Taxes shall be deemed attributable to the period during which the production of the Hydrocarbons with respect to such Severance Taxes occurred, and liability therefor shall be allocated to Sellers for Severance Taxes that relate to production of Hydrocarbons prior to the Effective Time and to Purchaser for Severance Taxes that relate to production of Hydrocarbons on or after the Effective Time.

(c) To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to Section 2.4 or Section 2.5, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the final settlement statement as finally determined pursuant to Section 2.5(b), timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 9.1.

Section 9.2 Transfer Taxes and Recording Fees. To the extent that any Transfer Taxes are incurred, imposed or payable on the purchase and sale of the Asset Seller Assets or the Subject Securities pursuant to this Agreement, Purchaser shall bear such Transfer Taxes. Purchaser shall pay all required filing and recording fees and expenses in connection with the filing and recording of the Asset Conveyances, assignments and/or other instruments required to convey title to the Assets to Purchaser. Sellers and Purchaser shall reasonably cooperate in good faith to minimize, reduce or eliminate, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 9.3 Cooperation.

(a) The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Sellers and Purchaser agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any Governmental Authority.

(b) Notwithstanding anything to the contrary in Section 11.6, Sellers shall have the right, at their own expense, to control and settle the portion of any audit, examination, or other administrative or judicial proceeding, contest, assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for which a Seller may be required to indemnify Purchaser under Section 11.3 (a “Tax Contest”). Purchaser shall have the right to participate at its own expense in any proceeding which Sellers control pursuant to the preceding sentence. Purchaser shall give prompt written notice of any Tax Contest to Sellers and shall execute appropriate powers of attorney so as to allow Sellers to control and settle any such Tax Contest as described above; provided that the failure to provide such notice shall not release Sellers from any indemnification obligation under this Agreement except to the extent that Sellers are actually prejudiced by such failure. If Sellers elect to assume the defense of any Tax Contest, Sellers shall (x) keep Purchaser reasonably informed of all material developments and events relating to such Tax Contest (including promptly forwarding copies to Purchaser of any related correspondence), (y) consult with Purchaser in connection with the defense or prosecution of any such Tax Contest and (z) provide such cooperation and information as Purchaser shall reasonably request.

Section 9.4 Tax Returns. Subject to Purchaser’s indemnification rights under Section 11.3, after the Closing Date, Purchaser shall (a) be responsible for paying any Asset Taxes relating to any Tax period that ends before or includes the Effective Time that become due and payable after the Closing Date and shall file with the appropriate Governmental Authority any and all Tax Returns required to be filed after the Closing Date with respect to such Asset Taxes, (b) submit each such Tax Return to Sellers for their review and comment no fewer than fifteen (15) days prior to the due date therefor, and (c) timely file any such Tax Return, incorporating any comments received from Sellers prior to the due date therefor.

ARTICLE 10

TERMINATION

Section 10.1 Termination. This Agreement may be terminated at any time prior to Closing (the date of any permitted termination of this Agreement under this Section 10.1, the “Termination Date”):

(a) by the mutual, prior written consent of Sellers and Purchaser; or

(b) by Sellers or Purchaser upon written notice to the other Party, if Closing has not occurred on or before December 1, 2017;

provided, however, that no Party shall be entitled to terminate this Agreement under Section 10.1(b) if (i) the Closing has failed to occur as a result of the breach or failure of any such Party’s representations, warranties, or covenants hereunder, including, if and when required, such Party’s obligations to consummate the transactions contemplated hereunder at Closing or (ii) a Party is entitled to and is enforcing its right to specific performance of this Agreement under Section 10.2(b), Section 10.2(c) or Section 10.2(d).

Section 10.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect (except for the provisions of Article 1, Section 2.3, Section 4.12, Section 6.1(b), Section 6.1(c), Section 6.8, Section 6.9, Section 6.11, this Article 10, and Section 12.1 through Section 12.14, all of which shall survive and continue in full force and effect indefinitely). The Confidentiality Agreement shall survive any termination of this Agreement.

(b) In the event that (i) all conditions precedent to the obligations of Sellers set forth in Section 7.1 have been satisfied or waived in writing by Sellers (or would have been satisfied except for the breach or failure of any of Sellers’ representations, warranties or covenants hereunder) and (ii) the Closing has not occurred solely as a result of the material breach or material failure of Sellers’ representations, warranties or covenants hereunder, including, if and when required, Sellers’ obligations to consummate the transactions contemplated hereunder at Closing, then Purchaser shall, at Purchaser’s option, be entitled to (1) terminate this Agreement and receive the Deposit (and all interest having accrued thereon), free and clear of any claims thereof by Sellers or (2) exercise any rights at law or in equity to enforce the specific performance of this Agreement.

(c) In the event that (i) all conditions precedent to the obligations of Purchaser set forth in Section 7.2 have been satisfied or waived in writing by Purchaser (or would have been satisfied except for the breach or failure of any of Purchaser’s representations, warranties or covenants hereunder) and (ii) the Closing has not occurred solely as a result of the material breach or material failure of Purchaser’s representations, warranties or covenants hereunder, including, if and when required, Purchaser’s obligations to consummate the transactions contemplated hereunder at Closing, then Sellers shall, at Sellers’ option, be entitled to (1) terminate this Agreement and retain the entirety of the Deposit for the sole account and use of Sellers as liquidated damages hereunder or (2) exercise any rights at law or in equity and the rights of specific performance of this Agreement. Sellers and Purchaser acknowledge and agree that in the event Sellers elect to terminate and retain the Deposit (x) Sellers’ actual damages upon the event of such a termination are difficult to ascertain with any certainty, (y) the Deposit is a fair and reasonable estimate by the Parties of such aggregate actual damages of Sellers, and (z) such liquidated damages do not constitute a penalty.

(d) In the event that this Agreement is terminated and Purchaser does not exercise its rights in Section 10.2(b)(2) and Sellers are not entitled or required to retain the Deposit under Section 10.2(c), Purchaser shall be entitled to receive the entirety of the Deposit from Sellers for the account of Purchaser.

(e) Each Party acknowledges that as express consideration for the Parties entering into this Agreement and such Party’s representations, warranties and covenants set forth herein, each Party covenants and agrees that solely with respect to each Party’s rights to exercise any rights at law or in equity and the rights of specific performance, (i) such Party would be irreparably harmed by any breaches by the other Party of its obligations to consummate the transactions hereunder as and when required by such Party hereunder, (ii) monetary damages would not be a sufficient remedy for any violation of the terms of this Agreement, (iii) such Party shall be entitled to equitable relief, including injunction (without the posting of any bond and without proof of actual damages) and specific performance, in the event of any breach of the provisions of this Agreement with respect to such Party’s rights under Section 10.2, and (iv) neither the other Party, nor its representatives shall oppose the granting of specific performance or any such relief as a remedy.

ARTICLE 11

INDEMNIFICATION; LIMITATIONS

Section 11.1 Assumption and Retention. Without limiting Purchaser’s rights to indemnity under this Article 11, from and after the Closing Date, Purchaser assumes and hereby agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid, or discharged) all of the obligations, liabilities, and Damages, known or unknown, with respect to the ownership, use, and operation of the Asset Seller Assets and Subject Securities, regardless of whether such obligations or liabilities arise out of, are attributable to, or incurred prior to, on, or after the Effective Time or the Closing Date (the “Assumed Obligations”); provided, that notwithstanding the foregoing, from and after the Closing, Sellers shall retain and hereby agree to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) the Retained Liabilities.

Section 11.2 Sellers’ Indemnification Rights. Subject to the terms hereof, from and after the Closing Date, Purchaser shall be responsible for, shall pay, and shall indemnify, defend, and hold harmless each Seller, each Affiliate of such Seller, and each of such Person’s respective shareholders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys, and consultants (“Seller Group”) from and against all obligations, liabilities, claims, causes of action, and Damages caused by, arising out of, attributable to, or resulting from:

(a) any failure or breach of any of Purchaser’s covenants or agreements contained in this Agreement or in any Transaction Document;

(b) any failure or breach of any representation or warranty made by Purchaser contained in Article 4 of this Agreement, in the certificate delivered by Purchaser at Closing pursuant to Section 8.3(g) or in any Transaction Document; and/or

(c) any of the Assumed Obligations.

EVEN IF ANY SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEE, OR THIRD PARTY, but excepting and excluding in the case of Section 11.2(a), Section 11.2(b) and Section 11.2(c), any Damages against which Purchaser is entitled to indemnity from any Seller under Section 11.3 at the time the applicable Claim Notice is presented by Purchaser (but such exception and exclusion only applying to the extent and for the periods Sellers are obligated hereunder to provide such indemnity under this Article 11).

Section 11.3 Purchaser’s Indemnification Rights. Subject to the terms hereof, from and after the Closing Date, Sellers shall be responsible for, shall pay, and shall indemnify, defend, and hold harmless Purchaser, the Affiliates of Purchaser, and each of their respective shareholders, members, officers, directors, employees, agents, advisors, representatives, accountants, attorneys, and consultants (“Purchaser Group”) against and from all obligations, liabilities, claims, causes of action, and Damages that are caused by, arising out of, attributable to, or resulting from:

(a) any failure or breach of any Seller’s covenants or agreements contained in this Agreement;

(b) any failure or breach of any representation or warranty made by any Seller contained in Article 3 of this Agreement or in the certificate delivered by Sellers at Closing pursuant to Section 8.2(g); and/or

(c) any of the Retained Liabilities.

Section 11.4 Survival; Limitation on Actions.

(a) Subject to Section 11.4(b) and Section 11.4(c): (i) the Non-Fundamental Representations of Sellers (other than the Special Warranties, which shall survive until four (4) years after the Closing Date) shall survive Closing and terminate on the date twelve (12) months after the Closing Date; (ii) the Fundamental Representations in Section 3.4(b) shall survive the Closing indefinitely and all other Fundamental Representations shall survive the Closing and terminate on the expiration of the applicable statute of limitation; (iii) the covenants and agreements of Sellers to be performed on or prior to Closing shall each survive the Closing and terminate on the date six (6) months after the Closing Date; (iv) the covenants and agreements of Sellers to be performed after Closing shall survive the Closing and terminate on the date twenty-four (24) months after the Closing Date; provided, the covenants and agreements of Sellers contained in Section 2.6, Section 6.3, Section 9.1 shall survive the Closing and terminate on the expiration of the applicable statute of limitations; (v) the indemnification or reimbursement rights of the Purchaser Group in Section 11.3 shall survive the Closing and terminate on the termination date of each respective representation, warranty, covenant, or agreement of Sellers that is subject to indemnification thereunder; (vi) the covenants, representations, and warranties of Purchaser set forth in this Agreement and the other Transaction Documents shall survive the Closing indefinitely, and (vii) the representations, warranties, covenants, and agreements of Sellers set forth in this Agreement and the other Transaction Documents shall be of no further force and effect, and Sellers shall not have any obligations hereunder, after the applicable date of their expiration; provided, however, there shall be no expiration or termination of any bona fide claim validly asserted pursuant to a valid Claim Notice pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to the expiration or termination date of the applicable survival period thereof.

(b) As a condition to making any claims for indemnification, defense, or to be held harmless under this Article 11, Purchaser must deliver a valid Claim Notice pursuant to this Agreement prior to the expiration or termination date of the applicable survival period (if any) thereof or the date otherwise required to be delivered hereunder. All rights of each member of the Purchaser Group to indemnification and reimbursement under Section 11.3(b) with respect to Non-Fundamental Representations and under Section 11.3(a) with respect to the covenants and agreements of Seller to be performed on or prior to Closing shall terminate and expire on the earlier to occur of (i) the termination date of each respective representation or warranty of Sellers for which Purchaser is entitled to indemnification or reimbursement hereunder, except in each case as to matters for which a specific written Claim Notice has been validly delivered to Sellers on or before the earlier of such termination date or the date otherwise required to be delivered hereunder or (ii) the date the Purchaser Group has received indemnification and/or reimbursement from Sellers in an aggregate amount equal to the amount set forth in Section 11.4(c). All rights of each member of the Purchaser Group to indemnification under Section 11.3(b) with respect to Fundamental Representations not contained in Section 3.4(b) or Section 3.19 and Section 11.3(a) with respect to the covenants and agreements of Sellers to be performed after the Closing Date shall survive the Closing and terminate on the earlier to occur of (A) (w) with respect to Section 3.19, four (4) years after the Closing Date, (x) with respect to the other Fundamental Representations, the expiration of the applicable statute of limitations and (y) with respect to the covenants and agreements of Sellers be performed after Closing, other than those contained in Section 2.6, Section 6.3, Section 9.1, twenty-four (24) months after the Closing Date (B) the date the Purchaser Group has received indemnification and/or reimbursement from Sellers in an aggregate amount equal to the amounts set forth in Section 11.4(c).

(c) Subject to Section 5.2 and Section 12.11 and notwithstanding anything to the contrary contained elsewhere in this Agreement, Sellers shall not have any liability or be required to indemnify Purchaser (i) under Section 11.3(b) with respect to Non-Fundamental Representations (other than the Special Warranties) Damages relating to or arising out of any individual event, matter or occurrence for which a Claim Notice is delivered by Purchaser and for which Sellers admit (or it is otherwise finally determined) that Sellers have an obligation to indemnify Purchaser pursuant to Section 11.3(b) unless and until the amount of such Damages exceeds the Indemnity Threshold (it being agreed that the Indemnity Threshold represents a threshold and not a deductible), (ii) under Section 11.3(b) with respect to Non-Fundamental Representations (other than the Special Warranties) for Damages that exceed the Indemnity Threshold for which Claim Notices are delivered by Purchaser and for which Sellers admit (or it is otherwise finally determined) that Sellers have an obligation to indemnify Purchaser pursuant to Section 11.3(b) unless the aggregate amount of all such Damages exceeds two percent (2%) of the Unadjusted Purchase Price and then only to the extent such liability exceeds two percent (2%) of the Unadjusted Purchase Price (it being agreed that such amount represents a deductible and not a threshold), (iii) under Section 11.3(b) for aggregate Damages in excess of ten percent (10%) of the Unadjusted Purchase Price relating to breaches of Non-Fundamental Representations (other than the Special Warranties) and (iv) under this Agreement or any of the agreements, instruments, or documents delivered in connection with the transactions contemplated hereunder for aggregate Damages in excess of one hundred percent (100%) of the Unadjusted Purchase Price. Subject to Section 12.11, the liability of Purchaser pursuant to Section 11.2 shall be without limit.

(d) No Party or Person is asserting the accuracy, completeness, or truth of any representation and warranty set forth in this Agreement; rather the Parties have agreed that should any representation or warranty of any Party prove inaccurate, incomplete or untrue, the other Party shall have the specific rights and remedies herein specified as the exclusive remedy therefor, but that no other rights, remedies or causes of action (whether in law or in equity or whether in contract or in tort or otherwise) are permitted to any Party as a result of the failure, breach, inaccuracy, incompleteness or untruth of any such representation and warranty. Sellers and Purchaser each acknowledge and agree that (i) the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant, or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement and (ii) Purchaser and Sellers hereby waive any and all rights to rescind, reform, cancel, terminate, revoke, or void this Agreement or any of the transactions contemplated hereby; provided, however, Sellers shall have the right to specific performance and other equitable remedies available at law or equity (including injunctive relief) for the breach or failure of Purchaser to perform its obligations required to be performed after Closing.

(e) Sellers shall not be required to indemnify Purchaser under Section 11.3(b) for any Asset Tax (or portion thereof) allocable to Purchaser under Section 9.1 as a result of a breach by Seller of any representation or warranty set forth in Section 3.12 or Section 3.13, except to the extent the amount of such Asset Tax (or portion thereof) exceeds the amount that would have been due absent such breach.

Section 11.5 Exclusive Remedy and Certain Limitations.

(a) Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, Purchaser’s and Purchaser Group’s sole exclusive remedy against any member of the Seller Group with respect to the negotiation, performance, and consummation of the transactions contemplated hereunder, any breach of the representations, warranties, covenants, and agreements of any member of the Seller Group contained herein, the affirmations of such representations, warranties, covenants, and agreements contained in the certificates delivered by any member of the Seller Group at Closing pursuant to Section 8.2(g) or contained in any other Transaction Document delivered hereunder by or on behalf of any member of the Seller Group are the rights set forth in Section 11.3, as limited by the terms of this Article 11. Except for the remedies contained in this Article 11, upon Closing, Purchaser waives, releases, remises, and forever discharges, and shall cause each member of the Purchaser Group to waive, release, remise, and forever discharge, each member of the Seller Group from any and all Damages, suits, legal or administrative proceedings, claims, demands, losses, costs, obligations, liabilities, interest, charges, or causes of action whatsoever, in law or in equity, known or unknown, which any member of the Purchaser Group might now or subsequently may have, based on, relating to, or arising out of the negotiation, performance, and consummation of this Agreement or the transactions contemplated hereunder or any member of the Seller Group’s ownership, use or operation of the Assets and Subject Securities, or the condition, quality, status, or nature of the Assets or Subject Securities, INCLUDING RIGHTS TO CONTRIBUTION UNDER CERCLA OR ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY AND IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES, COMMON LAW RIGHTS OF CONTRIBUTION, ANY RIGHTS UNDER INSURANCE POLICIES ISSUED OR UNDERWRITTEN BY ANY MEMBER OF THE PURCHASER GROUP, AND ANY RIGHTS UNDER AGREEMENTS AMONG ANY MEMBERS OF THE SELLER GROUP, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE, OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, INVITEE, OR THIRD PARTY. Without limiting the generality of the immediately preceding sentence, Purchaser agrees, and shall cause each member of the Purchaser Group to agree, that from and after Closing the sole and exclusive remedies of the Purchaser Group with respect to any member of the Seller Group’s breach of representations, warranties, covenants, and agreements herein or in the other Transaction Document shall be the rights to indemnity under Section 11.3, as limited by the terms of this Article 11. No Party or Person is asserting the accuracy, completeness, or truth of any representation and warranty set forth in this Agreement; rather the Parties have agreed that should any representation or warranty of any Party prove inaccurate, incomplete, or untrue, the other Party shall have the specific rights and remedies herein specified as the exclusive remedy therefor, but that no other rights, remedies, or causes of action (whether in law or in equity or whether in contract or in tort or otherwise) are permitted to any Party hereto as a result of the failure, breach, inaccuracy, incompleteness, or untruth of any such representation and warranty.

(b) Any claim for indemnity under this Article 11 by any current or former Affiliate, stockholder, member, officer, director, employee, agent, lender, advisor, representative, accountant, attorney, and consultant of any Party must be brought and administered by the applicable Party to this Agreement. No Indemnified Person other than Sellers and Purchaser shall have any rights against Sellers or Purchaser under the terms of this Article 11 except as may be exercised on its behalf by Purchaser or Sellers, as applicable, pursuant to this Article 11. Sellers and Purchaser may elect to exercise or not exercise indemnification rights under this Section on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section.

(c) Notwithstanding anything in this Agreement to the contrary, if the Closing occurs, in no event shall any member of the Purchaser Group be entitled to assert the breach or failure of any representation, warranty, or covenant of any member of the Seller Group or any condition precedent of Purchaser in this Agreement or any related document or any certificate delivered pursuant hereto or thereto as a basis for a claim for indemnification or defense under this Article 11 to the extent that any member of the Purchaser Group had knowledge of such breach or failure prior to the Closing Date, and the members of the Purchaser Group shall be deemed to have waived any claim for breach of a covenant, representation, or warranty or for indemnity hereunder related thereto.

(d) The amount of any Damages for which Purchaser or any member of the Purchaser Group is entitled to indemnity under this Article 11 shall be reduced by the amount of insurance or other Third Party proceeds, reimbursements, or claims realized or that could reasonably be expected to be realized by Purchaser or applicable members of the Purchaser Group if a claim were properly pursued under the relevant insurance arrangements with respect to such Damages. Purchaser shall use commercially reasonable efforts to pursue and prosecute any and all claims against Third Parties for which Purchaser or any member of the Purchaser Group is entitled to indemnity from Sellers under this Article 11. In the event that any member of the Purchaser Group receives funds or proceeds from any insurance carrier or any other Third Party with respect to any Damages, Purchaser shall, regardless of when received by such member of the Purchaser Group, promptly pay to the Sellers such funds or proceeds to the extent of any funds previously paid by Sellers or any of its Affiliates with respect to such Damages.

(e) Subject to the terms hereof, each Indemnified Person shall use commercially reasonable efforts to mitigate or minimize all Damages upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Damages that are indemnifiable hereunder. If an Indemnified Person fails to so mitigate any indemnifiable Damages under the preceding sentence, such Indemnified Person shall have no right to indemnity hereunder with respect to such Damages and the Indemnifying Party shall have no liability for any portion of such Damages that reasonably could have been avoided, reduced, or mitigated had the Indemnified Person made such reasonable efforts.

(f) The Parties shall treat, for U.S. federal and applicable state and local income tax purposes, any amounts paid or received under this Article 11 as an adjustment to the Adjusted Purchase Price, unless otherwise required by applicable Laws.

(g) To the extent of the indemnification obligations in this Agreement, Purchaser and Sellers hereby waive for themselves and their respective successors and assigns, including any insurers, any rights to subrogation for Damages for which such Party is liable or against which such Party indemnifies any other Person under this Agreement. If required by applicable insurance policies, each Party shall obtain a waiver of such subrogation from its insurers.

(h) Notwithstanding anything herein or in any Transaction Document to the contrary, the obligations and the rights of the Parties hereunder, and the amount of any Damages for which any Party is obligated to indemnify, or any member of the Seller Group or any member of the Purchaser Group, as applicable, is entitled to indemnity under Section 11.2 or Section 11.3 as applicable, shall be calculated by excluding and without giving effect to any qualifiers as to materiality or Material Adverse Effect set forth in any representation or warranty of Sellers or Purchaser; provided, however, this subpart (h) shall not apply in connection with the determination of any breaches of any such representations or warranties.

Section 11.6 Indemnification Actions. All claims for indemnification under Article 11 shall be asserted and resolved as follows:

(a) For purposes of this Article 11, the term “Indemnifying Party” when used in connection with particular Damages means (i) Sellers in the event any member of the Purchaser Group is entitled to indemnity from Sellers under Section 11.3 and (ii) Purchaser in the event any member of the Seller Group is entitled to indemnification under this Agreement. For purposes of this Article 11, the term “Indemnified Person” when used in connection with particular Damages means (A) Purchaser in the event any member of the Purchaser Group is entitled to indemnity from Sellers under Section 11.3 and (B) Sellers in the event any member of the Seller Group is entitled to indemnification under this Agreement.

(b) To make a claim for indemnification, defense, or reimbursement under this Article 11, an Indemnified Person shall notify the Indemnifying Party of its claim, including the specific details (including supporting documentation of the alleged Damages in such Indemnified Person’s possession and control and such Indemnified Person’s good faith estimate of the applicable claim) of and specific basis under this Agreement for its claim (the “Claim Notice”).

(c) In the event that any claim for indemnification set forth in any Claim Notice is based upon a claim by a Third Party against the Indemnified Person (a “Third Party Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim in such Indemnified Person’s possession and control; provided that the failure of any Indemnified Person to give notice of any Third Party Claim as provided in this Section 11.6 shall not relieve the Indemnifying Party of its obligations under this Article 11 except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an alleged inaccuracy or breach of a representation, warranty, covenant, or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement that was allegedly inaccurate or breached.

(d) In the case of a claim for indemnification based upon any Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies (i) in the case of Sellers, Purchaser’s right to indemnity from Sellers in respect of such Third Party Claim as provided in this Article 11 or (ii) in the case of Purchaser, its obligation to defend the Indemnified Person against such Third Party Claim under this Article 11. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party. If the Indemnifying Party fails to notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Party admits or denies (A) in the case of Sellers, Purchaser’s right to indemnity from Sellers in respect of such Third Party Claim as provided in this Article 11 or (B) in the case of Purchaser, its obligation to defend the Indemnified Person against such Third Party Claim under this Article 11, then until such date as the Indemnifying Party admits or it is finally determined by a non-appealable judgment that such right or obligation exists, the Indemnified Person may file any motion, answer, or other pleading, settle any Third Party Claim or take any other action that the Indemnified Person deems necessary or appropriate to protect its interest, regardless of whether the Indemnifying Party is prejudiced or adversely impacted by any such actions.

(e) If (i) Sellers admit Purchaser’s right to indemnity from Sellers in respect of such Third Party Claim as provided in this Article 11 or (ii) Purchaser admits its obligation to defend the Indemnified Person against such Third Party Claim under this Article 11, as applicable, then the applicable Indemnifying Party shall have (x) the right and obligation to diligently prosecute and control the defense of such Third Party Claim, if Purchaser is the Indemnifying Party, at the sole cost and expense of Purchaser, and if Sellers are the Indemnifying Party, at the sole cost and expense of Sellers, and (y) full control of such defense and proceedings, including any compromise or settlement thereof unless the compromise or settlement includes the payment of any amount by, the performance of any obligation by, or the limitation of any right or benefit of, the Indemnifying Party, in which event such settlement or compromise shall not be effective without the consent of the Indemnified Person, which shall not be unreasonably withheld or delayed. If requested by the Indemnifying Party, the Indemnified Person agrees at the cost and expense of the Indemnifying Party to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest; provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person. The Indemnified Person may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.6(e), provided that the Indemnified Person may file initial pleadings as described in the last sentence of Section 11.6(d) if required by court or procedural rules to do so within the thirty (30) day period in Section 11.6(d). An Indemnifying Party shall not, without the written consent of the Indemnified Person, settle any Third Party Claim or consent to the entry of any judgment with respect thereto that (A) does not result in a final resolution of the Indemnified Person’s liability with respect to the Third Party Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Third Party Claim) or (B) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

(f) If (i) Sellers do not admit Purchaser’s right to indemnity from Sellers in respect of such Third Party Claim as provided in this Article 11 or admit such right but thereafter fail to diligently defend or settle the Third Party Claim or (ii) Purchaser admits its obligation to defend the Indemnified Person against such Third Party Claim under this Article 11 or admits its obligation but thereafter fails to diligently defend or settle the Third Party Claim, as applicable, then the Indemnified Person shall have the right, but not the obligation, to defend and control the defense against the Third Party Claim (if Purchaser is the Indemnifying Party, at the sole cost and expense of Purchaser, and if Sellers are the Indemnifying Party, at the sole cost and expense of Sellers, and in either case if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of (x) Sellers as the Indemnifying Party to admit Purchaser’s right to indemnity from Sellers in respect of such Third Party Claim as provided in this Article 11 or (y) Purchaser as the Indemnifying Party to admit its obligation to defend the Indemnified Person against such Third Party Claim under this Article 11, as applicable, at any time prior to settlement or final determination thereof. If (A) Sellers have not yet admitted Purchaser’s right to indemnity from Sellers in respect of such Third Party Claim as provided in this Article 11 or (B) Purchaser has not yet admitted its obligation to defend the Indemnified Person against such Third Party Claim under this Article 11, as applicable, the Indemnified Person shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i)(1) in the case of Sellers, admit Purchaser’s right to indemnity from Sellers in respect of such Third Party Claim as provided in this Article 11 or (2) in the case of Purchaser, admit its obligation to defend the Indemnified Person against such Third Party Claim under this Article 11, as applicable, and (ii) if such right or obligation is so admitted, assume the defense of the Third Party Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Third Party Claim over the objection of the Indemnifying Party after the Indemnifying Party has timely admitted such right or obligation for indemnification in writing and assumed the defense of the Third Party Claim, the Indemnified Person shall be deemed to have waived any right to indemnity with respect to the Third Party Claim.

(g) In the case of a claim for indemnification not based upon an Third Party Claim (a “Direct Claim”), such Direct Claim shall be asserted by giving the Indemnifying Party a reasonably prompt Claim Notice thereof, but in any event not later than thirty (30) days after the Indemnified Person becomes aware of the events that gave rise to such Direct Claim. Such Claim Notice by the Indemnified Person shall describe the Direct Claim in reasonable detail, shall include copies of all available material written evidence in such Indemnified Person’s possession or control thereof and shall indicate the estimated amount, if reasonably practicable, of Damages that have been or may be sustained by the Indemnified Person. The Indemnifying Party shall have sixty (60) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii)(x) in the case of Sellers, admit Purchaser’s right to indemnity from Sellers in respect of such Direct Claim as provided in this Article 11 or (y) in the case of Purchaser, admits its obligation to defend the Indemnified Person against such Direct Claim under this Article 11, as applicable, or (iii) dispute the claim for such Damages. If the Indemnifying Party does not notify the Indemnified Person within such sixty (60) day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Party shall be conclusively deemed (1) in the case of Sellers, to have admitted Purchaser’s right to indemnity from Sellers in respect of such Direct Claim as provided in this Article 11 or (2) in the case of Purchaser, to have admitted its obligation to defend the Indemnified Person against such Direct Claim under this Article 11, as applicable.

Section 11.7 Express Negligence/Conspicuous Manner. WITH RESPECT TO THIS AGREEMENT, BOTH PARTIES AGREE THAT THE PROVISIONS SET OUT IN THIS ARTICLE 11 AND ELSEWHERE IN THIS AGREEMENT COMPLY WITH THE REQUIREMENT, KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY

STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS AGREEMENT HAS PROVISIONS REQUIRING PURCHASER TO BE RESPONSIBLE FOR THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE, OR CONCURRENT), STRICT LIABILITY, OR OTHER FAULT OF MEMBERS OF THE SELLER GROUP AND PURCHASER GROUP. PURCHASER REPRESENTS TO SELLER GROUP (A) THAT PURCHASER HAS CONSULTED AN ATTORNEY CONCERNING THIS AGREEMENT OR, IF IT HAS NOT CONSULTED AN ATTORNEY, THAT PURCHASER WAS PROVIDED THE OPPORTUNITY AND HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO AND (B) THAT PURCHASER FULLY UNDERSTANDS ITS OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Notices. Any notice, request, instruction, correspondence, or other document to be given hereunder by any Party to another (herein collectively called “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt or mailed by certified mail, postage prepaid and return receipt requested, facsimile transmission or other e-mail transmission following appropriate confirmation of receipt by return e-mail, including an automated confirmation of receipt, as follows:

To Sellers:	Noble Energy, Inc. 1001 Noble Energy Way Houston, Texas 77070
Attn: Chris Klawinski, Vice President, Business Development
Email: chris.klawinski@nblenergy.com

with a copy (that shall not constitute	Noble Energy, Inc.
Notice) to:	1001 Noble Energy Way
Houston, Texas 77070
Attn: John P. Zabaneh, Sr. Attorney
Email: john.zabaneh@nblenergy.com

with a copy (that shall not constitute	Vinson & Elkins LLP
Notice) to:	1001 Fannin, Suite 2500
Houston, Texas 77002-6760
Attn: Bryan Edward Loocke
Email: bloocke@velaw.com

To Purchaser:	Black Stone Minerals Company, L.P.
1001 Fannin Street, Suite 2020
Houston, Texas 77002
Attn: Holbrook Dorn
Email: HDorn@blackstoneminerals.com

with a copy (that shall not constitute	Porter Hedges LLP
Notice) to:	1000 Main Street, 36th Floor
Houston, Texas 77002
Attn: James T. Thompson
Email: jthompson@porterhedges.com

Notice given by personal delivery or courier shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Section 12.2 Governing Law. This Agreement and the documents delivered pursuant hereto and the legal relations between the Parties shall be governed by, construed, and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction; provided, however, with respect to conveyancing matters as to any Mineral Interest or Surface Interest, the Laws of the state where such Mineral Interest or Surface Interest is located shall control.

Section 12.3 Venue and Waiver of Jury Trial.

(a) Except as to any dispute, controversy, matters, or claim arising out of or in relation to or in connection with the calculation or determination of the Adjusted Purchase Price pursuant to Section 2.4, Section 2.4, Section 2.6 or Section 2.7 (which shall be resolved exclusively in accordance with Section 2.5(b)), or the scope, interpretation, and effect of this Article 12, any dispute, controversy, matter or claim between the Parties (each, subject to such exceptions, a “Dispute”), that cannot be resolved among the Parties, will be instituted exclusively in the courts of the State of Texas in and for Harris County or the United States District Court or the Texas State District Court located in Houston, Texas and each Party hereby irrevocably consents to the exclusive jurisdiction in connection with any Dispute, litigation or proceeding arising out of this Agreement or any of the transactions contemplated thereby. All Disputes between the Parties to this Agreement and the transactions contemplated hereby shall have exclusive jurisdiction and venue only in the courts of the State of Texas in and for Harris County or the United States District Court or the Texas State District Court located in Houston, Texas. Each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any litigation or proceeding in the foregoing courts. Each Party agrees that any and all process directed to it in any such proceeding or litigation may be served upon it outside of the State of Texas with the same force and effect as if such service had been made within the State of Texas in and for Harris County or the United States District Court or the Texas State District Court located in Houston, Texas.

(b) EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LITIGATION, ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

Section 12.4 Headings and Construction. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit, or aid in the construction of any term or provision hereof. The rights and obligations of each Party shall be determined pursuant to this Agreement. Sellers and Purchaser have each had the opportunity to exercise business discretion in relation to the negotiation of the details and terms of the transaction contemplated hereby. This Agreement is the result of arm’s length negotiations from equal bargaining positions. It is the intention of the Parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting Party), and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof, it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby and to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

Section 12.5 Waivers. Any failure by any Party to comply with any of its obligations, agreements, or conditions herein contained may be waived by the Party to whom such compliance is owed by the application of the express terms hereof by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No course of dealing on the part of any Party or its respective officers, employees, agents, or representatives and no failure by any Party to exercise any of its rights under this Agreement shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. Except as otherwise expressly provided herein, no waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification of, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein. The rights of each Party under this Agreement shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise by such Party of any other right.

Section 12.6 Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable and should any terms or provisions, in whole or in part, be held invalid, illegal, or incapable of being enforced as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion. Upon such determination that any term or provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 12.7 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be null and void. Unless expressly agreed to in writing by the Parties, no permitted assignment of any Party’s rights or duties that is subject to the consent of the other Party shall relieve or release the assigning Party from the performance of such Party’s rights or obligations hereunder and such assigning Party shall be fully liable to the other Party for the performance of all such rights and duties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

Section 12.8 Entire Agreement. This Agreement, the exhibits and schedules attached hereto and the other Transaction Documents constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER THAT THE INCLUSION IN ANY OF THE SCHEDULES AND EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 12.8.

Section 12.9 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by Purchaser and each Seller and expressly identified as an amendment or modification.

Section 12.10 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Purchaser and Sellers to any claim, cause of action, remedy, or right of any kind, except the rights expressly provided to the Persons described in Section 6.3, Section 6.7, and Section 11.5(b), in each case, only to the extent such rights are exercised or pursued, if at all, by Sellers or Purchaser acting on behalf of such Person (which rights may be exercised in the sole discretion of the applicable Party hereunder). Notwithstanding the foregoing: (a) the Parties reserve the right to amend, modify, terminate, supplement, or waive any provision of this Agreement or this entire Agreement without the consent or approval of any other Person (including any Indemnified Person) and (b) no Party hereunder shall have any direct liability to any permitted Third Party beneficiary, nor shall any permitted Third Party beneficiary have any right to exercise any rights hereunder for such Third Party beneficiary’s benefit except to the extent such rights are brought, exercised, and administered by a Party or its successors and permitted assigns hereto in accordance with Section 11.5(b).

Section 12.11 Limitation on Damages. Notwithstanding anything to the contrary contained herein, NO PERSON SHALL BE ENTITLED TO LOST PROFITS, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF PURCHASER AND SELLERS, FOR ITSELF AND ON BEHALF OF THEIR RESPECTIVE MEMBERS OF THE PURCHASER GROUP AND SELLER GROUP, RESPECTIVELY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO LOST PROFITS, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN LOSS OF PROFITS, CONSEQUENTIAL DAMAGES, OR PUNITIVE DAMAGES SUFFERED BY ANY THIRD PARTY FOR WHICH RESPONSIBILITY IS ALLOCATED AMONG THE PARTIES UNDER THE TERMS HEREOF.

Section 12.12 Deceptive Trade Practices Act. Purchaser certifies that it is not a “consumer” within the meaning of the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, (as amended, the “DTPA”). Purchaser covenants, for itself and for and on behalf of any successor or assignee, that if the DTPA is applicable to this Agreement, (a) Purchaser is a “business consumer” as that term is defined in the DTPA, (b) AFTER CONSULTATION WITH ATTORNEYS OF PURCHASER’S OWN SELECTION, PURCHASER HEREBY VOLUNTARILY WAIVES AND RELEASES ALL OF PURCHASER’S RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO SELLERS AND SELLERS’ SUCCESSORS AND ASSIGNS AND (c) PURCHASER SHALL DEFEND AND INDEMNIFY THE SELLER GROUP FROM, AND AGAINST ANY AND ALL CLAIMS OF OR BY ANY MEMBER OF THE PURCHASER GROUP OR ANY OF THEIR SUCCESSORS AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES BASED IN WHOLE OR IN PART ON THE DTPA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Section 12.13 Time of the Essence; Calculation of Time. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date that is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 12.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf, or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

SELLERS:

NOBLE ENERGY, INC.

By:	/s/ Chris Klawinski
Name:	Chris Klawinski
Title:	Vice President

NOBLE ENERGY US HOLDINGS, LLC

By:	/s/ Chris Klawinski
Name:	Chris Klawinski
Title:	Vice President

NOBLE ENERGY WYCO, LLC

By:	/s/ Chris Klawinski
Name:	Chris Klawinski
Title:	Vice President

ROSETTA RESOURCES OPERATING LP

By: Rosetta Resources Operating GP, LLC, Its General Partner

By:	/s/ Chris Klawinski
Name:	Chris Klawinski
Title:	Vice President

Signature Page to Purchase and Sale Agreement

PURCHASER:

BLACK STONE MINERALS COMPANY, L.P. By: BSMC GP, L.L.C., its general partner

By:	/s/ Holbrook Dorn
Name:	Holbrook Dorn
Title:	Senior Vice President, Business
Development

Signature Page to Purchase and Sale Agreement

Exhibit E

FORM OF VCOC Letter

Exhibit E-1

VCOC Management Rights Letter

BLACK STONE MINERALS, L.P.

1001 Fannin Street, Suite 2020

Houston, Texas 77002

November [•], 2017

Mineral Royalties One, L.L.C.

520 Madison Avenue

41st floor

New York, New York 10022

Dear Sir/Madam:

Reference is made to the First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P. (the “Partnership”), dated as of May 6, 2015, as amended on April 15, 2016 and November [•], 2017 (the “Partnership Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Partnership Agreement.

The Partnership hereby agrees that for so long as Minerals Royalties One, L.L.C. (the “VCOC Investor”), directly or through one or more subsidiaries, continues to hold Partnership Interests, without limitation or prejudice of any the rights provided to the VCOC Investor under the Partnership Agreement, the Partnership shall:

•	provide the VCOC Investor or its designated representative with:

(i)	the right to visit and inspect any of the offices and properties of the Partnership and its subsidiaries and inspect and copy the books and records of the Partnership and its subsidiaries, all upon reasonable notice and at such reasonable times during normal business hours as the VCOC Investor shall reasonably request; and

(ii)	to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Partnership’s public disclosure thereof through applicable securities law filings or otherwise) and if requested, copies of all materials provided to the Partnership’s Board of Directors and copies of all materials provided to the board of directors of the Partnership’s subsidiaries;

•

make appropriate officers and directors of the Partnership, and its subsidiaries, available periodically and at such times during normal business hours as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Partnership and its subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation; and

•	provide the VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Partnership as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulation”).

Notwithstanding any provision herein, in no event shall the Partnership be required to provide copies of, or access to, any materials or information if the Partnership determines, upon advice of counsel, that doing so could create a conflict of interest, have an adverse effect on the attorney-client privilege, result in a breach of confidentiality obligations to third parties or otherwise have a detrimental effect on the Partnership or any of its affiliates.

The Partnership agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Partnership.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to (i) hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants; provided that such VCOC Investor shall be responsible for assuring such legal counsel’s or accountants’ compliance with the terms hereof) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure and (ii) comply with the restrictions of any trading blackout periods instituted by the Partnership with respect to its officers and directors that, in the reasonable judgement of the Partnership, relate to any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement.

In the event the VCOC Investor transfers all or any portion of its investment in the Partnership to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the opportunity to enter into an agreement with the Partnership providing such affiliated entity, while it is an affiliated entity, the same rights and subject to the same obligations with respect to the Partnership afforded to and required of the VCOC Investor hereunder if and to the extent necessary for such affiliated entity to qualify its investment in the Partnership as a “venture capital investment” for purposes of the Plan Asset Regulation.

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In the event the VCOC Investor reasonably determines that the above-mentioned rights do not satisfy the requirement of the management rights for the purpose of qualifying the VCOC Investor’s ownership of an interest in the Partnership as a venture capital investment for the purposes of the Plan Asset Regulation, the Partnership and the VCOC Investor shall reasonably cooperate in good faith to agree upon mutually satisfactory consultation rights that satisfy such regulation. The VCOC Investor acknowledges and agrees that it has made (and shall make) its own determination as to the satisfaction of requirements related to the Plan Asset Regulations and that it is not (and will not be) relying on the Partnership or any of its affiliates in making such determination.

The VCOC Investor’s rights under this letter agreement will expire upon such time as the VCOC Investor ceases to hold directly or indirectly (i) at least $25 million (based on the Series B Issue Price) of Series B Preferred Units acquired from the Partnership or (ii) at least $25 million (based on the fair market value of the Common Units) of Series B Conversion Units acquired upon conversion of Series B Preferred Units.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature page follows.]

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PARTNERSHIP:

BLACK STONE MINERALS, L.P.

By: Black Stone Minerals GP, L.L.C. its general partner

By:
Name:
Title:

[Signature Page to VCOC Management Rights Letter]

Agreed and acknowledged as of the date first above written:

VCOC INVESTOR:

MINERAL ROYALTIES ONE, L.L.C.

By:
Name:
Title:

[Signature Page to VCOC Management Rights Letter]